Exhibit 10.45

VOYA RETIREMENT PLAN

Amended and Restated
Effective January 1, 2018

VOYA RETIREMENT PLAN
As amended and restated effective as of January 1, 2018

Introduction

ING North America Insurance Corporation (now known as Voya Services Company) (the “Company”) assumed sponsorship of the ING Retirement Plan for Employees of Equitable Life Insurance Company of Iowa, as amended and restated as of January 1, 2000, effective on or about December 14, 2001. Equitable Life Insurance Company of Iowa, a subsidiary of the Company, established the Equitable Life Insurance Company of Iowa Employees Retirement Plan, effective January 1, 1937. The name was changed to the ING Retirement Plan for Employees of Equitable Life Insurance Company of Iowa, effective January 1, 2000 (the “Plan”). The Plan was subsequently renamed the ING Americas Retirement Plan coincident with the Company assuming sponsorship of the Plan. The Plan has been amended several times since January 1, 2000. Throughout its history, the Plan has been maintained in compliance with applicable laws as in existence from time to time. Effective December 18, 2013, the Plan was renamed the “ING U.S. Retirement Plan,” and, effective September 1, 2014, further renamed the “Voya Retirement Plan.”
Effective as of December 31, 2001, each of the following plans was merged into the Plan:

•	ING Retirement Plan for Aetna Financial Services & Aetna International Employees (AFS Plan);

•	ING Retirement Plan for Employees of Life Insurance Company of Georgia and Its Affiliates (LOG Plan);

•	ING Retirement Plan for Employees of Security Life of Denver Insurance Company (SLD Plan);

•	Retirement Plan for Employees of ReliaStar Financial Corp. and Its Subsidiaries (ReliaStar Plan); and

•	Lexington Management Corporation Retirement Plan (Lexington Plan).
Effective as of January 1, 2004, employees of ING Financial Services LLC on December 31, 2003, who became employees of ING Investment Management LLC on January 1, 2004 and who were participants in the ING Financial Services LLC Retirement Plan (“Financial Services Plan”) on December 31, 2003, became fully Vested participants in the Plan.
Throughout the text, these plans together with other unnamed plans that were previously merged into one of the plans named above, are referred to, collectively, as the “Prior Plans” and, individually, as a “Prior Plan.”

The Plan was last restated effective September 15, 2017. The Plan is hereby amended and restated to incorporate a plan amendment dated December 20, 2017 and to make certain technical clarifications effective January 1, 2018.

Table of Contents

Page
ARTICLE 1 DEFINITIONS        1
1.1    Account        1
1.2    Account Balance        1
1.3    Accrued Benefit        1
1.4    Actuarial Equivalent or Actuarial Equivalence    1
1.5    Aeltus Participant        2
1.6    Affiliate        2
1.7    AFS Minimum Benefit        2
1.8    AFS Non-Specified Transition Participant    2
1.9    AFS Plan        2
1.10    AFS Specified Transition Participant    2
1.11    AFS Transition Participant        3
1.12    Applicable Interest Rate        3
1.13    Applicable Mortality Table        3
1.14    Benefit Commencement Date        3
1.15    Beneficiary        4
1.16    Benefit Service        4
1.17    Board        4
1.18    Break in Service        4
1.19    Cash Balance Pension Formula        5
1.20    Cash Balance Pension Formula Accrued Benefit    5
1.21    Cash Balance Transition Date        5
1.22    Citigroup        5
1.23    CitiStreet        5
1.24    Code        5
1.25    Committee or Committees        5
1.26    Company        5
1.27    Compensation        5
1.28    Controlled Group        7
1.29    Controlled Group Member        7
1.30    Covered Compensation        7
1.31    Delayed Retirement Date        7
1.32    Disability or Disabled        7
1.33    Domestic Partner        8
1.34    Disabled Vested Participant        8
1.35    Earliest Retirement Date        8
1.36    Early Retirement Date        8
1.37    Effective Date        8
1.38    EIC Plan        8
1.39    Eligible Employee        8

1.40    Employee        9
1.41    Employer        9
1.42    Employment        9
1.43    ERISA        9
1.44    Final Average Compensation        9
1.45    Final Average Pay Pension Formula    12
1.46    Final Average Pay Pension Formula Accrued Benefit    12
1.47    Financial Services Plan        12
1.48    Five-Year Break        12
1.49    Hours of Service        12
1.50    Immediate Annuity        14
1.51    Insurance Company        14
1.52    Insurance Contract        14
1.53    Interest Credit        14
1.54    Interest Credit Percentage        14
1.55    Leased Employee        14
1.56    Lexington Plan        14
1.57    LOG Field Force Plan        14
1.58    LOG Plan        14
1.59    Mergers        15
1.60    Net ING Benefit        15
1.61    Normal Form        15
1.62    Normal Retirement Age        15
1.63    Normal Retirement Date        15
1.64    Northern Plan        15
1.65    One-Year Break        15
1.66    Optional Form        15
1.67    Participant        15
1.68    Pay Credit        16
1.69    Plan        16
1.70    Plan Administrative Committee or PAC    16
1.71    Plan Administrator        16
1.72    Plan Investment Committee or PIC    16
1.73    Plan Year        16
1.74    Post-2001 Benefit        16
1.75    Prior Plan        16
1.76    Prior Plan Account Balance        16
1.77    Prior Plan Benefit        16
1.78    QPSA        16
1.79    ReliaStar Plan        16
1.80    Security-Connecticut Plan        16
1.81    SLD Plan        16
1.82    Social Security Retirement Age        16
1.83    Southland Plan        17
1.84    Spouse        17

1.85    State Street        17
1.86    Statutory Employee        17
1.87    Termination Date        17
1.88    TNIC Plan        17
1.89    Transferred CitiStreet Employee        17
1.90    Trust or Trust Fund        17
1.91    Trustee        18
1.92    USERRA        18
1.93    USLICO Plan        18
1.94    Vested        18
1.95    Vesting Service        18
1.96    Years of Benefit Service or Benefit Service    18
1.97    Years of Vesting Service or Vesting Service    20
ARTICLE 2 ELIGIBILITY        22
2.1    Eligibility        22
2.2    Participation Upon Reemployment    22
2.3    Leased Employees and Independent Contractors    23
2.4    Adoption of the Plan by an Affiliate    23
2.5    Transfers Among Affiliates        23
2.6    Transfers Between Statutory Employee and Employee Status    24
2.7    Participation Freeze        25
ARTICLE 3 RETIREMENT DATES AND BENEFITS    26
3.1    Normal Retirement        26
3.2    Delayed Retirement        29
3.3    Termination After Earliest Retirement Date    31
3.4    Termination Before Earliest Retirement Date    34
3.5    Disability Retirement        35
3.6    Benefits Upon Rehire        38
3.7    Cost-of-Living Increase        39
3.8    No Duplication of Benefits        39
3.9    Cash Balance Accounts; Pay and Interest Credits    40
ARTICLE 4 PAYMENT OF BENEFITS        42
4.1    Forms of Payment        42
4.2    Opportunity to Cash Out Annuity Benefit    46
4.3    Election Procedures        46
4.4    Effect of Death on Forms of Payment    47
4.5    Required Distribution Rules        48
4.6    Direct Rollover of Eligible Payments    48
4.7    Payment on Participant’s Behalf        49
4.8    Unclaimed Benefits        50

4.9    Correction of Mistakes        50
4.10    Retroactive Benefit Commencement Date    50
ARTICLE 5 PRERETIREMENT DEATH BENEFITS    52
5.1    Participant with Spouse or Domestic Partner    52
5.2    Unmarried Participant Without Domestic Partner    54
5.3    USERRA        55
ARTICLE 6 LIMITATIONS ON BENEFIT AMOUNTS AND TOP HEAVY PROVISIONS    56
6.1    Code Section 415 Limits        56
6.2    Restrictions on Benefits of Twenty-Five Highest-Paid Participants    60
6.3    Funding-Based Limitations        61
6.4    Top Heavy Rules        67
ARTICLE 7 CONTRIBUTIONS        70
7.1    Employer Contributions        70
7.2    Participant Contributions        70
7.3    Return of Contributions to the Employers    70
7.4    Actuarial Gains        70
ARTICLE 8 AMENDMENT, TERMINATION, MERGER    71
8.1    Amendment        71
8.2    Termination of the Plan        72
8.3    Merger        73
ARTICLE 9 ADMINISTRATION        74
9.1    Voya Financial Plan Administrative Committee and Voya Financial Plan     Investment Committee        74
9.2    Duties and Powers of the PAC        74
9.3    Duties and Powers of the PIC        77
9.4    Functioning of the Committees        78
9.5    Allocation and Delegation of Duties    78
9.6    Deemed Delegation of Duties and Powers    79
9.7    Payment of Expenses        79
9.8    Plan Expenses        79
9.9    Information to be supplied by a Participating Employer    79
9.10    Actuarial Determinations        80
9.11    Funding Policy        80
9.12    Electronic Communications        80
9.13    Indemnification        80
9.14    Trustees        80

9.15    Claims Procedure        81
ARTICLE 10 MEDICAL BENEFITS ACCOUNT    83
10.1    Establishment of Medical Benefits Account    83
10.2    No Qualified Transfers        84
10.3    Definitions        84
ARTICLE 11 MISCELLANEOUS        85
11.1    Headings; References        85
11.2    Construction        85
11.3    Qualification for Continued Tax-Exempt Status    85
11.4    Nonalienation        85
11.5    No Employment Rights        85
11.6    No Enlargement of Rights        85
11.7    Withholding for Taxes        85

v

ARTICLE 1
DEFINITIONS
As used in the Plan, the following words and phrases and any derivatives thereof will have the meanings set forth below unless the context clearly indicates otherwise. Definitions of other words and phrases are set forth in each of the applicable Appendices. Section references indicate sections of the main text of the Plan unless otherwise stated. The singular includes the plural and the plural the singular, whenever applicable.

1.1	Account means the Participant’s “cash balance account” established under Section 3.9 plus any similar account established under an applicable Appendix.

1.2	Account Balance means the balance, if any, credited under the terms of the Plan to the Participant’s Account as of the date of determination under the Plan.

1.3
Accrued Benefit means the monthly retirement benefit that the Participant has earned as of the date of determination, calculated under Article 3, which will be payable as of his or her Normal Retirement Date in the form of a single life annuity. For the Participant who remains in employment after his or her Normal Retirement Date, the Accrued Benefit is the amount calculated for him or her under Section 3.2(b) and/or (c). An Accrued Benefit may be either a Final Average Pay Pension Formula Accrued Benefit or a Cash Balance Pension Formula Accrued Benefit or, for a Participant who is employed with an Employer both before and after his or her Cash Balance Transition Date or has both a Final Average Pay Pension Formula Accrued Benefit and a Prior Plan Account Balance, the sum of his or her Final Average Pay Pension Formula Accrued Benefit and Cash Balance Pension Formula Accrued Benefit.

1.4	Actuarial Equivalent or Actuarial Equivalence means a benefit of equal value to other forms of benefit, using the following actuarial bases:

(a)
Lump Sums and Annuity Conversion. Actuarial Equivalence is computed on the basis of the Applicable Mortality Table and the Applicable Interest Rate for the Benefit Commencement Date (or other determination date) for the following purposes:

(i)	Calculating a lump-sum or lump-sum value of an Accrued Benefit;

(ii)	Converting an Account Balance to any annuity form of payment; and

(iii)	Converting a single life annuity into any other annuity form of payment.
The assumptions described in this Section 1.4(a) shall be applied to make any calculations described in this Section for benefits paid on or after January 1, 2012, without regard to when a Participant’s employment terminated.

For a Participant who has an Accrued Benefit under the Plan as of December 31, 2011, the retirement benefit paid in any optional payment form will not be less than the single life annuity calculated based solely on his or her Accrued Benefit in Appendix 1.4(a). Further, for a Participant who has a Prior Plan Benefit, if the actuarial assumptions under the applicable Prior Plan as described in Appendix 1.4(a) are different from the actuarial assumptions in this Section 1.4(a), the Plan will pay the larger of (1) the Participant’s Prior Plan Benefit converted to such optional form using the actuarial assumptions in effect as of December 31, 2001 to make such conversion under such Prior Plan, or (2) his or her Prior Plan Benefit converted to such optional form using the assumptions of this Section 1.4(a).
Notwithstanding any contrary provision, for distributions made after August 17, 2006, the present value of that portion of the Accrued Benefit for any Participant attributable to the Participant’s Account Balance is equal to that Participant’s Account Balance.

(b)
Determining Offset. For purposes of determining the offset for benefits paid under other plans under Section 3.1(d), the 1994 Group Annuity Mortality Static Table for Males for both a Participant and Beneficiary and an interest rate of 5.5% will apply.

(c)
Other Actuarial Equivalent Adjustments. For all other purposes, Actuarial Equivalence will be based on the 1994 Group Annuity Mortality Static Table for Males for both Participant and Beneficiary and an interest rate of 7.0%.

1.5	Aeltus Participant means each AFS Transition Participant who was employed by Aeltus Investment Management, Inc. and participated in the Financial Services Plan.

1.6
Affiliate means the Company and each Controlled Group Member. For purposes of the provisions for subsidiaries adopting the Plan under Section 2.4, Affiliate includes any corporation whose voting stock is at least 50% owned, directly or indirectly, by the Company or by another Affiliate.

1.7	AFS Minimum Benefit means for each AFS Transition Participant, the AFS Minimum Benefit described in Appendix 3.1(e).

1.8	AFS Non-Specified Transition Participant means an AFS Transition Participant who is other than an AFS Specified Transition Participant.

1.9	AFS Plan means the ING Retirement Plan for Aetna Financial Services & Aetna International Employees as in effect immediately prior to its merger into this Plan effective as of December 31, 2001.

1.10
AFS Specified Transition Participant means an AFS Transition Participant who on December 31, 2000 (1) had at least nine years of service (calculated as eight years and 22 weeks of service) and is less than 50 years of age, or (2) had at least five years of service (calculated as four years and 22 weeks of service) and is at least 50 years old and less than 62 years old.

1.11
AFS Transition Participant means each individual who (a) was an active participant in the Retirement Plan for Employees of Aetna Services, Inc. on December 31, 1998 and was not in pay status; (b) continued to be an active participant in the Retirement Plan for Employees of Aetna Services, Inc. on January 1, 1999; and (c) became an active participant in the AFS Plan on December 14, 2000 in accordance with the requirements set forth in Section 3.03 of the Employee Benefits Agreement between Aetna, Inc. and Aetna Healthcare, Inc. dated as of December 13, 2000. If an AFS Transition Participant terminates Employment and is subsequently reemployed as an Employee, he or she will not be an AFS Transition Participant for the period of service after reemployment. The term “active participant” means a participant (a) in active employment with an employer covered under the plan (a “covered employer”), (b) on an authorized leave of absence from a covered employer, (c) receiving benefits after December 31, 1976 under a long- term disability plan maintained by a covered employer, or (d) receiving 13 week salary continuation benefits from a covered employer or other periodic severance and salary continuation benefits.

1.12
Applicable Interest Rate means the applicable interest rate structure established by the Internal Revenue Service under Code Section 417(e)(3) in effect during August (the “lookback month”) before the beginning of the Plan Year that includes the Benefit Commencement Date or other determination date.

1.13
Applicable Mortality Table means the applicable mortality table established by the Internal Revenue Service from time to time under Code Section 417(e)(3) for the Plan Year that includes the Benefit Commencement Date or other determination date.

1.14
Benefit Commencement Date means for a benefit payable as an annuity, the first day of the first month for which a retirement benefit is payable as an annuity to the Participant under Articles 3 and 4, or a preretirement death benefit is payable as an annuity to the surviving Spouse or Domestic Partner under Article 5. If the benefit is payable in a lump sum, the Benefit Commencement Date is the first day of the calendar month in which payment will be made. A Participant or surviving Spouse or Domestic Partner may have more than one Benefit Commencement Date. A Participant (or surviving Spouse or Domestic Partner) may select their Benefit Commencement Dates as follows:

(a)
Cash Balance Pension Formula Accrued Benefit (Account Balance). A Participant (other than with respect to his or her Prior Plan Account Balance attributable to the AFS Plan, if any) may elect to receive his or her Account Balance in a lump-sum payment or an available annuity form determined as of the first day of any calendar month after his or her Termination Date. See Appendix

4.1(b) for provisions affecting a Participant’s entitlement to a limited lump-sum payment from his or her Prior Plan Account Balance attributable to the AFS Plan. See Section 4.1 regarding the forms of annuity available to a Participant prior to and after his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35).

(b)
Final Average Pay Pension Formula Accrued Benefit. The Participant may elect to receive the benefit attributable to the Final Average Pay Pension Formula or after his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35). If he or she elects early retirement, the Plan will apply the early commencement reduction factors described in Section 3.3(b) or Section 3.4(b), as applicable, to his or her Final Average Pay Pension Formula Accrued Benefit.

(c)
Effect on QPSA. The Benefit Commencement Date is the ending date for entitlement to the QPSA or other preretirement survivor benefit, and the beginning date for entitlement to the postretirement survivor benefit. The surviving Spouse or Domestic Partner of the Participant who received his or her Account Balance in a lump sum or annuity and died before the Benefit Commencement Date for his or her Final Average Pay Pension Formula Accrued Benefit, will receive a QPSA based on the Final Average Pay Pension Formula Accrued Benefit under Section 5.1. The surviving Spouse’s or Domestic Partner’s right to select a Benefit Commencement Date for the QPSA is described in Section 5.1(d).

(d)
Prior Plan Benefit, AFS Minimum and Net ING Benefit. Each Participant who was a participant in a Prior Plan may elect to receive his or her Vested Prior Plan Benefit or AFS Minimum Benefit at any time such benefit was available to such Participant under the applicable Prior Plan to the extent required by law. See Appendix 3.3(a) for a description of Earliest Retirement Dates under Prior Plans. If the Participant has reached his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35), the Net ING Benefit must be paid at the same time as his or her Prior Plan Benefit or AFS Minimum Benefit excluding any portion that has been paid as a lump-sum payment or if his or her Prior Plan Benefit or AFS Minimum Benefit is paid before attaining age 55, at his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35).

1.15
Beneficiary means the Participant’s surviving Spouse or Domestic Partner on the date of death. If a Participant does not have a Spouse or Domestic Partner or the Participant’s Spouse has consented to another Beneficiary for an optional form of benefit that permits a non-Spouse beneficiary, his or her Beneficiary is the person designated as such on the most recent beneficiary designation form or benefit election form, as applicable, or if no such person or persons has been named, his or her Beneficiary shall be his or her estate. To be effective, the designation of a non-Spouse/non-Domestic Partner beneficiary must be on file with the Plan Administrator on the date of death. A Participant may not change his or her Beneficiary after his or her Benefit Commencement Date. A Participant may

designate a non-Domestic Partner Beneficiary without the consent of his or her Domestic Partner.

1.16	Benefit Service is defined in Section 1.96.

1.17	Board means the Board of Directors of the Company.

1.18	Break in Service See Section 1.48 Five-Year Break and Section 1.65 One-Year Break.

1.19	Cash Balance Pension Formula means the pension formula that derives an Accrued Benefit (or portion thereof) by reference to the Participant’s Account.

1.20
Cash Balance Pension Formula Accrued Benefit means the retirement benefit attributable to the Cash Balance Pension Formula, when expressed as a single life annuity starting as of the Participant’s Normal Retirement Date (or as of the first day of the month following the determination date if the determination date is after the Participant’s Normal Retirement Date), calculated under Section 3.1(c) or an applicable Appendix.

1.21
Cash Balance Transition Date means, with respect to any Participant who is accruing a benefit under the Final Average Pay Pension Formula as of December 31, 2011, and continues as an Eligible Employee after such date, whichever of (a) or (b) produces the greater Accrued Benefit for the Participant:

(a)	December 31, 2011; or

(b)	The earlier of December 31, 2013, or the date the Participant ceases to be an Eligible Employee (if on or after January 1, 2012 and prior to January 1, 2014).
With respect to any Participant who accrued a benefit under the Final Average Pay Pension Formula prior to January 1, 2012, but who was not accruing a benefit as of December 31, 2011, because he or she was not then an Eligible Employee, and who again becomes an Eligible Employee on or after January 1, 2012, his or her Cash Balance Transition Date is the date he or she ceased to accrue any additional benefit under the Final Average Pay Pension Formula prior to January 1, 2012.

1.22	Citigroup means Citigroup LLC.

1.23	CitiStreet means CitiStreet LLC, which was acquired by Lion Connecticut Holdings Inc. on July 1, 2008.

1.24
Code means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, or any successor statute and, if an amendment to the Code renumbers a section of the Code referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered.

1.25	Committee or Committees means either or both of the Plan Administrative Committee and the Plan Investment Committee, as the context may require.

1.26	Company means Voya Services Company, a Delaware corporation, and any successor in interest thereto. Prior to September 1, 2014, the name of the Company was ING North America Insurance Corporation.

1.27	Compensation.

(a)
Accrued Benefit and Pay Credits. For purposes of calculating each Participant’s Accrued Benefit (including for purposes of calculating Pay Credits her base pay, overtime, commissions, sales bonuses or commissions, short-term incentive awards, performance-based spot bonuses, shift differential, any paid time off (PTO) payment included in a Participant’s paycheck for his or her last pay period of active employment, and education or training related bonuses (such as Life Office Management Association or actuarial bonuses) paid by an Employer and any deferrals excluded from his or her income under Code Sections 125, 132(f)(4) and 401(k) and that is paid through the Employer’s payroll system. All other items of compensation are excluded including, but not limited to, any compensation deferred under a nonqualified deferred compensation plan either at the time deferred or at the time it is paid, stock-based compensation, business allowances (except as specifically described in the preceding sentences of this definition), stay bonuses, sign-on bonuses, temporary cost of living adjustments, long-term incentive awards, employer contributions to any retirement or welfare plan, and any severance or salary continuation payments or benefits, and compensation not paid through the Company’s U.S. payroll system.

(b)
Military Service. For the Participant who resumes Employment after a period of unpaid military leave covered by the USERRA, the Plan will impute Compensation in the amount he or she would have received if he or she had remained in active Employment, based on his or her base rate of pay in effect when he or she began his or her leave and taking into account any salary adjustment and/or promotion he or she would have received during the period of military leave, or if that pay rate cannot be determined with certainty, the Plan will treat him or her as having Compensation equal to the amount he or she received during the 12-month period immediately preceding his or her leave, or during the entire period of his or her Employment if shorter than 12 months.

Effective January 1, 2009, a Participant receiving a differential wage payment (as described in Code Section 414(u)(12)) shall be treated as an Employee of the Employer making the differential wage payment for purposes of this Plan and the differential wage payment shall be treated as Compensation.

(c)
Statutory Limit. Beginning with the 2002 Plan Year, each Participant’s Compensation will be limited to $200,000 (as indexed under Code Section 401(a)(l7)) for each Plan Year for all purposes under the Plan.

(d)
Compensation from Affiliate. Compensation paid by an Affiliate or other entity that is not an Employer or paid by an Affiliate before the Affiliate adopted this Plan will not be treated as Compensation. Also excluded is any compensation that is not paid through the Company’s U.S. payroll system.

(e)
Transferred CitiStreet Employees. Effective July 1, 2008, a Transferred CitiStreet Employee who is a Participant in the Plan shall have his or her Compensation for 2008 determined by taking into account the compensation paid for the period July 1, 2008 through December 31, 2008, irrespective of whether such amount was paid through the transition payroll services provided by Citigroup for the period July 1, 2008 through September 31, 2008, or by the Company’s payroll administrator. Amounts paid prior to July 1, 2008 by Citigroup or State Street to Transferred CitiStreet Employees shall be disregarded for all purposes of the Plan. Subsequent to December 31, 2008, a Transferred CitiStreet Employee’s Compensation shall be determined pursuant to the foregoing provisions of this Section 1.27.

1.28	Controlled Group means all of the Employers and the Controlled Group Members.

1.29
Controlled Group Member means with respect to an Employer (a) each member of the group of corporations under at least 80% common control by or with the Employer, within the meaning of Code Section 414(b); (b) each incorporated or unincorporated trade or business under common control with the Employer, within the meaning of Code Section 414(c); (c) each organization that is within an affiliated service group with the Employer, within the meaning of Code Section 414(m); and (d) any entity required to be aggregated with the Employer under Code Section 414(o).

1.30
Covered Compensation means the average of the contribution and benefit bases in effect under Section 230 of the Social Security Act for each year in the 35-year period ending with the year in which the Participant reaches Social Security Retirement Age, except that (a) for the Participant who terminates Employment before Social Security Retirement Age, Covered Compensation will be determined by assuming no increases in the contribution and benefit basis after the most recent calendar year of the applicable averaging period used in determining his or her Final Average Compensation, and (b) for the Participant who terminates Employment after Social Security Retirement Age, Covered Compensation will be frozen in the year in which he or she reached Social Security Retirement Age. Covered Compensation before the beginning of the 35 year period is the Social Security Wage Base for the Plan Year. For a Participant who is a nonresident alien described in Section 1.39(d)(ii), Covered Compensation will mean the Covered Compensation he or she would have had if he or she were covered under the Social Security Act. For a Participant whose Final Average Compensation is calculated and frozen as of his or her Cash Balance Transition Date, Covered Compensation also will be calculated and frozen as of such date.

1.31	Delayed Retirement Date means the first day of the month on or after the date a Participant who continues Employment after his or her Normal Retirement Date actually terminates his or her Employment.

1.32
Disability or Disabled means a medically determinable physical or mental impairment that prevents the Participant from engaging in any substantial gainful activity, is reasonably expected to result in death or to be of long continued and indefinite duration, and has qualified him or her for long-term disability benefits under his or her Employer’s group long-term disability plan (or would qualify him or her for such benefits if he or she were covered under his or her Employer’s group long-term disability plan). For purposes of this Plan, the date of a Participant’s Disability shall be his or her Termination Date resulting from such Disability (and not the date on which the determination of Disability is made). However, if an Eligible Employee is on a short-term disability leave as of December 31, 2011 and is continuously on such leave until he or she has a Termination Date on or after January 1, 2012 resulting from the same Disability, the date of his or her Disability is deemed to occur prior to January 1, 2012 for purposes of Section 3.5.

1.33
Domestic Partner means an individual who is not a Spouse and who is identified by the Participant either on a form provided for this purpose by a Participating Employer or under a State registration program as his or her partner. Such designation must be on file with the Plan Administrator or the State at the time of the Participant's death to be effective.

1.34
Disabled Vested Participant means a Participant who incurs a Disability after December 31, 2001 (or after December 31, 1999 for participants in the LOG Plan (other than the Field Force, as defined in the LOG Plan), the SLD Plan or this Plan), and prior to January 1, 2012, provided that he or she is Vested.

1.35
Earliest Retirement Date means for each Participant the first day of the month coincident with or following the month in which the Participant has reached age 55, completed sufficient Vesting Service to be Vested and has incurred a Termination Date.

Notwithstanding the foregoing, a Participant’s earliest retirement date for his Prior Plan Benefit is his earliest retirement date as determined under the terms of the applicable Prior Plan in effect on December 31, 2001. See Appendix 3.3(a) for special timing rules for Prior Plan Benefits.

1.36
Early Retirement Date means for each Participant the first day of the month on or after his or her Earliest Retirement Date and before his or her Normal Retirement Date on which he or she actually commences his or her benefit payments under the Plan.

1.37
Effective Date means for purposes of the original effective date of the Plan, January 1, 1937 and for purposes of this amendment and restatement January 1, 2018, unless otherwise specifically noted. The rights of any Employee who terminated before the effective dates of the various amended provisions set forth in this document will be determined under the provisions of the Plan or the applicable Prior Plan as in effect on the Employee’s Termination Date, except as expressly set forth herein.

1.38
EIC Plan means this Plan as in effect immediately prior to the merger of the AFS Plan, the Lexington Plan, the LOG Plan, the ReliaStar Plan, and the SLD Plan into this Plan effective as of December 31, 2001.

1.39
Eligible Employee means each Employee other than an Employee who is (a) a member of a unit of employees covered by a collective bargaining agreement between an employee representative and an Employer, unless otherwise provided in the agreement or agreed to by the Employer and the union, (b) an individual who is classified on the payroll of an Employer as a “temporary” employee, (c) prior to January 1, 2012, a part-time Employee who is not credited with at least 1,000 Hours of Service per year, (d) a nonresident alien receiving no earned income for the performance of services from an Employer or a Controlled Group Member that constitutes earned income from sources within the United States, unless (i) a certificate of coverage has been filed with the Social Security Administration on behalf of the individual under Section 233 of the Social Security Act, or (ii) the Employee has been designated as an Eligible Employee by an Employer and is paid through the U.S. payroll of the Employer, (e) an employee whose principal worksite is outside the U.S., unless the Employee is paid through the U.S. payroll of an Employer, (f) an Employee of a Controlled Group Member who is seconded to an Employer and is not paid through a U.S. payroll of an Employer, and (g) Statutory Employees.

An individual is not an Eligible Employee after his or her Termination Date. However, a Disabled Vested Participant will be deemed to continue as an Eligible Employee for so long as he or she remains Disabled, or until his or her Early Retirement Date or Normal Retirement Date, if earlier.

1.40	Employee means an individual who (a) is regularly employed by an Employer as a common-law employee, and (b) has FICA taxes withheld by an Employer.
Under no circumstances will the following individuals be treated as an Employee even if such individuals are treated as “employees” of an Employer as a result of common law principles or the Leased Employee rules under Code Section 414(n): an individual who performs services for an Employer, but who is not classified as an employee on the payroll of such Employer and with respect to whom no FICA taxes are withheld by such Employer, for example, a Leased Employee. Further, if an individual performing services for an Employer is retroactively reclassified as a “common law employee” of an Employer for any reason (except voluntarily by the Employer to correct an inadvertent payroll classification error), such reclassified individual shall not be treated as an Employee for any period prior to the actual date (and not the effective date) of such reclassification.

1.41	Employer means the Company and each Affiliate that adopts the Plan.

1.42	Employment means the period during which an Employee is employed by an Employer.

1.43
ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder, or any successor statute and, if an amendment to ERISA renumbers a section of ERISA referred to in this Plan, any such reference to such section automatically shall become a reference to such section as renumbered.

1.44	Final Average Compensation. The Plan will calculate Final Average Compensation as follows:

(a)
Five Whole Calendar Years of Benefit Service. For the Participant who completes an Hour of Service with the Company on or after January 1, 2009 and has completed five whole calendar years of Benefit Service, Final Average Compensation is the average of his or her Compensation for the five consecutive whole calendar year period of Benefit Service during his or her final consecutive whole calendar years of Benefit Service (through his or her Cash Balance Transition Date) that produces the highest average, up to a maximum of 20 years; provided, however, that for Participants who do not complete an Hour of Service with the Company on or after January 1, 2009, his or her Final Average Compensation shall be determined by using Final Average Compensation as defined in the Plan as in effect at the Participant’s Termination Date. If the Participant has not completed at least the number of consecutive whole calendar years of Benefit Service as then in effect, the largest number of consecutive whole calendar years of Benefit Service will be substituted for the number of years (up to 20) in the first sentence of this Section 1.44(a). For purposes of determining the number of years to be used to determine a Participant’s Final Average Compensation, beginning on January 1, 2009, one year shall be added to the number ten until the number reaches 20, with ten years being used for any Participant retiring during the 2009 Plan Year. No additional years shall be added to ten pursuant to the prior sentence for any period after the Participant’s Cash Balance Transition Date. By way of example only, a Participant retiring in 2009 shall have his or her Final Average Compensation determined as the highest five consecutive years out of the past ten years; a Participant retiring in 2010 shall have his or her Final Average Compensation determined as the highest five consecutive calendar years out of the past 11 years, and for a Participant retiring in 2011, his or her Final Average Compensation shall be determined using the highest five consecutive calendar years out of the past 12 years.

(b)
Less Than Five Whole Calendar Years of Benefit Service. For the Participant who has completed at least one but has not completed five whole calendar Years of Benefit Service (through his or her Cash Balance Transition Date), Final Average Compensation is the average of his or her Compensation for the largest number of consecutive whole calendar years of Benefit Service.

(c)
With No Whole Calendar Years of Benefit Service. For a Participant who has not completed at least one whole calendar Year of Benefit Service (through his or her Cash Balance Transition Date), Final Average Compensation is the average of his or her Compensation (actual, not annualized) for the largest number of consecutive Years of Benefit Service.

(d)
Whole Calendar Year. Except as provided in Section 1.44(c), a Participant must be an Employee for the entire calendar year in order to have that calendar year taken into account for purposes of Final Average Compensation. The year in which a Participant terminates employment shall be considered a complete calendar year if the Termination Date is December 31 (or the last business day of the year if December 31 falls on a Saturday, Sunday or holiday).

(e)	Termination and Rehire. The Plan will calculate and freeze each Participant’s Final Average Compensation as of his or her Termination Date.

(i)
If a terminated Participant (whether Vested or nonvested) is rehired before January 1, 2009, and before incurring a One-Year Break, the Plan will compute his or her Final Average Compensation as if the termination had not occurred.

(ii)
If a Vested terminated Participant is rehired before January 1, 2009 and after a One-Year Break, the Plan will not recalculate his or her Final Average Compensation until he or she has completed five consecutive Years of Benefit Service following his or her rehire date.

(iii)
If a non-Vested terminated Participant is rehired before January 1, 2009, after a One-Year Break and before a Five-Year Break, the Plan will not recalculate his or her Final Average Compensation until he or she has completed five consecutive Years of Benefit Service following his or her rehire date. The Final Average Compensation shall be based on his or her largest number (not in excess of five) of completed whole calendar years of Benefit Service (whether or not consecutive) completed prior to his or her termination.

(iv)
If a non-Vested terminated Participant is rehired before January 1, 2009 and after a Five-Year Break, the Plan will treat the Participant as a new employee as of his or her rehire date in accordance with Section 2.2(b)(ii).

(v)
If a terminated Participant (whether Vested or non-Vested) is rehired after December 31, 2011, he or she will participate in the Cash Balance Pension Formula following rehire, and no adjustment will be made to his or her Final Average Compensation used to calculate his or her Final Average Pay Pension Formula Accrued Benefit for Benefit Service prior to January 1, 2012.

(f)
Retroactive Application of EGTRRA Limits. The limitations of Code Section 401(a)(17) as amended by the Economic Growth Tax Relief and Reconciliation Act of 2001 (“EGTRRA”) (as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B)) will be applied to years prior to 2002 for purposes of determining Final Average Compensation only for those Participants who complete an Hour of Service as an Eligible Employee after December 31, 2001. However, the average compensation used in determining any frozen grandfathered benefit accrued prior to 2002 will not be recalculated except as described in this Section 1.44(f). If a Participant’s benefit is indexed based on a ratio of his or her Final Average Compensation in some prior year and his or her Final Average Compensation as of his or her Termination Date which is after 2001, the numerator of the ratio will be determined by applying the limitation in Code Section 401(a)(17) as amended by EGTRRA ($200,000) retroactively, but the denominator of the ratio will be limited based on Code Section 401(a)(17) limitations as in effect for such prior year.

(g)
After Cash Balance Transition Date. Notwithstanding any contrary provision, if a Participant accrued a retirement benefit under the Final Average Pay Pension Formula prior to January 1, 2012, the Plan will calculate and freeze his or her Final Average Compensation as of his or her Cash Balance Transition Date (the Participant will cease to be credited with Benefit Service under the Final Average Pay Pension Formula for periods after his or her Cash Balance Transition Date), and no adjustments will be made to any Participant’s Final Average Compensation under this Section 1.44 after his or her Cash Balance Transition Date.

1.45
Final Average Pay Pension Formula means the pension formula that derives an Accrued Benefit (or portion thereof) by reference to the Participant’s Final Average Compensation, Benefit Service and other variables as described in Section 3.1(b), including his or her Prior Plan Benefit to the extent based on a pension formula other than a Cash Balance Pension Formula.

1.46
Final Average Pay Pension Formula Accrued Benefit means the retirement benefit attributable to the Final Average Pay Pension Formula, when expressed as a single life annuity starting as of the Participant’s Normal Retirement Date (or as of the first day of the month following the determination date if the determination date is after the Participant’s Normal Retirement Date), calculated under Section 3.1(b) or an applicable Appendix.

1.47
Financial Services Plan means the ING Financial Services LLC Retirement Plan as in effect prior to (a) January 1, 2003, for those Participants who were employees of Aeltus Investment Management, Inc., who participated in the AFS Plan prior to January 1, 2002 and who became Participants in this Plan as of January 1, 2003, or (b) January 1, 2004 for those Participants who were employees of ING Financial Services LLC and who became Participants in this Plan as of January 1, 2004.

1.48	Five-Year Break means five consecutive One-Year Breaks.

1.49	Hours of Service means the following hours that are credited for vesting purposes, eligibility purposes prior to January 1, 2012, and benefit accrual under the Final Average Pay Pension Formula.

(a)	Periods of Credit. Hours of Service will be credited for the following:

(i)	Working Time. Each hour for which the Employee is paid or entitled to payment by an Employer for the performance of duties.

(ii)
Paid Time Off. Each hour for which the Employee is paid or is entitled to payment by an Employer on account of a period of time during which no duties are performed due to vacation, holiday, illness, incapacity, layoff, jury duty, military duty, or leave of absence, whether or not his or her Employment has terminated.

(iii)	Back Pay. Each hour for which back pay, without regard to mitigation of damages, is either awarded or agreed to by an Employer.

(iv)	Disability. Each hour for which the Employee is Disabled.

(b)	Periods of No Credit. Hours of Service will not be credited for the following:

(i)
Unpaid Time Off. Periods during which the Employee is neither paid nor entitled to payment from his or her Employer, except that the Plan will credit up to 501 hours for a single continuous period during which no duties are performed because of a parental or Family and Medical Leave Act of 1993 (“FMLA”) leave described in Section 1.49(d), or an approved leave described in Section 1.97(f) relating to Vesting Service.

(ii)
Statutory Payments. Hours for which payment is made or due under a plan maintained solely for the purpose of complying with workers compensation, unemployment compensation, or disability insurance laws.

(iii)	Double Back Pay. Back pay where credit has already been given for the hours to which the back pay relates.

(iv)	Medical Expenses. A payment that solely reimburses an Employee for medical or medically related expenses incurred by him or her.

(v)
Paid Time Off. An Employee will not receive credit for Compensation paid for unused paid time off accrued as of his or her Termination Date unless it is included in his or her last paycheck from his or her Employer as an active Employee.

(c)
Crediting Hours of Service. Hours of Service will be credited to the Plan Year in which the duties to which they relate are performed, or the period when no duties are performed, as applicable. The Plan will use payroll records to determine Hours of Service for each Employee for whom the Employer records actual hours worked. For the Employee for whom the Employer does not record actual hours worked, the Plan will credit the hours for each payroll period in which he or she works at least one Hour of Service or for which he or she receives any Compensation in accordance with the following based on the payroll schedule of the Employee: 45 Hours of Service for each weekly payroll period; and 95 Hours of Service for each semi-monthly payroll period.

(d)
Parental or FMLA Leave. The Plan will treat as Hours of Service periods during which an Employee is absent from work by reason of a parental leave (caused by pregnancy, child birth, child adoption, and/or child care immediately following birth or adoption) or a leave protected under the FMLA. The number of Hours of Service credited to the Employee will be the number of hours that would have been credited if the absence had not occurred, or if such number cannot be determined, then eight Hours of Service will be credited for each day of the absence, but in no event will the total number of such Hours of Service exceed 501. Such Hours of Service will be credited to the Plan Year in which the absence begins only to the extent that credit is necessary to achieve 1,000 Hours of Service in that Plan Year; otherwise, credit will be given in the immediately following Plan Year provided the leave extends into that Plan Year. No credit will be given under this Section unless the Employee timely provides to the Plan Administrator all information reasonably required to establish that the absence is for a reason described in this Section, and the number of days of absence attributable to such reason.

(e)
Transfers. The Plan will grant Hours of Service for vesting credit only to each Employee for a period of service with any nonparticipating Controlled Group Member in accordance with Section 2.5 while he or she was performing service for that Controlled Group Member.

(f)
Leased Employees. Leased Employees will be treated as Employees to the extent required under Code Section 414(n), and if a Leased Employee becomes an Employee, the Plan will give him or her vesting credit for Hours of Service for the period when he or she worked as a Leased Employee, as if he or she had been an Employee during that period as described in Section 2.3.

1.50	Immediate Annuity means an annuity payable in the Normal Form as of a Benefit Commencement Date that precedes the Participant’s Earliest Retirement Date.

1.51	Insurance Company means one or more insurance carriers that the Company may select from time to time to administer any Insurance Contracts that are part of the Trust.

1.52
Insurance Contract means any group term life insurance policy or any other contract or policy (including riders, endorsements and supplemental agreements) issued by an Insurance Company, in which Plan assets are invested.

1.53	Interest Credit means the amount credited to the Participant’s Account for each Plan Year, as described in Section 3.9(c) or Appendix 3.1(b)(ii).

1.54
Interest Credit Percentage means the interest rate used to calculate Interest Credits for each Plan Year, which rate is the annual rate of interest on 30-year U.S. Treasury constant maturity securities as published in the Federal Reserve Statistical Release H.15 for the month of August preceding the applicable Plan Year.

1.55
Leased Employee means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the recipient’s primary direction or control.

1.56	Lexington Plan means the Lexington Management Corporation Retirement Plan as in effect immediately prior to its merger into this Plan effective as of December 31, 2001.

1.57	LOG Field Force Plan means that part of the LOG Plan that provided benefits to Field Force personnel.

1.58
LOG Plan means the ING Retirement Plan for Employees of Life Insurance Company of Georgia and Its Affiliates as in effect immediately prior to its merger into this Plan effective as of December 31, 2001.

1.59	Mergers means the merger of the AFS Plan, the Lexington Plan, the LOG Plan, the ReliaStar Plan, and the SLD Plan with and into this Plan effective as of December 31, 2001.

1.60	Net ING Benefit means, for an AFS Transition Participant, the amount determined under the following formula:
Net ING Benefit = (A+B) - (the greater of B or C) where

A =	That portion of a Participant’s Final Average Pay Pension Formula Accrued Benefit attributable to his or her Post-2001 Benefit;

B =	That portion of a Participant’s Cash Balance Pension Formula Accrued Benefit attributable to his or her Prior Plan Account Balance; and

C =	The Participant’s AFS Minimum Benefit Comparison Annuity (as defined in Appendix 3.1(e)).
The Net ING Benefit cannot be less than zero.

1.61	Normal Form means the normal form of benefit described in Section 4.1(a).

1.62	Normal Retirement Age is age 65.

1.63
Normal Retirement Date is the first day of the month on or next following the date on which the Participant reaches Normal Retirement Age, irrespective of whether or not he or she retires on that date.

1.64	Northern Plan means the Retirement Plan for the Employees of Northern Life Insurance Company in effect immediately before its merger into the ReliaStar Plan effective as of December 31, 1994.

1.65
One-Year Break means a Plan Year during which the Participant earns fewer than 501 Hours of Service. For purposes of determining whether an Employee has had a One- Year Break, the Plan Administrator will treat a leave protected under the FMLA, or USERRA but only if he or she retains statutory reemployment rights and resumes employment as required by law within the time period prescribed by law, as a period of active Employment.

1.66	Optional Form means the optional forms of benefit described in Section 4.1(b).

1.67
Participant means an Eligible Employee who participates in this Plan under Article 2. The term Participant is sometimes used to include active, Vested terminated and/or retired Participants. Where the context indicates, the term Participant includes persons claiming benefits accrued by a Participant.

1.68	Pay Credit means the amount credited to the Participant’s Account for a Plan Year under Section 3.9(b).

1.69	Plan means the Voya Retirement Plan, as amended from time to time.

1.70	Plan Administrative Committee or PAC means the Voya Financial Plan Administrative Committee as described in Article 9.

1.71	Plan Administrator means the Plan Administrative Committee.

1.72	Plan Investment Committee or PIC means the Voya Financial Plan Investment Committee as described in Article 9.

1.73	Plan Year means the calendar year.

1.74	Post-2001 Benefit means the benefit accrued by a Participant after the 2001 Plan Year and prior to his or her Cash Balance Transition Date as provided for in Section 3.1(b)(i).

1.75
Prior Plan means (a) unless used in the context of a Participant, any of the following plans: AFS Plan, EIC Plan, Lexington Plan, LOG Plan, ReliaStar Plan, SLD Plan or Financial Services Plan, and (b) where used in the context of a particular Participant, one (and only one) of the plans described in (a) in which he or she was a participant immediately prior to the Mergers. If a Participant was a participant in more than one such plan immediately prior to the Mergers, the Prior Plan is the plan that most recently covered the Participant as an active participant.

1.76
Prior Plan Account Balance means that portion of a Participant’s Account Balance that was credited under the AFS Plan, including Interest Credits thereon under this Plan, as described in Appendix 3.1(e).

1.77	Prior Plan Benefit means the benefit described in Appendix 3.1(b)(ii).

1.78	QPSA means a qualified preretirement survivor annuity as provided for in Article 5.

1.79	ReliaStar Plan means the Retirement Plan for Employees of ReliaStar Financial Corp. and its Subsidiaries as in effect immediately prior to its merger into this Plan effective as of December 31, 2001.

1.80	Security-Connecticut Plan means the Security-Connecticut Corporation Employees’ Retirement Plan as in effect immediately before its merger into the ReliaStar Plan effective as of January 1, 1998.

1.81	SLD Plan means the ING Retirement Plan for Employees of Security Life of Denver Insurance Company as in effect immediately prior to its merger into this Plan effective as of December 31, 2001.

1.82
Social Security Retirement Age means the age used as the Participant’s retirement age under Section 216(l) of the Social Security Act, without regard to the monthly age increase factor, and treating early retirement age as if it were age 62. Each Participant’s Social Security Retirement Age will be the following age that relates to his or her year of birth:

Year of Birth    Social Security
Retirement Age

Before 1938    65 years
1938 – 1954    66 years
After 1954    67 years

1.83	Southland Plan means the Retirement Plan for Employees of Southland Life Insurance Company as in effect immediately before its merger into the LOG Plan effective as of December 31, 1989.

1.84
Spouse means the individual to whom the Participant is legally married on the earlier of his or her date of death or his or her Benefit Commencement Date. An individual will be deemed to be legally married, regardless of state of domicile, if the person is recognized by the laws of the state or country where the relationship is formed as being legally joined with the Participant in marriage. This may include a common-law marriage in those states that recognize common-law marriage if the Participant has provided acceptable proof to the Company, but it does not include a domestic partnership or civil union.

1.85	State Street means State Street Bank and Trust Company.

1.86
Statutory Employee means an individual who is treated as a statutory employee under Code Section 7701(a)(20), including, but not limited to, a field agent, an account representative or similar commission-based statutory employee.

1.87	Termination Date means the date the Employee ends his or her employment with all Employers and Controlled Group Members, for any reason.

1.88	TNIC Plan means The Netherlands Insurance Company Retirement Plan as in effect immediately before its merger into the LOG Plan.

1.89
Transferred CitiStreet Employee means an employee who (a) was employed by State Street or Citigroup; (b) was assigned to work at CitiStreet, (c) was an active employee on June 30, 2008 (or was on an approved leave on that date) with State Street or Citigroup, and (d) became an active employee of the Company or a then participating Employer on July 1, 2008 (or the date the employee’s leave of absence expired, if later) by completing at least an Hour of Service on that date.

1.90	Trust or Trust Fund means the fund maintained under the trust agreement executed in connection with the Plan, as amended from time to time, which constitutes a part of this Plan.

1.91	Trustee means the corporation(s), individual(s) or other entity(ies) appointed to administer the Trust, as provided in Article 9.

1.92	USERRA means the Uniformed Services Employment and Reemployment Rights Act of 1994, and regulations and rulings issued thereunder.

1.93	USLICO Plan means the Retirement Plan for Employees of USLICO Corporation and Its Subsidiaries as in effect immediately before its merger into the ReliaStar Plan effective as of January 1, 1996.

1.94
Vested means that, for any Participant who earns any Hours of Service after the 1988 Plan Year, he or she will become fully Vested in his or her Accrued Benefit as of the earliest of (a) the date he or she completes five years of Vesting Service (or, starting January 1, 2012, three years of Vesting Service in the case of a Participant who has any Hours of Service after December 31, 2011), (b) the date the Participant attains his or her Normal Retirement Age while actively employed by an Employer or a Controlled Group Member, (c) the date the Participant dies while actively employed by an Employer or a Controlled Group Member, (d) for a Disability that occurs after December 31, 2011, the date the Participant becomes Disabled, or (e) the date the Participant became Vested under a Prior Plan vesting schedule described in Appendix 3.4(a).

1.95	Vesting Service is defined in Section 1.97.

1.96
Years of Benefit Service or Benefit Service means the Participant’s whole Years of Vesting Service completed after December 31, 2001 and up to (but not beyond) his or her Cash Balance Transition Date, subject to the following rules and exclusions:

(a)	Exclusions. The following periods will be excluded from determining a Participant’s Benefit Service and Years of Benefit Service:

(i)
Periods during which the Participant is not an Eligible Employee covered under this Plan (or while covered under a benefit formula applicable only to Field Force employees of Life Insurance Company of Georgia) other than periods during which Hours of Service are credited under Section 1.49(e);

(ii)	Periods during which the Participant accrued vested benefits under another qualified defined benefit plan formula to which an Employer contributed, except as provided in Section 1.96(b);

(iii)	Periods before January 1, 2002;

(iv)
Periods during which the Employee (or former Employee) is absent from employment due to a Disability if either (i) such Disability occurred after December 31, 2011, or (ii) the Employee was not Vested before he or she terminated active employment due to Disability; and

(v)
Periods during which the Participant was treated as a Statutory Employee, even if later determined to be a common law employee (for example, while the Participant was a field agent, account representative or similar commission-based statutory employee).

(b)
Service Before an Employer Adopted the Plan. The Board will determine any Benefit Service to be credited for periods of service with an employer before it that employer. In the event the Board grants retroactive Benefit Service, the Plan will offset any benefits previously accrued under the Employer’s qualified defined benefit plan(s).

(c)
Five-Year Break. A non-Vested Participant who incurs a Five-Year Break prior to January 1, 2012 will lose credit for all Benefit Service completed before the Five-Year Break. A Vested Participant, or a non-Vested Participant who has not incurred a Five-Year Break prior to January 1, 2012, will retain credit for all Benefit Service completed before a Break in Service regardless of the number of his or her One-Year Breaks; provided the Participant was Vested before such Break in Service.

(d)
Military Service. Each Participant will receive credit for Benefit Service as if his or her active Employment had continued during the period of his or her military service covered by USERRA, but only if he or she retains statutory reemployment rights and resumes employment as required by law within the time period prescribed by law.

(e)
Temporary International Transfer. Benefit Service will be credited for periods of an Employee’s temporary service with a foreign Affiliate so long as the Employee remains on U.S. payroll of an Employer and does not participate in a retirement plan of the foreign Affiliate.

(f)
Transferred CitiStreet Employees. Effective July 1, 2008, each Transferred CitiStreet Employee who is credited with at least 1,000 Hours of Service shall receive one Year of Benefit Service under the Plan. Notwithstanding the foregoing, the Company shall credit a Transferred CitiStreet Employee with a Year of Benefit Service for 2008 if, on December 31, 2008, such Transferred CitiStreet Employee was an active employee with the Company or an Employer and was a full-time employee regularly scheduled to work a 40 hour work week. For purposes of this Section 1.96, service with Citigroup or State Street shall not be taken into account for purposes of determining a Participant’s Years of Benefit Service.

(g)
Rehired Employees. An Employee who had accrued a benefit in the Plan prior to his or her Termination Date and who is rehired by an Employer and is credited with an Hour of Service on or after January 1, 2009, shall not have any Hours of Service credited on or after January 1, 2009 counted for purposes of determining Benefit Service; provided, however, if a Participant with an Accrued Benefit incurs a Termination Date due to a qualified termination as defined in the Voya Severance Pay Plan, as in effect from time to time, and is rehired by the Company or an Employer prior to January 1, 2012, and within six months of his or her Termination Date, he or she shall once again become a Participant in the Plan and have his or her Hours of Service credited for periods of service on and after January 1, 2009 and counted for purposes of determining his or her Benefit Service.

1.97
Years of Vesting Service or Vesting Service means each period in which the Participant receives credit for Hours of Service and with respect to Years of Vesting Service, each Plan Year for which the Employee earns at least 1,000 Hours of Service, subject to the following rules:

(a)
Service With a Controlled Group Member. Each Employee will receive credit for Vesting Service for the period when he or she was employed by any Controlled Group Member, whether or not it has adopted the Plan, as if that Controlled Group Member was an Employer, beginning on the date the member became part of the Controlled Group.

(b)
Service With Entity Before It Became a Controlled Group Member. An Employee will not receive credit for Vesting Service for any service with a Controlled Group Member before it became part of the Controlled Group except to the extent required by law. The Board will determine any Vesting Service to be credited for periods of service with an entity before it became a Controlled Group Member, to the extent credit is not required under law. Such credit will be described in the applicable Appendix for that Employer.

(c)
Five-Year Break. The non-Vested Employee who incurs a Five-Year Break prior to January 1, 2012 will lose credit for all Vesting Service completed before the Five-Year Break. The Vested Employee, or the non-Vested Employee who has not incurred a Five-Year Break prior to January 1, 2012, will retain credit for all Vesting Service completed before a Break in Service regardless of the number of his or her One-Year Breaks.

(d)
Transfers and Leased Employees. The Plan will grant Vesting Service to each Employee for any period of service with any nonparticipating Affiliate in accordance with Section 2.5. Additionally, the Plan will grant Vesting Service credit to each Employee for service as a Leased Employee as described in Section 2.3.

(e)
Military Service. Each Employee will receive credit for Vesting Service as if his or her active Employment had continued during the period of his or her military service covered by USERRA, but only if he or she retains statutory reemployment rights and resumes employment as provided for by USERRA.

(f)
Leaves of Absence. Vesting Service will include up to 501 Hours of Service in a Plan Year during a period of unpaid absence that is approved under the Employer’s standard, uniformly-applied personnel policies including, but not limited to, a leave of absence under the FMLA, as described in Section 1.49(d).

(g)
Service before 2002. A Participant who was a participant in a Prior Plan will be given Vesting Service credit for his or her vesting service completed before January 1, 2002 equal to his or her whole years of vesting service completed under his or her Prior Plan as of December 31, 2001. If a Participant was covered under a Prior Plan that used the elapsed time method of crediting service, the Participant will receive an additional year of Vesting Service for the period beginning on the day after the 2001 anniversary of his or her date of employment and ending December 31, 2001 provided he or she completes at least one Hour of Service during that period.

(h)
Transferred CitiStreet Employees. Effective July 1, 2008, for each Transferred CitiStreet Employee who becomes a Participant in the Plan, his or her Years of Vesting Service shall include the years of vesting service such Participant had been credited with in the Citigroup 401(k) Plan and/or the State Street Salary Savings Plan (as provided by Citigroup or State Street to the Company in connection with the acquisition of CitiStreet effective July 1, 2008). A Transferred CitiStreet Employee who becomes a Participant in the Plan shall be credited with a Year of Vesting Service for the 2008 Plan Year if he or she is credited with 1,000 Hours of Service or more for the period the Participant is actively employed by the Company or an Employer on or after July 1, 2008. Notwithstanding the foregoing, the Company shall credit a Transferred CitiStreet Employee with a Year of Vesting Service for 2008 if, on December 31, 2008, such Transferred CitiStreet Employee is actively employed by the Company or an Employer, and is a full-time employee regularly scheduled to work a 40 hour work week. For purposes of this Section 1.97, Hours of Service credited for periods of employment with Citigroup, State Street, the Company or an Employer during the 2008 Plan Year shall be counted only one time, either under the applicable Citigroup or State Street plan or the Plan.

(i)
Rehired Employees. An Employee who had accrued a benefit in the Plan prior to his or her Termination Date and who is rehired by an Employer and in either case is credited with an Hour of Service on or after January 1, 2009, shall have his or her Hours of Service credited on or after January 1, 2009 counted for purposes of determining Vesting Service, provided such rehired or transferred Employee was Vested or had not incurred a Five-Year Break on the date he or she is rehired and is first credited with an Hour of Service after such rehire (or by December 31, 2011, if earlier).

ARTICLE 2
ELIGIBILITY

2.1	Eligibility. Each Eligible Employee will begin participating in the Plan as of the following date:

(a)
Current Eligible Employees as of January 1, 2018. The Employee who was an Eligible Employee and participating in the Plan on January 1, 2018, will continue as a Participant on and after January 2, 2018, provided he or she is an Eligible Employee. The Employee who was not an Eligible Employee on January 1, 2018 under the rules then in effect will become and continue as a Participant on and after January 2, 2018, provided he or she is an Eligible Employee.

(b)
New Hires or Rehires on or After January 2, 2018. In the case of an Employee who is first hired or rehired by an Employer on or after January 2, 2018, he or she will begin participating in the Plan as of his or her date of hire or rehire, provided he or she is an Eligible Employee.

2.2	Participation Upon Reemployment.

(a)	Vested Participants. The Vested terminated Participant who resumes Employment as an Eligible Employee before January 1, 2012, will resume participation as of the date he or she so resumes Employment.

(b)	Nonvested Participants.

(i)
Before Five-Year Break. The non-Vested terminated Participant who resumes Employment as an Eligible Employee before January 1, 2012, and before he or she incurs a Five-Year Break will resume participation as of the date he or she resumes Employment.

(ii)
After Five-Year Break. The non-Vested terminated Participant who resumes Employment as an Eligible Employee before January 1, 2012, and after he or she has incurred a Five-Year Break will be treated as a new Employee and his or her service completed before such Five-Year Break will be completely disregarded.

(c)	Nonparticipating Employees.

(i)
Before Five-Year Break. The nonparticipating terminated Employee who resumes Employment as an Eligible Employee before January 1, 2012, and before he or she incurs a Five-Year Break will retain credit for his or her Employment before his or her Termination Date for purposes of determining his or her eligibility to begin participating under Section 2.1.

If he or she met the eligibility requirements under Section 2.1 as of his or her Termination Date, he or she will begin participating as of the date he or she resumes Employment as an Eligible Employee.

(ii)
After Five-Year Break. The nonparticipating terminated Employee who resumes Employment as an Eligible Employee before January 1, 2012, and after he or she has incurred a Five-Year Break will be treated as a new Employee under Section 2.1.

(d)
Rules Applicable Starting January 1, 2012. The terminated Participant (whether Vested or nonvested) who resumes Employment as an Eligible Employee on or after January 1, 2012, will resume participation as of the date he or she so resumes Employment in accordance with Section 2.1(b).

2.3
Leased Employees and Independent Contractors. Leased Employees will be treated as employees to the extent required under Code Section 414(n), but will not be eligible to participate in this Plan. If a Leased Employee becomes an employee of the Company or any Controlled Group Member, the Plan will give him or her credit for Years of Vesting Service for the period when he or she worked as a Leased Employee, under the rules described in Sections 1.97 and 2.1 applied as if he or she had been an employee during that period. However, the Plan will not give such credit if (a) the Leased Employee was covered by a money purchase plan sponsored by the leasing organization, with 10% contributions and immediate participation and vesting, and (b) Leased Employees constitute no more than 20% of the Controlled Group’s nonhighly compensated employees. If an individual who has worked for an employer as an independent contractor becomes a common-law employee, or if a court or administrative agency determines that an individual whom an employer has designated as an independent contractor is in fact a common-law employee, he or she will not receive credit for any purpose under the Plan until the date when an employer designates him or her as a common-law employee.

2.4
Adoption of the Plan by an Affiliate. An Affiliate may adopt the Plan by appropriate action of its board of directors or authorized officer(s) or representative(s), subject to approval of the Board. A list of adopting Affiliates is attached hereto as Appendix 2.4.

Prior to January 1, 2012, the Company may permit entities designated as “Affiliates,” that are related to the Company but that may not be Controlled Group Members, to adopt the Plan. In Plan Years when any Affiliate that is not a Controlled Group Member participates in the Plan as an adopting Employer, the Plan will be a multiple employer plan within the meaning of Code Section 413(c), unless the Affiliate limits participation to individuals who participated in the Plan before the Affiliate adopted the Plan.

2.5	Transfers Among Affiliates.

(a)
Transfer from Affiliate. An Employee who has transferred from employment with one or more Affiliates in which he or she was not covered by this Plan will receive Hours of Service credit for Vesting Service for his or her period of service with the Affiliate(s), under the same rules that would have applied if each such Affiliate had been an adopting Employer; provided such Affiliate was a Controlled Group Member with an Employer while the employee was performing services for that Affiliate. An employee who transfers from a position with one or more Affiliates in which he or she was not covered by this Plan will not receive Benefit Service for any period when he or she was not actually an Eligible Employee covered under this Plan, except as provided in Section 1.96 for benefit service under a Prior Plan or in Section 2.6.

(b)
Transfer to Affiliate. An Employee who transfers from an Employer to an Affiliate that is a Controlled Group Member with an Employer but is not an adopting Employer will continue to receive Hours of Service credit for Vesting Service for his or her period of service with the Affiliate, under the same rules that would apply if the Affiliate were an adopting Employer; provided such Affiliate is a Controlled Group Member while the employee is performing service for that Affiliate. The employee will not receive Benefit Service or Pay Credits for any period after his or her transfer when he or she is not actually an Eligible Employee covered under this Plan document, except as provided in Section 2.6. The Plan will not make any payment to the transferred Participant while he or she is employed by any Affiliate.

2.6	Transfers Between Statutory Employee and Employee Status. This Section 2.6 sets forth provisions that apply to those individuals who transfer between Statutory Employee status and Employee status.

(a)
Credit for Vesting Service. A Statutory Employee who transfers to Employee status will receive credit for Vesting Service under Section 1.97 for his or her period of service as a Statutory Employee of a Controlled Group Member prior to such transfer under the same rules that would have applied if such service had been completed as an Employee. An Employee who transfers to Statutory Employee status will retain any Vesting Service he or she earned under Section 1.97 prior to his or her transfer and will continue to earn such Vesting Service credit for his or her period of service as a Statutory Employee of a Controlled Group Member after such transfer under the same rules that would have applied if such service as a Statutory Employee had been completed as an Employee.

(b)
Credit for Benefit Service. A Statutory Employee will not earn any Benefit Service under this Plan, as described in Section 1.96(a)(v). A Statutory Employee who transfers to Employee status will not accrue any credit for Benefit Service under this Plan for his or her period of service as a Statutory Employee of a Controlled Group Member prior to such transfer, but shall begin to accrue Benefit Service under Section 1.96 only after he or she becomes a Participant under this Plan. If a Participant who is an Employee transfers to Statutory Employee status, he or she will not accrue any credit for Benefit Service under this Plan after his or her transfer occurs, but he or she will retain any Benefit Service he or she earned under this Plan prior to his or her transfer. If such individual subsequently transfers back to Employee status, he or she will resume accruing Benefit Service under this Plan as of his or her transfer date. No Benefit Service shall be credited for any period of time during which an individual is a Statutory Employee.

(c)
Accrued Benefit. If a Statutory Employee who is a participant in a defined benefit plan of a Controlled Group Member transfers to Employee status, he or she shall retain his or her Accrued Benefit under such defined benefit plan to the extent provided therein, but shall not accrue a benefit under this Plan until he or she becomes a Participant in accordance with Section 2.1. If a Participant who is an Employee transfers to Statutory Employee status, he or she shall retain his or her Accrued Benefit under this Plan, and shall not accrue any additional benefit under this Plan unless and until he or she transfers back to Employee status.

2.7
Participation Freeze. Effective January 1, 2009, the Plan was frozen such that anyone hired or rehired by the Company or an Employer on or after January 1, 2009 (other than as a result of a transfer to an Employer from a Controlled Group Member that was not an Employer), would not be eligible to become a Participant in the Plan and did not accrue a benefit hereunder for any Hours of Service credited on or after that date. A rehired Employee who was Vested or who has not incurred a Five-Year Break on the date he or she was first credited with an Hour of Service after such rehire, would become a Participant in the Plan solely for purposes of being credited with additional Vesting Service. Notwithstanding the foregoing, if a Participant incurred a Termination Date due to a qualified termination as defined in the Voya Severance Pay Plan, as in effect from time to time, and was rehired by the Company or an Employer within six months of his or her Termination Date, he or she once again became a Participant in the Plan and was treated, for purposes of the Plan, as if such Termination Date had not occurred. Effective January 1, 2012, this participation freeze is lifted and anyone hired or rehired by an Employer on or after that date will become a Participant in accordance with Section 2.1 and will participate in the Cash Balance Pension Formula.

ARTICLE 3
RETIREMENT DATES AND BENEFITS

3.1	Normal Retirement.

(a)
Normal Retirement Date. A Participant will become fully Vested in his or her Accrued Benefit on the date he or she reaches Normal Retirement Age while employed with the Employer or any Controlled Group Member. See Appendix 3.1(a) for Normal Retirement Dates under Prior Plans. A Participant’s retirement benefit on his or her Normal Retirement Date will equal the sum of the amounts included under Sections 3.1(b) and (c), as applicable.

(b)
Amount of Normal Retirement Benefit Attributable to Final Average Pay Pension Formula Accrued Benefit. Each Participant who earns any Years of Benefit Service after the 2001 Plan Year and prior to his or her Cash Balance Transition Date will have a Final Average Pay Pension Formula Accrued Benefit equal to the sum of (i) and (ii) (subject to the minimums set forth in Section 3.1(e)), where:

(i)	is the Participant’s Post-2001 Benefit, which is the sum of (A) and (B), multiplied by (C) below, payable as of his or her Normal Retirement Date in the form of a single life annuity, where

(A)	is 1.2% of the Participant’s Final Average Compensation;

(B)	is 0.5% of the Participant’s Final Average Compensation in excess of Covered Compensation; and

(C)	is the Participant’s Years of Benefit Service earned after December 31, 2001 and through (but not beyond) his or her Cash Balance Transition Date; and

(ii)
is the Participant’s Prior Plan Benefit attributable to a Final Average Pay Pension Formula Accrued Benefit, if any, payable as of his or her Normal Retirement Date in the form of a single life annuity.

(c)
Amount of Normal Retirement Benefit Attributable to Cash Balance Pension Formula Accrued Benefit. A Participant’s Account will be used to derive the lump-sum benefit payable to a Participant as a retirement benefit under the Plan. The Account also will be used to derive the Participant’s Cash Balance Pension Formula Accrued Benefit expressed as a single life annuity starting on the Participant’s Normal Retirement Date. Prior to the Participant’s Normal Retirement Date, the Cash Balance Pension Formula Accrued Benefit will be derived by projecting the Participant’s Account Balance to his or her Normal Retirement Date with assumed future Interest Credits at the Interest Credit

Percentage in effect as of the determination date, but with no assumed future Pay Credits) and converting such balance into a single life annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of the determination date. At the Participant’s Normal Retirement Date, the Cash Balance Pension Formula Accrued Benefit (when expressed as a single life annuity) will be derived by converting his or her Account Balance into a single life annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan on the Normal Retirement Date.

(d)
Offset for Other Pensions. If the Participant is receiving, or upon application would be eligible to receive, an employer-provided benefit under any other qualified defined benefit plan maintained by any Affiliate, that he or she accrued during the same period as he or she earned Benefit Service or Pay Credits under this Plan or benefit service under a Prior Plan, this Plan will reduce his or her monthly benefit amount by the Actuarial Equivalent of the employer-provided benefit he or she is receiving or could receive under such other plan, as calculated on a monthly basis, and to the extent attributable to the period when he or she earned Benefit Service or Pay Credits under this Plan or benefit service under a Prior Plan.

(e)	Minimum Benefits and Adjustments. Notwithstanding any contrary provision, in the case of a Participant who has a Prior Plan Benefit, the following minimums and adjustments shall apply:

(i)	For an AFS Transition Participant:

(A)	If his or her AFS Minimum Benefit Comparison Annuity (as defined in Appendix 3.1(e)) is greater than the sum of:

(1)	that portion of his or her Final Average Pay Pension Formula Accrued Benefit attributable to his or her Post- 2001 Benefit; plus

(2)	that portion of his or her Cash Balance Pension Formula Accrued Benefit attributable to his or her Prior Plan Account Balance;
with each of the above amounts determined as of the Participant’s Termination Date, then the Participant shall be entitled to a retirement benefit based on his or her AFS Minimum Benefit as described in Appendix 3.1(e) in lieu of his or her Final Average Pay Pension Formula Accrued Benefit described in Section 3.1(b) and that portion of his or her Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c) attributable to his or her Prior Plan Account Balance. (For clarity, the Participant also shall remain entitled to a retirement benefit based on his or her

Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c), calculated by disregarding the portion thereof attributable to his or her Prior Plan Account Balance.)

(B)
If his or her AFS Minimum Benefit Comparison Annuity (as defined in Appendix 3.1(e)) is less than the sum of the amounts specified in Section 3.1(e)(i)(A)(1) and (2), above, but greater than the amount specified in Section 3.1(e)(i)(A)(2), above, then the Participant shall be entitled to:

(1)	his or her Net ING Benefit; plus

(2)	his or her AFS Minimum Benefit as described in Appendix 3.1(e);
in lieu of a retirement benefit based on his or her Final Average Pay Pension Formula Accrued Benefit described in Section 3.1(b) and that portion of his or her Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c) attributable to his or her Prior Plan Account Balance. (For clarity, the Participant also shall remain entitled to a retirement benefit based on his or her Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c), calculated by disregarding the portion thereof attributable to his or her Prior Plan Account Balance.)

(C)	Otherwise, no minimums or adjustments shall apply under this Section 3.1(e)(i).

(ii)
For any other Participant with a Prior Plan Benefit, his or her Final Average Pay Pension Formula Accrued Benefit will not be less than his or her Prior Plan Benefit attributable to a Final Average Pay Pension Formula.

In addition, notwithstanding any contrary provision, in no event will the Participant’s Final Average Pay Pension Formula Accrued Benefit be less than the greatest amount he or she could have received as an early retirement benefit under Section 3.3 attributable to his or her Final Average Pay Pension Formula Accrued Benefit at any time between his or her Earliest Retirement Date and his or her Normal Retirement Date. Notwithstanding the foregoing, nothing herein is intended to change the methodology for calculating the amount of the annuity benefit payable before Normal Retirement Date that is attributable to the Account Balance accumulated under the AFS Plan.

(f)	Benefit Commencement Date. The normal retirement benefit will be payable as of the Participant’s Normal Retirement Date.

(g)	Adjustment for Form of Payment. The normal retirement benefit payable to the Participant who receives a form of payment other than the single life annuity will be adjusted as described in Section 4.1.

3.2	Delayed Retirement.

(a)
Delayed Retirement Date. A Participant who continues Employment after his or her Normal Retirement Date will be entitled to receive his or her benefit on his or her Delayed Retirement Date. A Participant’s retirement benefit on his or her Delayed Retirement Date will equal the sum of the amounts included under Sections 3.2(b) and (c), as applicable.

(b)	Amount of Delayed Retirement Benefit Attributable to Final Average Pay Pension Formula Accrued Benefit.

(i)
The Participant who has a Delayed Retirement Date will receive the monthly benefit amount calculated under Section 3.1(b) on the basis of his or her Final Average Compensation, Years of Benefit Service, and Covered Compensation as of his or her Delayed Retirement Date or Cash Balance Transition Date, if earlier (subject to the minimums set forth in Section 3.2(e)).

(ii)	The Participant who continues active Employment after age 70½ will receive the greater of:

(A)	the benefit calculated in accordance with Section 3.2(b)(i) as of his or her Delayed Retirement Date; or

(B)
an Actuarial Equivalent increase in his or her Final Average Pay Pension Formula Accrued Benefit for the period between April 1 following the calendar year in which he or she reaches age 70½ and his or her Delayed Retirement Date.

For purposes of this Section 3.2(b)(ii), “benefit” means the Final Average Pay Pension Formula Accrued Benefit determined under Section 3.2(b)(i) as if benefits had commenced to the Participant on April 1 of the year following the calendar year in which he or she reached age 70½ and any benefits accrued after that date.

(c)
Amount of Delayed Retirement Benefit Attributable to Cash Balance Pension Formula Accrued Benefit. The Participant who has a Delayed Retirement Date will have his or her Account credited with Pay Credits (if applicable) and Interest Credits in accordance with Section 3.9 through the Delayed Retirement Date. At the Participant’s Delayed Retirement Date, the Cash Balance Pension Formula Accrued Benefit (when expressed as a single life annuity starting as of the Participant’s Delayed Retirement Date) will be derived by converting his or her

Account Balance as of the Delayed Retirement Date into a single life annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of the Delayed Retirement Date. Notwithstanding anything in this Section 3.2(c) or the Plan to the contrary, a Participant who continues active Employment after age 70 ½ will receive the greater of:

(i)	his or her Account credited with Pay Credits (if applicable) and Interest Credits in accordance with Section 3.9 through his or her Delayed Retirement Date; or

(ii)
the actuarial equivalent of his or her Account as of the April 1 following the calendar year in which he or she reaches age 70 ½ (plus any cash balance benefits accrued thereafter) as of his or her Delayed Retirement Date.

For purposes of Section 3.2(c)(ii), “actuarial equivalent” for each Plan Year will be determined using only the highest segment rate prescribed by the Internal Revenue Service for purposes of determining lump-sum payments under Code Section 417(e)(3) for the lookback month (as provided in Section 1.12). Mortality or survivorship will not be considered for this purpose.

(d)	Commencement of Delayed Benefit Payments.

(i)	Delayed Benefit Commencement Date. The delayed retirement benefit will be payable on the first day of each month beginning on the Participant’s Delayed Retirement Date.

(ii)
Notice to Participants Who Delay Retirement. The Plan Administrator will provide to each Participant who has a Final Average Pay Pension Formula Accrued Benefit and who delays retirement, no later than one month after his or her Normal Retirement Date, a written notice containing (A) a statement that he or she will not receive any benefit payments until he or she actually retires, but will receive an Actuarial Equivalent increase in his or her Final Average Pay Pension Formula Accrued Benefit for any month between his or her Normal Retirement Date and his or her actual retirement date when he or she earns fewer than 40 Hours of Service, and for any month of active Employment after April 1 following the calendar year in which he or she reaches age 70½, with an offset for the value of his or her continued accruals; (B) an explanation that his or her benefit payments are being suspended because he or she is continuing to earn Compensation; (C) a general description of this provision for delayed retirement and a photocopy of this Plan Section; (D) a statement that applicable Department of Labor Regulations may be found in Section 2530.203-3 of the Code of Federal Regulations; and (E) a statement that the Participant may seek review of his or her benefit suspension by invoking the claims procedures described in Section 9.15. If the Plan Administrator fails to timely provide this notice to any Participant, his or her Final Average Pay Pension Formula Accrued Benefit will be increased actuarially using the factors described in Section 1.4(c), for the period between his or her Normal Retirement Date and the earlier of the date the notice is given and his or her Termination Date.

(iii)
The Participant’s retirement benefit on his or her Delayed Retirement Date (including the portion thereof attributable to the Participant’s Cash Balance Pension Formula Accrued Benefit, if any) will not be less than the minimum benefit described in Section 3.1(e).

(e)	Minimum Benefit. A Participant’s retirement benefit shall be subject to the minimums and adjustments described in Section 3.1(e).

(f)
Adjustment for Form of Payment. The delayed retirement benefit payable to the Participant who receives a form of payment other than the single life annuity will be adjusted as described in Section 4.1.

3.3	Termination After Earliest Retirement Date.

(a)
Early Retirement Date. A Vested Participant shall be eligible to receive his or her benefit on his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35), provided he or she has incurred a Termination Date on or after attaining his or her Earliest Retirement Date. A Participant’s retirement benefit on his or her Earliest Retirement Date will equal the sum of the amounts included under Sections 3.3(b) and (e), as applicable.

(b)
Amount of Early Retirement Benefit Attributable to Final Average Pay Pension Formula Accrued Benefit. Subject to the minimums and adjustments specified in Section 3.3(h), the amount of the benefit attributable to the Participant’s Final Average Pay Pension Formula Accrued Benefit payable at the Participant’s Early Retirement Date will equal the greater of:

(i)
the Participant’s total Final Average Pay Pension Formula Accrued Benefit (Prior Plan Benefit and Post-2001 Benefit) reduced in accordance with the early retirement reduction factors described in Section 3.3(c) or (d) below, as applicable; or

(ii)	the Participant’s Prior Plan Benefit attributable to a Final Average Pay Pension Formula Accrued Benefit reduced in accordance with the reduction factors described in Appendix 3.3(b)(ii).

(c)
Early Retirement Reduction Factors for Benefits Accrued Between January 1, 2002 and December 31, 2008. For benefits accrued on and after January 1, 2002 and on or before December 31, 2008, a Participant’s Post-2001 Benefit shall be determined by taking the Participant’s Final Average Compensation on his or her Termination Date, and Years of Benefit Service credited to the Participant for the period January 1, 2002 through and including December 31, 2008, and reducing this benefit by 5/12 of 1% for each whole month by which his or her Benefit Commencement Date precedes the first day of the calendar month on or next following his or her 62nd birthday. This adjustment also shall apply as the adjustment to the Net ING Benefit under Section 3.3(h)(ii)(A) (regardless of when such benefits accrued).

(d)
Early Retirement Reduction Factors for Benefits Accrued On and After January 1, 2009. For benefits accrued on and after January 1, 2009, a Participant’s benefit shall be determined by taking the Participant’s Final Average Compensation on his or her Termination Date and applying the benefit formula as in effect on that date but reflecting only Years of Benefit Service credited to the Participant for the period beginning on or after January 1, 2009 through the Participant’s Termination Date and reducing the benefit by the following reduction factors for a Benefit Commencement Date occurring before the Participant’s Normal Retirement Age, with such reduction factor being based on the Participant’s age, in whole years on the Benefit Commencement Date:

Age    Reduction Factor
55    61.20%
56    57.67%
57    53.74%
58    49.38%
59    44.53%
60    33.24%
61    23.14%
62    14.41%
63    7.41%
64    2.46%
65    0.00%

A Participant who has a Benefit Commencement Date that includes whole months shall have the reduction factor applied as follows: (X/12 times the factor from the foregoing chart) times (the factor at the older age plus Y/12 times the factor at the younger age). X equals the number of months remaining to attainment of the next older age, and Y equals the number of months past the most recent attained age. This method is referred to as the “interpolation method” and by way of example only, a person retiring at age 62-3/12 would have his or her reduction factor determined as follows: (3/12 x .0741) + (9/12 x .1441) or .1266.
The benefit determined using this formula shall be added to the benefit determined under Section 3.3(c) to determine the Participant’s total benefit attributable to the Participant’s Final Average Pay Pension Formula Accrued Benefit payable on his or her Early Retirement Date.

(e)
Amount of Early Retirement Benefit Attributable to Cash Balance Pension Formula Accrued Benefit. The Participant who has an Early Retirement Date will continue to have his or her Account credited with Interest Credits and, if applicable, Pay Credits in accordance with Section 3.9 through his or her Early Retirement Date. The amount of a single life annuity that would be payable to the Participant as of his or her Early Retirement Date is derived by converting his or her Account Balance as of the Early Retirement Date into a single life annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of his or her Early Retirement Date.

(f)
No Change in Methodology. Notwithstanding the foregoing, (i) nothing herein is intended to change (A) the methodology for calculating the amount of the annuity benefit payable before Normal Retirement Date that is attributable to a Prior Plan Account Balance accumulated under the AFS Plan, or (B) a Participant’s frozen benefit under the Reliastar Plan or the Lexington Plan, and (ii) a Participant’s Early Retirement Benefit will not be less than the Participant’s benefit accrued under the applicable Prior Plan as of the earliest of (A) the Participant’s Termination Date, (B) the date as of which benefits were frozen under the applicable Prior Plan, or (C) December 31, 2001 and in any case based on the applicable Prior Plan’s benefit formula and early commencement reduction factors then in effect as described in the applicable Appendix.

(g)
Benefit Commencement Date. The Accrued Benefit of the Participant who retires early will be payable as of the first day of each month beginning on his or her Normal Retirement Date, unless he or she elects to begin payments earlier on the first day of any month on or after his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35). Section 1.14 describes the Participant’s rights to select separate Benefit Commencement Dates for his or her Final Average Pay Pension Formula Accrued Benefit and Cash Balance Pension Formula Accrued Benefit.

(h)
Minimum Benefit. A Participant’s retirement benefit shall be subject to the minimums and adjustments described in Section 3.1(e). An AFS Transition Participant who is entitled to minimum benefit under Section 3.1(e) shall be entitled to the following:

(i)
In the case of an AFS Transition Participant who is entitled to a minimum benefit under Section 3.1(e)(i) in lieu of his or her Final Average Pay Pension Formula described in Section 3.1(b) and that portion of his or her Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c) attributable to his or her Prior Plan Account Balance, his or her AFS Minimum Benefit as described in Appendix 3.1(e).

(ii)
In the case of an AFS Transition Participant who is entitled to a minimum benefit under Section 3.1(e)(ii) in lieu of his or her Final Average Pay Pension Formula described in Section 3.1(b) and that portion of his or her Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c) attributable to his or her Prior Plan Account Balance, the sum of:

(A)	his or her Net ING Benefit reduced for early commencement in accordance with the early retirement reduction factors described in Section 3.3(c) above; plus

(B)	his or her AFS Minimum Benefit as described in Appendix 3.1(e).
(For clarity, the Participant also shall remain entitled to a retirement benefit based on his or her Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c), calculated by disregarding the portion thereof attributable to his or her Prior Plan Account Balance.)

(i)	Adjustment for Form of Payment. The early retirement benefit payable to the Participant who receives a form of payment other than the single life annuity will be adjusted as described in Section 4.1.

3.4	Termination Before Earliest Retirement Date.

(a)	Eligibility for Benefits

(i)
Termination Prior to Becoming Vested. The Participant who incurs a Termination Date before he or she becomes Vested will not receive any benefits under this Plan unless he or she resumes employment with an Employer or Controlled Group Member and becomes Vested after resumption of employment with an Employer or Controlled Group Member. Further, the Accrued Benefit of the terminated non-Vested Participant will be forfeited upon his or her incurring a Termination Date, but shall be restored (and any forfeited Account Balance will be restored with Interest Credits) upon resumption of Employment with an Employer or Controlled Group Member before a Five-Year Break or after December 31, 2011.

(ii)
Termination After Becoming Vested. The Participant who incurs a Termination Date after he or she has become Vested, for any reason other than retirement or death, will be entitled to the monthly Vested termination benefit described in Sections 3.4(b) and (c), as applicable.

(b)
Amount of Vested Termination Benefit Attributable to Final Average Pay Pension Formula Accrued Benefit. The Participant who is Vested and who incurs a Termination Date prior to attaining his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35) will be eligible to receive a

Vested termination benefit starting on or after attaining such Earliest Retirement Date based upon his or her Final Average Pay Pension Formula Accrued Benefit, if any, with monthly payments (when paid as a single life annuity) equal to the Participant’s Final Average Pay Pension Formula Accrued Benefit reduced for early payment in accordance with this Section 3.4(b) if he or she commences benefit payments prior to attaining his or her Normal Retirement Date. His or her Post-2001 Benefit shall be reduced by the factors in Section l.4(c). If he or she receives his or her Final Average Plan Pension Formula Accrued Benefit as an annuity, it will be reduced to an Actuarial Equivalent annuity benefit commencing as of the applicable Benefit Commencement Date. Notwithstanding the foregoing, a Participant’s Vested termination benefit will not be less than the greater of (A) the Participant’s Final Average Pay Pension Formula Accrued Benefit (including any associated Net ING Benefit) accrued as of December 31, 2004 reduced by the early retirement factors described in Section 3.3(b), or (B) the Participant’s benefit accrued under the applicable Prior Plan as of the earliest of (i) the Participant’s Termination Date, (ii) the date as of which benefits were frozen under the applicable Prior Plan, or (iii) December 31, 2001, and in any case based on the applicable Prior Plan’s benefit formula and early commencement reduction factors then in effect as described in Appendix 3.3(b)(ii).

(c)
Amount of Vested Termination Benefit Attributable to Cash Balance Pension Formula Accrued Benefit. The Participant who is Vested and who incurs a Termination Date prior to attaining his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35) will be eligible to receive a Vested termination benefit starting on the first day of the month next following his or her Termination Date, or the first day of any later month (but not later than his or her Normal Retirement Date) based upon his or her Cash Balance Pension Formula Accrued Benefit. The Participant will continue to have his or her Account credited with Interest Credits and, if applicable, Pay Credits in accordance with Section 3.9 through his or her Benefit Commencement Date. The amount of a single life annuity that would be payable to the Participant as of any Benefit Commencement Date is derived by converting his or her Account Balance as of the Benefit Commencement Date into a single life annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of the Benefit Commencement Date.

(d)
Benefit Commencement Date. The Accrued Benefit of the Participant who incurs a Termination Date after completing sufficient Vesting Service to be Vested will be payable as of the first day of each month beginning on his or her Normal Retirement Date, unless he or she elects to begin receiving his or her benefit attributable to his or her Final Average Pay Pension Formula Accrued Benefit or Cash Balance Pension Formula Accrued Benefit early. Section 1.14 describes the Participant’s rights to select separate Benefit Commencement Dates for his or her

Final Average Pay Pension Formula Accrued Benefit and Cash Balance Pension Formula Accrued Benefit.

(e)
Adjustment for Form of Payment. The retirement benefit payable to the Vested terminated Participant who receives a form of payment other than the single life annuity will be adjusted as described in Section 4.1.

3.5
Disability Retirement. This Section will apply to a Participant who incurs a Disability after December 31, 2001 (or after December 31, 1999 for Participants in the LOG Plan (other than the Field Force, as defined in the LOG Plan), the SLD Plan or this Plan) and prior to January 1, 2012. For a Participant who incurs a Disability on or after January 1, 2012, a retirement benefit will not be payable under this Section 3.5, but such Participant will become Vested under Section 1.94 as a result of such Disability and may be entitled to a retirement benefit under Sections 3.1, 3.3, or 3.4, as applicable. In the case of a Participant who incurs a Disability, ceases to be Disabled, and then again incurs a subsequent Disability (whether or not related to the prior Disability), the most recent date of Disability will be considered in determining whether this Section 3.5 applies to the Participant.

(a)	Eligibility.

(i)
Disabled Vested Participant. A Disabled Vested Participant will be entitled to the Final Average Pay Pension Formula Accrued Benefit described in Section 3.1(b)(i) or Cash Balance Pension Formula Accrued Benefit under Section 3.1(b)(ii) so long as he or she continues to be Disabled until the earlier of (A) his or her death, (B) his or her Benefit Commencement Date, or (C) his or her Cash Balance Transition Date. If he or she ceases to be Disabled before his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35), his or her entitlement to imputed benefit accruals is conditioned upon his or her meeting the requirements described in Section 3.5(d).

(ii)
Disabled Non-Vested Participant. The Participant who incurs a Disability before he or she has completed sufficient Vesting Service to be Vested, will continue to receive credit for Vesting Service, for the sole purpose of vesting in his or her Accrued Benefit determined as of his or her Termination Date by reason of the Disability, so long as he or she continues to be Disabled. Once such Participant is Vested, he or she thereafter will be treated as a terminated Vested Participant in accordance with Section 3.4. If the Participant ceases to be Disabled prior to completing sufficient Vesting Service to be Vested and fails to return to employment with an Employer or Controlled Group Member after ceasing to be Disabled, the Participant’s benefit shall be determined pursuant to Section 3.5(d).

(b)	Amount of Retirement Benefit. The Disabled Vested Participant will receive a benefit based on both the Final Average Pay Pension Formula and his or her Account Balance.

(i)
Final Average Pay Pension Formula. If the Disabled Vested Participant has a Disability that continues until his or her Normal Retirement Date, he or she will receive a monthly benefit in the amount he or she would have received as a normal retirement benefit under the Post-2001 Benefit, calculated as if (A) his or her Employment had continued for purposes of Benefit Service until the earliest of (i) his or her Normal Retirement Date, (ii) his or her Benefit Commencement Date, or (iii) his or her Cash Balance Transition Date, and (B) his or her Final Average Compensation and Covered Compensation is determined as of the date his or her Employment terminated by reason of Disability (or his or her Cash Balance Transition Date, if earlier). However, if the sum of the Disabled Vested Participant’s benefit under this Section 3.5(b)(i) (projected to be paid as of his or her Normal Retirement Date) and his or her Prior Plan Benefit described in Section 3.1(b)(ii) is less than his or her AFS Minimum Benefit described in Section 3.1(e), such Disabled Vested Participant shall not be entitled to a benefit under this Section 3.5(b)(i), but instead shall be entitled to his or her AFS Minimum Benefit described in Section 3.1(e). The Disabled Vested Participant may elect to begin receiving his or her benefits described in this Section 3.5(b)(i) early as of the first day of any month on or after he or she reaches his or her Earliest Retirement Date, and his or her benefit will be reduced for early payment under Section 3.3(b).

(ii)
Account Balance. After a Disabled Vested Participant reaches his or her Cash Balance Transition Date, he or she shall be entitled to Pay Credits under Section 3.9 so long as he or she remains eligible under Section 3.5(a)(i). For purposes of determining Pay Credits, a Participant’s Compensation for a given month while he or she remains Disabled shall be deemed to be equal to 1/12 of his or her Final Average Compensation determined as of his or her Termination Date. The Disabled Vested Participant may elect to receive his or her Account Balance in a lump-sum payment, or he or she may elect to receive an annuity form of payment for his or her Account Balance as described in Section 3.4 following the earlier of the date he or she ceases to be Disabled or his or her Normal Retirement Date. Notwithstanding the foregoing, a Disabled Vested Participant whose Prior Plan was the AFS Plan shall not be entitled to a lump-sum payment of the entire Account Balance, but shall be limited to the lump-sum payment described in Appendix 4.1(b).

(iii)	Prior Plan Benefit. A Disabled Vested Participant may elect to receive his or her Prior Plan Benefit on or after his or her Earliest Retirement Date under such Prior Plan and, if so, the benefit described in Section 3.5(b)(i) will be paid at the later of the same time as the Prior Plan Benefit or his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35).

(c)
Benefit Commencement Date. The retirement benefit will be payable to the Disabled Vested Participant on the first day of each month beginning on his or her Normal Retirement Date, unless he or she is eligible for and elects to begin receiving benefits earlier following his or her Termination Date. Section 1.14 describes the Participant’s rights to select separate Benefit Commencement Dates for his or her Account Balance and for his or her Final Average Pay Pension Formula Accrued Benefit. His or her Final Average Pay Pension Formula Accrued Benefit shall be reduced by the factors in Section 3.3 or Section 3.4, as applicable, if he or she commences benefit payments prior to attaining his or her Normal Retirement Date. If he or she receives the Account Balance as an annuity, such annuity shall be derived by converting his or her Account Balance as of the Benefit Commencement Date into an annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of the Benefit Commencement Date.

(d)	Recovery Without Resumption of Employment.

(i)
Timely Notice of Recovery. The Disabled Vested Participant who recovers from a Disability before his or her Normal Retirement Date, notifies his or her Employer within 30 days after his or her recovery date and offers to immediately resume Employment, but does not resume Employment because his or her Employer does not have a suitable position available (as determined by the Plan Administrator in its sole discretion), will be treated as if he or she earned Benefit Service until his or her recovery date. The recovered Disabled Vested Participant will be entitled to receive the benefit described in Section 3.3 or Section 3.4, as applicable, based on his or her Years of Benefit Service as of his or her recovery date and his or her Final Average Compensation and Covered Compensation as of his or her Termination Date as a result of Disability.

(ii)
Failure to Timely Notify. The Disabled Vested Participant who recovers and either fails to notify his or her Employer within 30 days after his or her recovery date, or refuses to immediately resume Employment, will be treated as if his or her Termination Date occurred on his or her Disability commencement date.

(e)
Forfeiture of Disability Status. The Disabled Vested Participant will not be entitled to the benefits described in this Section 3.5 if his or her Disability results from any of the following: (1) continuing abuse of drugs or alcohol that is not protected under the Americans with Disabilities Act of 1990; (2) injury or disease sustained while willfully participating in acts of violence, riots, civil insurrections or while committing a felony; (3) injury or disease sustained while serving in any armed forces or as the result of warfare (except to the extent prohibited under USERRA); (4) injury or disease sustained after his or her Termination Date; (5) injury or disease sustained while working for anyone other than an Employer, that is directly attributable to such employment; or (6) intentional, self-inflicted injury.

3.6	Benefits Upon Rehire.

(a)
Suspension of Benefits on Rehire. If an individual is receiving monthly benefit payments from the Plan, and he or she is rehired by an Employer prior to January 1, 2012, and is credited with Benefit Service on or after his or her rehire date, he or she shall have his or her monthly benefit payments suspended as of the first day of the Plan Year immediately following the Plan Year in which the rehired Employee first completes 1,000 Hours of Service. There shall be no suspension of benefits for any individual who is receiving monthly payments at the time he or she is rehired by an Employer if he or she is rehired after December 31, 2011, or if he or she is not credited with Benefit Service subsequent to the rehire date. When the rehired Participant retires again, the Plan will first calculate his or her gross monthly benefit under applicable provisions of the Plan by aggregating all of his or her Years of Benefit Service and based on his or her Final Average Compensation as of his or her subsequent Benefit Commencement Date. For Participants whose benefits first commence or who are reemployed on or after August 1, 2005, that gross monthly benefit shall be reduced by the actuarial equivalent value (determined as of his or her subsequent Benefit Commencement Date) of the retirement payments previously made to him or her; provided, however, that the monthly benefit payable in the form of a single life annuity at the subsequent Benefit Commencement Date will in no event be less than the monthly benefit payable in the form of a single life annuity at the immediately preceding Benefit Commencement Date. Actuarial Equivalence for this purpose is based on interest only using the same rate as used for the Interest Credit Percentage, but not more than 7.0%. If the initial Benefit Commencement Date was before the Participant’s Normal Retirement Date, he or she will be permitted to elect a different form of payment after his or her subsequent retirement; otherwise he or she will not. The retired Participant who becomes a common-law employee of an Affiliate will be treated as if he or she had resumed Employment.

(b)
No Repayment of Account Balance. The Participant who terminates Employment for any reason, receives a cash out of his or her Account Balance and resumes Employment with an Employer, will not be permitted to repay his or her cash out. He or she will resume Employment with a zero Account Balance.

(c)
Notice to Participants Whose Payments are Suspended. The Plan Administrator will provide to each Participant who retires, begins receiving monthly retirement benefits, and then resumes Employment and has his or her payments suspended under Section 3.6(a), no later than one month after the suspension date, a written notice containing (1) a statement that he or she will not resume benefit payments until he or she again incurs a Termination Date, but will receive an Actuarial Equivalent increase in his or her Final Average Pay Pension Formula Accrued Benefit for any month between his or her Normal Retirement Date and his or her actual retirement date when he or she earns fewer than 40 Hours of Service, and for any month of active Employment after April 1 following the calendar year in which he or she reaches age 70½, with an offset for the value of his or her continued accruals; (2) an explanation that his or her benefit payments are being suspended because he or she is continuing to earn Benefit Service; (3) a general description and a photocopy of Section 3.6; (4) a statement that applicable Department of Labor Regulations may be found in Section 2530.203-3 of the Code of Federal Regulations; and (5) a statement that the Participant may seek review of his or her benefit suspension by invoking the claims procedures described in Section 9.15. If the Plan Administrator fails to timely provide this notice to any Participant, his or her Final Average Pay Pension Formula Accrued Benefit will be increased actuarially, using the factors described in Section 1.4(c), for the period between his or her suspension date and the earlier of the date the notice is given and his or her Termination Date.

3.7	Cost-of-Living Increase. The Plan will not make post-retirement adjustments to benefits accrued after December 31, 2001 except as described in Appendix 3.7.

3.8
No Duplication of Benefits. A Participant shall not be entitled to earn a benefit under this Plan and a benefit under another retirement plan (“Other Benefit Plan”) maintained or sponsored by a Controlled Group Member (“Other Controlled Group Plan”) for the same period of employment, except for a retirement benefit based solely on contributions made by the Participant to the Other Controlled Group Plan by way of salary deferral. If a Participant accrues a benefit under an Other Benefit Plan for any period of service for which he or she is entitled to a benefit under this Plan, the Accrued Benefit determined under this Article 3 shall be reduced by the amount of such other benefit. For purposes of determining the amount of the reduction, the Accrued Benefit under this Plan shall be reduced by the single life annuity benefit payable at the same time to the Participant under any Other Benefit Plan, and if the benefit under the Other Benefit Plan is not payable in the single life annuity form or at the same time, it shall be converted to a single life annuity benefit payable at the same time as the benefit under this Plan using the actuarial equivalence factors in Section 1.4(a). If a reduction in benefits is also called for in such Other Benefit Plan or Plans, the reduction shall be made in the order in which the Participant participated in such plans, with the reduction being made first in the plan in which the Participant participated last before his or her retirement and there will be no reduction to the benefit payable under the first plan in which the Participant participated.

3.9	Cash Balance Accounts; Pay and Interest Credits.

(a)	Cash Balance Account. A notional Account will be maintained for each Participant who is an Eligible Employee after December 31, 2011, as an accounting device used to determine his or her Cash Balance Pension Formula Accrued Benefit, the retirement benefit payable to such Participant, and the survivor benefit payable to his or her Beneficiary.
A Participant’s Account will have a balance of zero dollars plus, if applicable, the balance of his or her Prior Plan Account Balance when it is first established on behalf of the Participant. Thereafter, the Account of a Participant who is an Eligible Employee will be credited with Pay Credits in accordance with (b), below, and the Account of any Participant (regardless of whether he or she is then an Employee or Eligible Employee) will be credited with Interest Credits in accordance with (c), below. For the avoidance of doubt, effective January 1, 2017, the Participant’s Account as of the Participant’s Benefit Commencement Date used to derive the lump-sum benefit and Cash Balance Pension Formula Accrued Benefit shall be no less than the sum of the Pay Credits to such Participant’s Account, reduced to reflect the value of any prior distributions and any other amounts to the extent that such amounts may be disregarded pursuant to Treas. Reg. Section 1.411(b)(5)-1(d)(2).
When a Participant receives (or starts to receive or is deemed to have received) payment of a retirement benefit attributable to his or her Cash Balance Pension Formula Accrued Benefit, then the balance of his or her Account will be reduced to zero dollars.

(b)
Pay Credits. The Account of a Participant who was an Eligible Employee and participating under the Final Average Pay Pension Formula on December 31, 2011, will be credited for each month beginning after his or her Cash Balance Transition Date during which he or she is an Eligible Employee for all or a portion of such month with an amount (called a “Pay Credit”) equal to 4% of the Compensation paid to him or her during that month. The Account of any other Participant who becomes (or again becomes) an Eligible Employee after December 31, 2011 will be credited each month during which he or she is an Eligible Employee for all or a portion of such month with a Pay Credit equal to 4% of the Compensation paid to him or her during that month. Pay Credits will be added to the Participant’s Account as of the last day of the month.

(c)
Interest Credits. The Account of any Participant (regardless of whether he or she is then an Employee or Eligible Employee) will be credited with interest (called an “Interest Credit”) as of the last day of each calendar month at a rate equal to 1/12 of the Interest Credit Percentage in effect for the Plan Year rounded to the nearest six decimal places (with the resulting Account Balance then rounded to the nearest two decimal places). Notwithstanding the above, the interest rate used to calculate the Interest Credit on the Prior Plan Account Balance attributable to the AFS Plan shall not be less than 1/12 of the annual rate specified in Appendix 3.1(b)(ii). The Interest Credit will be calculated on the balance of the Account as of the first day of the month (which includes the Pay Credit for the prior month, but not the Pay Credit for the current month). Except in the case of a Prior Plan Account, interest will not be credited prior to a Participant’s Cash Balance Transition Date.

ARTICLE 4
PAYMENT OF BENEFITS

4.1	Forms of Payment. The forms of payment provided by the Plan are described below.

(a)
Normal Form. The Normal Form of benefit payable to the unmarried Participant will be the single life annuity described in Section 4.1(b)(i). The Normal Form of benefit payable to the married Participant will be the qualified joint and survivor annuity, which is the 50% joint and survivor annuity described in Section 4.1(b)(ii) with the Spouse as the Beneficiary. If a benefit is payable as a monthly annuity and the Participant’s Benefit Commencement Date precedes his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35), the only form available is the Normal Form, except as otherwise provided in Section 4.1(b)(ii). A Participant whose Benefit Commencement Date is on or after his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35), may select an Optional Form described in Section 4.1(b). A Participant whose Benefit Commencement Date precedes his or her Earliest Retirement Date and who has a Spouse or Domestic Partner may select an Optional Form that is a joint and survivor annuity with a survivor percentage of 50% or 75% as described in Section 4.1(b)(ii). Unless the Participant is eligible to and elects one of the Optional Forms described in Section 4.1(b), the Plan will pay his or her Accrued Benefit in his or her Normal Form. See Appendix 4.1(a) for special rules.

(b)
Optional Forms. Except as otherwise provided below, the following Optional Forms of payment are available only if the Participant’s Benefit Commencement Date is on or after his or her Earliest Retirement Date (as described in the first paragraph of Section 1.35). An eligible Participant may elect an Optional Form only in accordance with the procedures described in Section 4.3. A Participant may separately elect from the Optional Forms described in this Section 4.1(b), using the procedures described in Section 4.3 for his or her (i) entire Accrued Benefit, (ii) Final Average Pay Pension Formula Accrued Benefit, or (iii) Cash Balance Pension Formula Accrued Benefit. Further, a Participant who was a Participant in a Prior Plan may separately elect from the Optional Forms described in this Section 4.1(b), using the procedures described in Section 4.3 for his or her (i) entire Accrued Benefit, (ii) Prior Plan Benefit or AFS Minimum Benefit, (iii) Prior Plan Account Balance, or (iv) Net ING Benefit. A Participant who was a Participant in a Prior Plan may elect from the applicable optional forms described in Appendix 4.1(b), using the procedures described in Section 4.3, for his or her Prior Plan Benefit only. The Joint and Survivor Annuity and the Term Certain and Life Annuity will be the Actuarial Equivalent (based on the factors in Section 1.4(a)) of the benefit payable to the Participant as single life annuity as of the Benefit Commencement Date.

(i)	Single Life Annuity. The single life annuity attributable to the Final Average Pay Pension Formula Accrued Benefit is a monthly benefit in the amount determined under the applicable provisions of Article 3, beginning on the Participant’s Benefit Commencement Date and payable throughout his or her lifetime, ending with the last payment due on the first day of the month in which his or her death occurs.
The single life annuity attributable to the Cash Balance Pension Formula Accrued Benefit is a monthly benefit in an amount determined by converting the Participant’s Account Balance as of the Benefit Commencement Date into a single life annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of the Benefit Commencement Date.

(ii)
Joint and Survivor Annuity. The joint and survivor annuity is a reduced monthly benefit beginning on the Participant’s Benefit Commencement Date and payable throughout his or her lifetime, with either 50%, 66 2/3%, 75% or 100%, as elected by the Participant, of that monthly amount continuing for life to his or her surviving Spouse or Domestic Partner beginning on the first day of the month following the month in which the Participant’s death occurs. A Participant with a Spouse or Domestic Partner may elect a joint and survivor annuity with a 50% or 75% survivor percentage with his or her Spouse or Domestic Partner as the Beneficiary even if his or her Benefit Commencement Date precedes his or her Earliest Retirement Date. A married Participant may not select a Beneficiary other than his or her Spouse.

(iii)
Term Certain and Life Annuity. The term certain and life annuity is a reduced monthly benefit beginning on the Participant’s Benefit Commencement Date and payable throughout his or her lifetime, ending with the last payment due on the first day of the month preceding the month in which his or her death occurs. If the Participant dies within the period certain that he or she elected (five years or ten years) following his or her Benefit Commencement Date, payments will continue to his or her Beneficiary for the remainder of the guaranteed period. If the Participant named multiple Beneficiaries, the Plan will pay the Actuarial Equivalent of the remaining monthly payments in lump-sum payments to the surviving Beneficiary(ies), in the amounts or percentages designated by the Participant. If there is a single Beneficiary and he or she dies within the guaranteed payment period, the Plan will pay the Actuarial Equivalent of the remaining monthly payments in a lump sum to the Participant’s surviving contingent beneficiary if any, or if none then to the Beneficiary’s surviving named beneficiary if any, or if none then to the Beneficiary’s estate. If the Beneficiary is not a natural person, for example, a trust or an estate, the Actuarial Equivalent lump-sum value of the remaining payments due to such Beneficiary, using the factors in Section 1.4(a), will be paid to the Beneficiary in a lump sum.

(iv)
Elective Lump Sum for Account Balance and Immediate Annuity. A Vested Participant (other than with respect to a Prior Plan Account Balance attributable to the AFS Plan) may elect to receive his or her Account Balance in a single lump-sum payment or in monthly annuity payments as of the Benefit Commencement Date described in Section 1.14(a), regardless of its value and his or her age on his or her Termination Date. Additionally, if a Participant is entitled to and does elect to receive his or her entire Account Balance in a lump sum and the Actuarial Equivalent lump-sum value of the Participant’s Final Average Pay Pension Formula Accrued Benefit is $5,000 or less, the Participant may elect to receive his or her entire Accrued Benefit in an Actuarial Equivalent lump sum or in an Immediate Annuity as of the first day of any month after his or her Termination Date. Except as provided in this Section 4.1(b)(iv), Section 4.1(b)(v), Section 4.1(c), and Section 4.2, the Plan will pay the Final Average Pay Pension Formula portion of a Participant’s Accrued Benefit in an annuity form.

(v)
Limited Lump Sum for AFS Minimum Benefit or AFS Prior Plan Account Balance, and Immediate Annuity. A Participant whose Prior Plan was the AFS Plan shall have a limited lump-sum option with respect to his or her AFS Minimum Benefit or Prior Plan Account attributable to the AFS Plan as described in Appendix 4.1(b).

(vi)
Full Lump Sum for Certain Former USLICO Plan Participants. A Participant who is a former employee of the International Trust Company of Liberia or its subsidiaries, whose Prior Plan Benefit includes benefits under the USLICO Plan and who is a Liberian citizen and resides in Liberia at the time of his or her Benefit Commencement Date may elect to receive his or her entire Vested Accrued Benefit in a single lump-sum payment or an Immediate Annuity as of the first day of any month after his or her Termination Date.

(c)	Automatic Lump Sum.

(i)
Not Over $5,000. If a Participant’s vested Accrued Benefit has a lump-sum Actuarial Equivalent value not greater than $5,000 after his or her Termination Date, the Plan will pay his or her entire benefit in the form of a lump-sum payment, made as soon as administratively practicable after the Termination Date, as follows:

(A)	If the Participant makes an affirmative election to receive a distribution, the distribution will be paid in cash to the Participant;

(B)	If the Participant makes an affirmative election of a direct rollover under Section 4.6, the distribution will be paid in cash to the eligible retirement plan or Roth IRA designated by the Participant

(a direct rollover may be in the form of an electronic transfer of funds to the eligible retirement plan or Roth IRA, or a check made payable to such eligible retirement plan or Roth IRA but delivered to the Participant); or

(C)	If the Participant fails to make an affirmative election to receive a distribution or a direct rollover, then:

(1)
If the Participant has attained his/her Normal Retirement Age, or if the cash-out value of his/her Accrued Benefit does not exceed $1,000 (regardless of the age of Participant), the distribution will be paid in cash to the Participant.

(2)
Otherwise, the distribution will be paid in cash to an individual retirement account or annuity established for the benefit of the Participant with a financial institution designated for this purpose by the Plan Administrator in accordance with the requirements of Code Section 401(a)(31)(B).

If the cash-out value of the Participant’s Accrued Benefit exceeds $5,000 at the Participant’s Termination Date, but subsequently falls below such amount prior to Benefit Commencement Date (for example, because of a change in the Applicable Interest Rate or the Applicable Mortality Table then in effect), the Plan Administrator may then direct that a direct rollover be made pursuant to paragraph (1) or (2), as applicable.
Notwithstanding anything in the Plan or the applicable Appendix to the contrary, this Section 4.1(c)(i) applies to all Participants, regardless of whether such Participant’s benefits are determined under the terms of this Plan, a prior version of this plan or a prior plan that merged into this Plan.
In the event benefit payments have begun to a Participant or surviving Spouse, and the Accrued Benefit had a lump-sum Actuarial Equivalent value no greater than $5,000 as of the Benefit Commencement Date, the Plan Administrator will cash out the remaining benefit only if the Participant and his or her Spouse, or his or her surviving Spouse if the Participant is deceased, consent in writing. The Plan Administrator need not obtain consent from a non-Spouse Beneficiary.

(ii)
Constructive Cash Out. Regardless of the present value of his or her Accrued Benefit, each non-Vested Participant will be treated as having received a constructive cash out of his or her entire Accrued Benefit as of his or her Termination Date. In the case of a Participant who has not incurred a Five-Year Break prior to January 1, 2012 and resumes Employment, he or she will be treated as having repaid his or her constructive cash out as of the date he or she resumes Employment.

4.2
Opportunity to Cash Out Annuity Benefit. A Participant who was employed by the Bank of Liberia, is a Liberian citizen, currently resides in Liberia, and who immediately before the effective date of this Section 4.2 was receiving his or her benefits in an annuity form of payment may elect (with the consent of his or her Spouse, if any) to receive a lump-sum payment in lieu of the remainder of such annuity payments. The lump sum shall be paid as soon as practicable after the election is received and the amount payable shall be equal to the Actuarial Equivalent (determined as of the date as of which such lump sum is paid) of the remainder of the annuity payable to such Participant and any survivor benefits associated with that annuity form of payment. The Participant shall be provided with an explanation of the lump-sum benefit and his or her right to waive the remainder of the annuity payments containing the same information required to be provided under Section 4.3(a) and (b).

4.3
Election Procedures. Subject to the Spousal consent requirements described below, the Participant may elect, or revoke a previous election and make a new election, within the 90-day period ending on his or her Benefit Commencement Date, to receive his or her benefit in the Normal Form described in Section 4.1(a) or in one of the Optional Forms described in Section 4.1(b). A Participant may make a separate election for his or her (i) entire Accrued Benefit, (ii) Final Average Pay Pension Formula Accrued Benefit, or (iii) Cash Balance Pension Formula Accrued Benefit. Further, a Participant who has a Prior Plan Benefit may make a separate benefit election with respect to the components of his or her Accrued Benefit as follows: (1) his or her entire Accrued Benefit, (2) his or her Account Balance and his or her Final Average Pay Pension Formula Accrued Benefit, (3) his or her Prior Plan Benefit (including his or her Prior Plan Account Balance) and his or her Net ING Benefit, or (4) his or her Account Balance, his or her Prior Plan Benefit attributable to the Final Average Pay Pension Formula and his or her Net ING Benefit. No Participant will receive more than one annuity form of payment unless he or she has both a Final Average Pay Pension Formula Accrued Benefit and Cash Balance Pension Formula Accrued Benefit and he or she elects a different payment form for each, or he or she has a Prior Plan Benefit and elects an annuity form with respect to that Prior Plan Benefit or his or her Prior Plan Account Balance. The election cannot be changed after the Benefit Commencement Date. Each election must be in writing on a form prescribed by the Plan Administrator. If the Beneficiary is not the Participant’s Spouse, the Participant may not elect any option unless the present value of the payments expected to be made to him or her complies with the incidental death benefit rule under Code Section 401(a)(9)(G).

(a)
Explanation of Normal Form Annuity. The Plan Administrator will provide to each Participant a written explanation of the Normal Form annuity and in the case of a married Participant, the joint and 50% survivor annuity and the joint and 75% survivor annuity, no more than 90 days nor less than 30 days before his or her intended retirement date. The written communication will explain (1) the terms and conditions of each annuity; (2) the Participant’s right to waive, and the effect of an election to waive the annuity; (3) the right of the Participant’s Spouse (if any) to refuse to consent to a waiver of the annuity; and (4) the right to revoke an election to waive the annuity, and the effect of a revocation of such election and such other information as is required to be provided under the applicable regulations.

(b)
Waiver of the Normal Form Annuity. The Participant may elect to waive the Normal Form annuity, and may revoke any such election, during the election period. Each election must be in writing and (1) must be signed by the Participant, and his or her Spouse (if any); (2) the Spouse’s consent must acknowledge the effect of the election and that he or she cannot later revoke the waiver; (3) the Spouse’s consent must specifically approve each named Beneficiary and each elected optional form of payment; and (4) the Spouse’s consent must be witnessed by a notary public or Plan representative. Spousal consent will not be required if the Participant provides the Plan Administrator with a decree of abandonment or legal separation, or with evidence satisfactory to the Plan Administrator in its sole discretion that he or she cannot obtain consent because he or she has been unable to locate his or her Spouse after reasonable effort. If the Spouse is incompetent, the Spouse’s legal guardian may give consent, even if the guardian is the Participant. If the Participant does not submit a valid waiver by the end of his or her election period, the Plan will pay his or her benefit in his or her Normal Form.

(c)
Election Period. The election period required by Code Section 417 for waiving the Normal Form will begin on the date the Participant receives the written explanation required under Section 4.3(a) and will end on his or her Benefit Commencement Date. The Participant and Spouse, if any, may affirmatively waive the 30-day election period but must have an election period of at least seven days.

(d)
Effect of Election of a Joint and Survivor Annuity of at Least 50%. The married Participant who elects to receive a joint and survivor annuity with his or her Spouse as his or her joint annuitant with a survivor percentage of 50% or more will not be required to have his or her Spouse’s notarized, written consent to make the election.

4.4	Effect of Death on Forms of Payment.

(a)
Death of Participant Before Benefits Begin. If the Participant’s benefit is payable in any form with a survivor benefit and he or she dies before his or her Benefit Commencement Date, his or her Spouse, Domestic Partner or other Beneficiary will not be entitled to any benefits under any such form. His or her surviving Spouse or Domestic Partner will be entitled only to the preretirement death benefit payable under Article 5. However, if the Participant elected a joint and survivor annuity with his or her Spouse or Domestic Partner as joint annuitant and a survivor percentage of 50% or more but died before his or her Benefit Commencement Date and, effective January 1, 2008, within 90 days after he or she submitted his or her election, the Plan will pay the elected survivor benefit to the surviving Spouse or Domestic Partner.

(b)
Death of Participant After Benefits Begin. If the Participant dies after his or her benefits have begun, no death benefit will be payable except to the extent provided under the form of benefit he or she was receiving at the time of his or her death.

(c)
Death of Spouse or Beneficiary Before Benefits Begin. If the Participant’s benefit is payable in any form with a survivor benefit and his or her Spouse or designated Beneficiary dies before his or her Benefit Commencement Date, the survivor form of payment will not become effective, and he or she will instead receive his or her retirement benefit as a single life annuity unless he or she properly elects another form before his or her Benefit Commencement Date.

(d)
Death of Spouse or Beneficiary After Benefits Begin. If the Participant’s benefit has begun in any form with a survivor benefit and his or her Spouse or other Beneficiary dies before he or she does, he or she will continue to receive his or her benefit in the same form.

4.5	Required Distribution Rules. All distributions will be subject to the requirements of Appendix 4.5, Minimum Required Distributions.

4.6
Direct Rollover of Eligible Payments. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section 4.6, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan or to an individual retirement plan described in Code Section 408(A)(b) (a “Roth IRA”) specified by the distributee in a direct rollover. The distributee must timely provide in writing all information required to effect the transfer. The PAC or its administrative delegate will provide timely notice of the right to make a direct rollover. However, any lump-sum payment less than $200 will not be eligible for direct rollover.

(a)
Eligible Rollover Distribution. An eligible rollover distribution is any distribution or withdrawal of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (1) any payment that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; (2) any payment to the extent such payment is required under Code Section 401(a)(9); (3) the portion of any payment that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (4) any amount that is distributed on account of hardship. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, effective January 1, 2007, such portion may be transferred only to an individual retirement account or annuity described in Code Sections 408(a) or (b), to a Roth IRA or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) or an annuity contract described in Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(b)
Eligible Retirement Plan. An eligible retirement plan is (1) an individual retirement account described in Code Section 408(a), (2) an individual retirement annuity described in Code Section 408(b), (3) an annuity plan described in Code Section 403(a), (4) a qualified trust described in Code Section 401(a), (5) an annuity contract described in Code Section 403(b) and (6) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relation order, as defined in Code Section 414(p). For a Beneficiary who is not the Participant’s Spouse or former Spouse, an eligible retirement plan is an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b), each of which is established for the purpose of receiving such distribution on behalf of such Beneficiary and is treated as an inherited individual retirement account or individual retirement annuity (within the meaning of Code Section 408(d)(3)(C)) for purposes of Code Section 402(c)(11).

(c)	Distributee. A distributee includes an Employee or former Employee, the Employee’s or former Employee’s surviving Spouse and any Beneficiary.

(d)	Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan or Roth IRA specified by the distributee.

4.7	Payment on Participant’s Behalf.

(a)
Payment to the Participant’s Representative. If the Participant is incompetent to handle his or her affairs on his or her Benefit Commencement Date or thereafter, or cannot be located after reasonable effort, the Plan Administrator will make payments to his or her court-appointed personal representative, or if none is appointed, the Plan Administrator may in its sole discretion make payments to his or her next-of-kin or the person the Plan Administrator reasonably believes to be handling the financial affairs of the incompetent Participant. All such payments shall be in full satisfaction of the Plan’s obligations to the Participant.

(b)
Payment to Minor or Incompetent Beneficiaries. In the event the deceased Participant’s Beneficiary is a minor, or is legally incompetent, or cannot be located, the Plan Administrator will make payment to the court-appointed guardian or representative of such Beneficiary, or to a trust established for the benefit of such Beneficiary, as applicable. If no guardian or representative is appointed, and no trust is established, the Plan will defer payment until the Beneficiary reaches majority or becomes legally competent under applicable State law.

(c)
Judicial Determination. In the event the Plan Administrator considers it necessary, it may have a court of applicable jurisdiction determine to whom payments should be made, in which event all expenses incurred in obtaining the determination may be charged against the payee.

4.8
Unclaimed Benefits. In the event the Plan Administrator cannot locate any person entitled to receive the Participant’s Vested Accrued Benefit, with reasonable effort and after a period of five years, his or her interest will be canceled but will be reinstated within 60 days after the date he or she is located by the Plan Administrator, as required under Treas. Reg. Section 1.401(a)-14(d) or any other applicable law. The Plan Administrator will pay any required retroactive payment in accordance with Section 4.10.

4.9
Correction of Mistakes. In the event the Plan Administrator discovers that a mistake has been made in the calculation of the benefit amount payable to any Participant or other payee, it will correct the mistake as soon as practicable such that all future payments are in the correct amount. If an overpayment in monthly payments has been made, the Plan Administrator may take such action as it deems appropriate to recover the overpayment including reducing future monthly benefit payments to the extent necessary to recover the overpayment within a reasonable period of time. If an underpayment in monthly payments has been made, the Plan Administrator either will pay the Actuarial Equivalent lump-sum value of the underpayment in a single sum, or will increase future monthly benefit payments to the extent necessary to pay the Actuarial Equivalent value of the underpayment within a reasonable period of time. If an underpayment has been made in a lump sum, the Plan Administrator will pay the Actuarial Equivalent value of the underpayment in a single sum. However, if the Plan Administrator determines that the burden or expense of seeking recovery of any overpayment would be greater than the potential recovery warrants, either to the Plan or to the payee, the Plan Administrator may, in its sole discretion, forego recovery efforts.

4.10
Retroactive Benefit Commencement Date. In the event a Participant has notified the Company of his or her intent to retire and commence benefit payments prior to the Benefit Commencement Date elected by the Participant, or the Participant is involuntarily terminated by the Company for any reason at a time when he or she is eligible to retire under the Plan on his or her Termination Date, and in either case the Plan Administrator is unable to provide the Participant with the qualified joint and survivor explanation required under Code Section 417(e)(3) prior to the Benefit Commencement Date elected by the Participant, the Participant may elect a retroactive annuity starting date; provided, however, such retroactive annuity starting date election must satisfy all of the following requirements: (a) such retroactive annuity starting date is not earlier than the earliest date on which the Participant could otherwise have started receiving benefits under the terms of the Plan, (b) the spousal consent requirements of Code Section 417(e) are satisfied, (c) the retroactive annuity starting date is substituted for the annuity starting date for all purposes of determining the benefit payable to the Participant, and (d) the distribution and benefit election otherwise satisfies all requirements of Code Section 417(e) and the regulations promulgated thereunder.

ARTICLE 5
PRERETIREMENT DEATH BENEFITS

5.1
Participant with Spouse or Domestic Partner. The surviving Spouse or Domestic Partner of a Participant who dies before his or her Benefit Commencement Date will receive the preretirement death benefit as described in this Section.

(a)
Coverage for Surviving Spouse or Domestic Partner. The preretirement death benefit coverage will become effective on the later of (1) the date the Participant becomes Vested, or (2) the date he or she becomes married or has a Domestic Partner relationship. Each non-Vested Participant or Employee who dies while employed with the Employer or a Controlled Group Member will become fully Vested as of his or her date of death. The coverage will remain in effect until the earliest of (1) the date the Participant is no longer married or has a Domestic Partner, (2) the Participant’s date of death, or (3) the Participant’s Benefit Commencement Date, which, as described in Section 1.14, may be different for his or her Final Average Pay Pension Formula Accrued Benefit and Cash Balance Pension Formula Accrued Benefit. The surviving Spouse or Domestic Partner of the Participant who receives his or her Account Balance in a lump sum or annuity and dies before the Benefit Commencement Date for his or her Final Average Pay Pension Formula Accrued Benefit, will receive that benefit as described in Section 5.1(b)(i). The coverage will remain in effect whether or not the Participant continues in Employment. The Plan will provide the death benefit without reduction in the benefit payable to the Participant or surviving Spouse or Domestic Partner to account for the cost of coverage.

(b)	Amount of Preretirement Death Benefit. A surviving Spouse or Domestic Partner who is entitled to a benefit under this Section 5.1 will be entitled to the following:

(i)
With respect to a Participant’s Final Average Pay Pension Formula Accrued Benefit, the surviving Spouse or Domestic Partner will be entitled to an annuity for his or her life that is the Actuarial Equivalent of the annuity that would have been paid as a survivor annuity under the 50% joint and survivor annuity based on the Participant’s Final Average Pay Pension Formula Accrued Benefit as of the earlier of his or her Termination Date or date of death, commencing as of the Benefit Commencement Date specified in Section 5.1(d). However, if the Participant elected a joint and survivor annuity with his or her Spouse or Domestic Partner as joint annuitant and a survivor percentage of 50% or more, but died before his or her Benefit Commencement Date and within 90 days of such election, the surviving Spouse or Domestic Partner will be eligible to receive the survivor portion of the annuity as elected, calculated as though the Participant had retired on his or her date of death and died immediately thereafter.

In lieu of the annuity described above, the surviving Spouse or Domestic Partner may elect to receive a lump-sum payment of the full preretirement benefit attributable to the Participant’s Final Average Pay Pension Formula Accrued Benefit, which lump sum shall be the Actuarial Equivalent of the annuity benefit described above starting as of the same Benefit Commencement Date.

(ii)
With respect to a Participant’s Cash Balance Pension Formula Accrued Benefit, the surviving Spouse or Domestic Partner will be entitled to an annuity for his or her life with a monthly benefit in an amount determined by converting the Participant’s Account Balance as of the Benefit Commencement Date specified in Section 5.1(d) into a single life annuity using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of such Benefit Commencement Date.

In lieu of such annuity, the surviving Spouse or Domestic Partner may elect to receive a lump-sum payment of the full preretirement death benefit attributable to the Participant’s Cash Balance Pension Formula Accrued Benefit, which lump sum shall equal the Participant’s Account Balance. Notwithstanding the foregoing, for the surviving Spouse or Domestic Partner of a Participant whose Prior Plan is the AFS Plan, this lump-sum option shall be limited to that portion of the Participant’s Prior Plan Account Balance that the Participant (had he or she survived) could have received as a lump sum (this is, it will not include that portion of his or her Prior Plan Account Balance that was not available as a lump-sum distribution under Appendix 4.1(b)).
If so permitted of Participants by the Company, a Participant who has a Spouse or Domestic Partner may designate a different Beneficiary to receive all or a portion of the preretirement death benefit attributable to his or her Cash Balance Pension Formula Accrued Benefit, in which case such portion of the death benefit shall be paid as provided in Section 5.2(b) in lieu of such portion of the benefit being paid under this Section 5.1(b)(ii). In the case of a married Participant, appropriate consent of his or her Spouse is required in accordance with Code Section 417 in order to designate a different Beneficiary.
The Plan will apply the Code Section 415 limitations described in Section 6.1 to the Spouse’s benefit, as if the Spouse were the Participant.

(c)
Cash Out of Small Benefits. If the lump-sum value of the preretirement death benefit described in Section 5.1(b) (combining the benefit attributable to the Final Average Pay Pension Formula Accrued Benefit and Cash Balance Pension Formula Accrued Benefit, as applicable) is not greater than $5,000 (or such other dollar amount as may be specified in Code Section 411(a)(11)(A)), the preretirement death benefit will be paid to the surviving Spouse or Domestic

Partner in a lump sum as soon as practicable after the Plan Administrator has received proof of death and the identity and whereabouts of the surviving Spouse or Domestic Partner are known to the Plan Administrator. From time to time, the Plan Administrator may recalculate the present values of the benefits of Vested surviving Spouses or Domestic Partners whose benefits are not in pay status, based on the Applicable Interest Rate and the Applicable Mortality Table then in effect, and make lump-sum payments of those that are not over $5,000.

(d)
Benefit Commencement Date for Preretirement Death Benefit. Subject to Section 5.1(c), the preretirement death benefit normally will be payable to the surviving Spouse or Domestic Partner as of the Participant’s Normal Retirement Date (or the first day of the month following the Participant’s death if he or she dies on or after his or her Normal Retirement Date). However, the surviving Spouse or Domestic Partner may elect to receive the preretirement death benefit as of the following earlier date:

(i)
With respect to the preretirement death benefit attributable to the Participant’s Final Average Pay Pension Formula Accrued Benefit, the first day of any month following the later of (A) the date of the Participant’s death, or (B) the Participant’s Earliest Retirement Date, but not later than Participant’s Normal Retirement Date if he or she dies prior to such date. If the surviving Spouse or Domestic Partner elects to start the preretirement death benefit prior to the Participant’s Normal Retirement Date, the 50% joint and survivor annuity that is used to derive the preretirement death benefit shall be that which would have been paid had the Participant elected to start his or her retirement benefit early, with early commencement reduction factors determined under Sections 3.3 or 3.4, as applicable.

(ii)
With respect to the preretirement death benefit attributable to the Participant’s Cash Balance Pension Formula Accrued Benefit, the first day of any month after the date of the Participant’s death, but not later than the Participant’s Normal Retirement Date if he or she dies prior to such date.

5.2
Unmarried Participant Without Domestic Partner. The Beneficiary of the Participant (a) who completes at least one Hour of Service in Employment with an Employer after December 31, 2001, (b) who is in active Employment with an Employer or is Vested, (c) who dies before his or her Benefit Commencement Date, and (d) who does not have a Spouse or Domestic Partner on his or her date of death, will be entitled to the following:

(a)
With respect to a Participant’s Final Average Pay Pension Formula Accrued Benefit, the Beneficiary will be entitled to a lump-sum payment that is the Actuarial Equivalent of the life annuity that would have been payable to a surviving Spouse or Domestic Partner under Section 5.1(b)(i), assuming a surviving Spouse or Domestic Partner that is the same age as the Beneficiary (or, if the Beneficiary is not a natural person, assuming a surviving Spouse or Domestic Partner that is the same age as the Participant).

(b)
With respect to a Participant’s Cash Balance Pension Formula Accrued Benefit, the Beneficiary will be entitled to a lump-sum payment equal to the Participant’s Account Balance. Notwithstanding the foregoing, for the surviving Spouse or Domestic Partner of a Participant whose Prior Plan is the AFS Plan, this lump-sum option shall be limited to that portion of the Participant’s Prior Plan Account Balance that the Participant (had he or she survived) could have received as a lump sum (this is, it will not include that portion of his or her Prior Plan Account Balance that was not available for lump-sum payment under Appendix 4.1(b)).

If the Actuarial Equivalent lump-sum value of the preretirement death benefit is not greater than $5,000 (or such other dollar amount as may be specified in Code Section 411(a)(11)(A)), the Plan will pay the entire benefit to the Beneficiary in a lump sum as soon as practicable after the Plan Administrator has received proof of death and the identity and whereabouts of the Beneficiary are known to the Plan Administrator. From time to time, the Plan Administrator may recalculate the Actuarial Equivalent lump-sum value that are not in pay status, based on the Applicable Interest Rate and the Applicable Mortality Table then in effect, and make lump-sum payments of those that are not over $5,000. Otherwise, payment to a Beneficiary who is not a surviving Spouse or Domestic Partner will be made at the earliest time payment could be made to a surviving Spouse or Domestic Partner under Section 5.1(d)(i) or (ii), as applicable.

5.3
USERRA. Effective January 1, 2007, in the case of a Participant who, had he lived would have had reemployment rights with an Employer under Chapter 43 of Title 38, United States Code, dies while performing qualified military service (as defined in Code Section 414(u)), the Beneficiary of such Participant shall be entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan had the Participant resumed and then terminated employment on account of death.

ARTICLE 6
LIMITATIONS ON BENEFIT AMOUNTS AND TOP HEAVY PROVISIONS

6.1	Code Section 415 Limits.

(a)
General and Effective Date. In no event will the annual benefits accrued, distributed, or otherwise payable in any optional form (including the Normal Form) to any Participant, exceed the Code Section 415 Limit described in this Section 6.1 and the regulations under Code Section 415. The provisions of this Section 6.1 will apply to Participants who have an Hour of Service after December 31, 2007 for Limitation Years beginning on or after July 1, 2007. Subject to Section 6.1(d)(i), the Accrued Benefit of (1) each Participant whose Benefit Commencement Date was on or before December 31, 2007 (to the extent of the benefit accrued before January 1, 2008), and (2) each Participant who does not complete an Hour of Service after December 31, 2007 (without regard to whether his or her Benefit Commencement Date is after December 31, 2007) will be determined by applying the terms of Section 6.1, Code Section 415 Limits, as in effect on December 31, 2007 as if the limitations of Code Section 415 continued to include the limitations of Code Section 415 as in effect on December 31, 2007. If a Participant described in clause (1) above is reemployed after December 31, 2007, the limitations of Section 6.1 as applicable to Participants who complete an Hour of Service after December 31, 2007 will apply to his or her recalculated benefit. Notwithstanding the first sentence of this Section 6.1, benefits accrued or payable as of December 31, 2007 will satisfy this Section 6.1; provided that such benefits satisfied the Code Section 415 Limits as in effect on December 31, 2007.

(b)	Applicable Definitions. For purposes of this Section, the following terms will have the meanings set forth below.

(i)	Adjusted Accrued Benefit means the Participant’s Accrued Benefit after the adjustments described in Section 6.1(c), which is the amount to which the Code Section 415 Limit will be applied.

(ii)	Code Section 415 Limits means, for each Participant, the least of:

(A)
The Dollar Limit, which is $160,000 (as adjusted, as of the first day of each Limitation Year in accordance with Code Section 415 (d)), with the indexed limit for each Limitation Year applied to benefits that first commence in such year;

(B)	The Percentage Limit, which is 100% of his or her average Compensation, as defined below, for the three consecutive calendar years when his or her Compensation was highest; or

(C)	Other. Such limitations as may be set forth in Treasury Regulations from time to time.

(iii)
Compensation means, for purposes of the Participant’s Code Section 415 Limit, for each calendar year all amounts received from the Employer for his or her performance of services and reported as taxable income on his or her Form W-2, within the meaning of Treas. Regs. Section 1.415(c)- 2(d)(4), for such year and will also include salary reduction amounts under Code Sections 125, 132(f) and 401(k) for such year, but such compensation shall not exceed the limitation under Code Section 401(a)(l7) that applies to such year.

Amounts received after severance from employment with the Employer are taken into account only to the extent required by Treas. Reg. Section 1.415(c)-2(e).
Effective for years beginning after December 31, 2008, a Participant receiving a differential wage payment (as described in Code Section 414(u)(12)) shall be treated as an employee of the Employer making the differential wage payment for purposes of this Plan and the differential wage payment shall be treated as Compensation.

(iv)
Controlled Group has the same meaning as in Section 1.28, except that “50%” is substituted for “80%” with respect to the definition of “Controlled Group Member.” For purposes of the Code Section 415 Limit, all Controlled Group Members will be considered to be a single Employer.

(v)	Limitation Year means the Plan Year.

(c)	Calculation of the Adjusted Accrued Benefit. Before application of the Code Section 415 Limit, each Participant’s Accrued Benefit will be adjusted as follows:

(i)
Reduction for Early Retirement. If the Participant begins receiving benefit payments before age 62, the amount of his or her annual payments will be multiplied by the early retirement reduction factor described in Section 3.3(b).

(ii)
Aggregation of Benefits. If the Participant has participated in any other qualified defined benefit plan maintained by an Employer or a Controlled Group Member, his or her accrued benefit under each such plan will be aggregated with his or her Accrued Benefit under this Plan.

(iii)	Other Factors. The calculation of the Participant’s Adjusted Accrued Benefit will include any other relevant provision in the Plan, or requirement of law, in effect from time to time.

(iv)	Adjusted Accrued Benefit. The product of the steps in Section 6.1(c)(i), (ii) and (iii) will be the Participant’s Adjusted Accrued Benefit for purposes of applying the Code Section 415 Limit.

(d)
Adjustments to the Code Section 415 Limits. The Participant’s Code Section 415 Limit, which will be applied to reduce his or her Adjusted Accrued Benefit, if necessary, will be adjusted by any of the following circumstances that apply to him or her.

(i)
Grandfathered Code Section 415 Limit. For benefits the Participant accrued under any qualified plan maintained by an Employer or Controlled Group Member before the 1987 Plan Year, his or her Section 415 Limit will not be less than the following amount(s):

(A)
Pre-1983 Accrued Benefit. If, before 1983, the Participant had participated in one or more qualified defined benefit plans to which an Employer or Controlled Group Member contributed, his or her Code Section 415 limit will not be reduced to an amount less than his or her aggregate accrued benefit under such plan(s) as of the first day of the 1982 limitation year under such plan(s).

(B)
Pre-1987 Accrued Benefit. If, before 1987, the Participant had participated in one or more qualified defined benefit plans to which an Employer or Controlled Group Member contributed, his or her Code Section 415 Limit will not be reduced to an amount less than his or her aggregate accrued benefit under such plan(s) as of the first day of the 1986 limitation year under such plan(s).

(ii)
Form of Payment. The Code Section 415 Limit is determined by reference to benefits payable in the form of the single life annuity or the Spousal joint and survivor annuity (as described in Treas. Reg. Section 1.415(b)-1(c)(4)(i)(A)). If benefits are paid in any other form (other than a form to which Code Section 417(e)(3) applies), the Participant’s Code Section 415 Limit will be adjusted such that it is the greater of:

(A)
the actuarial equivalent single life annuity commencing at the same Benefit Commencement Date as the form of benefit payable to the Participant using the Plan’s factors for determining Actuarial Equivalence in Section 1.4(a); or

(B)
the actuarial equivalent single life annuity commencing at the same Benefit Commencement Date as the form of benefit payable to the Participant using an interest rate of 5% and the Applicable Mortality Table for that Benefit Commencement Date.

If the benefit is payable in a form to which Code Section 417(e)(3) applies, the actuarially equivalent single life annuity benefit is the greatest of:

(A)
The annual amount of the single life annuity commencing at the Benefit Commencement Date that has the same actuarial present value as the particular form of benefit payable, computed using the Plan’s factors for Actuarial Equivalence in Section 1.4(a);

(B)
The annual amount of the single life annuity commencing at the Benefit Commencement Date that has the same actuarial present value as the particular form of benefit payable, computed using a 5.5% interest assumption and the Applicable Mortality Table; or

(C)
The annual amount of the single life annuity commencing at the Benefit Commencement Date that has the same actuarial present value as the particular form of benefit payable (computed using the Applicable Interest Rate and Applicable Mortality Table, divided by 1.05).

(iii)
Reduced Limit for Early Retirement. If the Participant begins benefit payments before age 62, his or her Code Section 415 Dollar Limit will be the lesser of: (A) the Code Section 415 Dollar Limit multiplied by the ratio of the annual amount of the single life annuity commencing at his or her Benefit Commencement Date, over the annual amount of the single life annuity commencing at age 62 (both determined without regard to the Code Section 415 limits), or (B) an actuarial equivalent reduction from age 62 to his or her age as of his or her Benefit Commencement Date, using a 5% interest rate assumption and the Applicable Mortality Table for the Benefit Commencement Date.

No adjustment will be made to reflect the probability of a Participant’s death after the Benefit Commencement Date and before age 62.

(iv)
Increased Limit for Late Retirement. For a Participant whose Benefit Commencement Date is after his or her attainment of age 65, the Code Section 415 Dollar Limit will be the lesser of: (A) the Code Section 415 Dollar Limit multiplied by the ratio of the annual amount of the immediately commencing single life annuity payable to the Participant (ignoring accruals after age 65) using the actuarial adjustments in Section 1.4(c) over the annual amount of the single life annuity that would have been payable at age 65, or (B) the Code Section 415 Dollar Limit actuarially increased using a 5% interest rate assumption and the Applicable Mortality Table for that Benefit Commencement Date. For these purposes, mortality between age 65 and the age at which benefits commence shall be ignored.

(v)	Reduced Limit for Fewer Than 10 Years of Participation.

(A)
Dollar Limit. The Dollar Limit for the Participant who has fewer than ten years of participation in the Plan will be computed by multiplying the limit described in Section 6.1(b)(ii)(A) (as adjusted) by a fraction, the numerator of which is the number of his or her whole and partial years of participation and the denominator of which is ten.

(B)
Percentage Limit. The Percentage Limit for the Participant who has earned fewer than ten Years of Vesting Service, will be computed by multiplying the amount of his or her average Compensation for his or her three highest years by a fraction, the numerator of which is the number of his or her whole and partial Years of Vesting Service and the denominator of which is ten.

(vi)
Special Rules for an Adjusted Accrued Benefit Not in Excess of $10,000. If the Participant’s Adjusted Accrued Benefit is not greater than $10,000, the full amount may be paid whether or not that amount exceeds his or her Percentage Limit, but only if (A) his or her annual benefit has not exceeded $10,000 in any previous Plan Year, and (B) he or she has never participated in a defined contribution plan maintained by the Employer. If he or she elects a form of payment other than the single life annuity or Spousal joint and survivor annuity, his or her Adjusted Accrued Benefit will not be reduced by the Actuarial Equivalent factor for his or her elected form of payment described in Section 4.1.

(e)
Combining of Plans. For purposes of applying the limitations described in this Section, all defined benefit plans maintained by any Employer or a Controlled Group Member (whether or not terminated) will be treated as one defined benefit plan. The Percentage Limit will be applied separately to each defined benefit plan and will be applied under each plan by using the same period of consecutive calendar years (not more than three) as the period when the Participant’s Compensation was greatest.

(f)
Compliance With Code Section 415. The intent of this Section 6.1 is that the maximum benefit payable to each Participant will be exactly equal to the maximum amount permitted under Code Section 415. If there is any discrepancy between this Section 6.1 and Code Section 415, then Code Section 415 will prevail.

6.2	Restrictions on Benefits of Twenty-Five Highest-Paid Participants.

(a)
Restricted Participants. In each Plan Year, the total number of Participants whose benefit payments are restricted under this Section 6.2 is limited to the 25 highly compensated employees and former employees (within the meaning of

Code Section 414(q)) with the greatest Compensation in the current or any prior Plan Year (the restricted Participants).

(b)
Restricted Amount. For each Plan Year, the amount of benefits payable to each restricted Participant will be limited to the annual amount that would be payable in the single life annuity form, unless either: (1) the value of Plan assets remaining after payment to such Participant is at least 110% of the value of current liabilities, or (2) the value of benefits paid to such Participant is less than 1% of the value of current liabilities.

(c)
Security for Restricted Amount. In lieu of the restrictions described in this Section 6.2, and to the extent permitted by applicable law, the Plan may permit each restricted Participant to provide security for any payments that exceed the annual amount that would have been payable as a single life annuity.

(d)
Restriction Upon Plan Termination. In the event the Plan terminates, the benefits payable to the restricted Participants will be limited to an amount that is not discriminatory under Code Section 401(a)(4).

6.3	Funding-Based Limitations.

(a)
Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 80 Percent, But Not Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 80% (or would be less than 80% to the extent described in Section 6.3(a)(ii) below) but is not less than 60%, then the limitations set forth in this Section 6.3(a) apply.

(i)
50 Percent Limitation on Single Sum Payments, Other Accelerated Forms of Distribution, and Other Prohibited Payments. A participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, unless the present value of the portion of the benefit that is being paid in a prohibited payment does not exceed the lesser of: (A) 50% of the present value of the benefit payable in the optional form of benefit that includes the prohibited payment; or (B) 100% of the PBGC maximum benefit guarantee amount (as defined in Treas. Regs. Section 1.436-1(d)(3)(iii)(C)).

The limitation set forth in this Section 6.3(a)(i) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the participant. If an optional form of benefit that is otherwise available under the terms of the

Plan is not available to a participant or beneficiary as of the annuity starting date because of the application of the requirements of this Section 6.3(a)(i), the participant or beneficiary is permitted to elect to bifurcate the benefit into unrestricted and restricted portions (as described in Treas. Regs. Section 1.436-1(d)(3)(iii)(D)). The participant or beneficiary may also elect any other optional form of benefit otherwise available under the Plan at that annuity starting date that would satisfy the 50%/PBGC maximum benefit guarantee amount limitation described in this Section 6.3(a)(i), or may elect to defer the benefit in accordance with any general right to defer commencement of benefits under the Plan.

(ii)
Plan Amendments Increasing Liability for Benefits. No amendment to the Plan that has the effect of increasing liabilities of the Plan by reason of increases in benefits, establishment of new benefits, changing the rate of benefit accrual, or changing the rate at which benefits become nonforfeitable shall take effect in a Plan Year if the adjusted funding target attainment percentage for the Plan Year is: (A) Less than 80%; or (B) 80% or more, but would be less than 80% if the benefits attributable to the amendment were taken into account in determining the adjusted funding target attainment percentage.

The limitation set forth in this Section 6.3(a)(ii) does not apply to any amendment to the Plan that provides a benefit increase under a Plan formula that is not based on compensation, provided that the rate of such increase does not exceed the contemporaneous rate of increase in the average wages of participants covered by the amendment.

(b)
Limitations Applicable If the Plan’s Adjusted Funding Target Attainment Percentage Is Less Than 60 Percent. Notwithstanding any other provisions of the Plan, if the Plan’s adjusted funding target attainment percentage for a Plan Year is less than 60%, then the limitations in this Section 6.3(b) apply.

(i)
Single Sums, Other Accelerated Forms of Distribution, and Other Prohibited Payments Not Permitted. A participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date on or after the applicable section 436 measurement date, and the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment. The limitation set forth in this Section 6.3(b)(i) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the participant.

(ii)	Benefit Accruals Frozen. Benefit accruals under the Plan shall cease as of the applicable section 436 measurement date. In addition, if the Plan is required to cease benefit accruals under this Section 6.3(b)(ii), then the Plan is not permitted to be amended in a manner that would increase the liabilities of the Plan by reason of an increase in benefits or establishment of new benefits.

(c)
Limitations Applicable If the Plan Sponsor Is In Bankruptcy. Notwithstanding any other provisions of the Plan, a participant or beneficiary is not permitted to elect, and the Plan shall not pay, a single sum payment or other optional form of benefit that includes a prohibited payment with an annuity starting date that occurs during any period in which the Plan Sponsor is a debtor in a case under title 11, United States Code, or similar Federal or State law, except for payments made within a Plan Year with an annuity starting date that occurs on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage, determined, for Plan Years beginning on or after January 1, 2015, without regard to Code Section 430(h)(2)(C)(iv), for that Plan Year is not less than 100%. In addition, during such period in which the Plan Sponsor is a debtor, the Plan shall not make any payment for the purchase of an irrevocable commitment from an insurer to pay benefits or any other payment or transfer that is a prohibited payment, except for payments that occur on a date within a Plan Year that is on or after the date on which the Plan’s enrolled actuary certifies that the Plan’s adjusted funding target attainment percentage, determined, for Plan Years beginning on or after January 1, 2015, without regard to Code Section 430(h)(2)(C)(iv), for that Plan Year is not less than 100%. The limitation set forth in this Section 6.3(c) does not apply to any payment of a benefit which under Code Section 411(a)(11) may be immediately distributed without the consent of the participant.

(d)	Provisions Applicable After Limitations Cease to Apply.

(i)
Resumption of Prohibited Payments. If a limitation on prohibited payments under Section 6.3(a)(i), Section 6.3(b)(i), or Section 6.3(c) applied to the Plan as of a section 436 measurement date, but that limit no longer applies to the Plan as of a later section 436 measurement date, then that limitation does not apply to benefits with annuity starting dates that are on or after that later section 436 measurement date.

(ii)
Resumption of Benefit Accruals. If a limitation on benefit accruals under Section 6.3(b)(ii) applied to the Plan as of a section 436 measurement date, but that limitation no longer applies to the Plan as of a later section 436 measurement date, then benefit accruals shall resume prospectively and that limitation does not apply to benefit accruals that are based on service on or after that later section 436 measurement date, except as otherwise provided under the Plan. The Plan shall comply with the rules relating to partial years of participation and the prohibition on double proration under Department of Labor regulation 29 CFR Section 2530.204-2(c) and (d).

(iii)
Treatment of Plan Amendments That Do Not Take Effect. If a Plan amendment does not take effect as of the effective date of the amendment because of the limitation of Section 6.3(a)(ii) or Section 6.3(b)(ii), but is permitted to take effect later in the same Plan Year (as a result of additional contributions or pursuant to the enrolled actuary’s certification of the adjusted funding target attainment percentage for the Plan Year that meets the requirements of Treas. Regs. Section 1.436- 1(g)(5)(ii)(C)), then the Plan amendment must automatically take effect as of the first day of the Plan Year (or, if later, the original effective date of the amendment). If the Plan amendment cannot take effect during the same Plan Year, then it shall be treated as if it were never adopted, unless the Plan amendment provides otherwise.

(e)
Notice Requirement. See Section 101(j) of ERISA for rules requiring the Plan administrator of a single employer defined benefit pension Plan to provide a written notice to participants and beneficiaries within 30 days after certain specified dates if the Plan has become subject to a limitation described in Section 6.3(a)(i), Section 6.3(b), or Section 6.3(c).

(f)
Methods to Avoid or Terminate Benefit Limitations. See Code Sections 436(b)(2), (c)(2), (e)(2), and (f) and Treas. Regs. Section 1.436-1(f) for rules relating to employer contributions and other methods to avoid or terminate the application of the limitations set forth in Sections 6.3(a) through 6.3(b) for a Plan Year. In general, the methods a Plan Sponsor may use to avoid or terminate one or more of the benefit limitations under Sections 6.3(a) through 6.3(b) for a Plan Year include employer contributions and elections to increase the amount of Plan assets which are taken into account in determining the adjusted funding target attainment percentage, making an employer contribution that is specifically designated as a current year contribution that is made to avoid or terminate application of certain of the benefit limitations, or providing security to the Plan.

(g)	Special Rules.

(i)	Rules of Operation for Periods Prior to and After Certification of Plan’s Adjusted Funding Target Attainment Percentage.

(A)
In General. Code Section 436(h) and Treas. Regs. Section 1.436- 1(h) set forth a series of presumptions that apply (1) before the Plan’s enrolled actuary issues a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year; and (2) if the Plan’s enrolled actuary does not issue a certification of the Plan’s adjusted funding target attainment percentage for the Plan Year before the first day of the 10th month of the Plan Year (or if the Plan’s enrolled actuary issues a range certification for the Plan Year pursuant to Treas. Regs. Section 1.436-1(h)(4)(ii) but does not issue a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year). For any period during which a presumption under Code Section 436(h) and Treas. Regs. Section 1.436-1(h) applies to the Plan, the limitations under Sections 6.3(a) through 6.3(c) are applied to the Plan as if the adjusted funding target attainment percentage for the Plan Year were the presumed adjusted funding target attainment percentage determined under the rules of Code Section 436(h) and Treas. Regs. Section 1.436-1(h)(1), (2), or (3). These presumptions are set forth in Section 6.3(g)(i)(B) through (D).

(B)
Presumption of Continued Underfunding Beginning First Day of Plan Year. If a limitation under Section 6.3(a), (b) or (c) applied to the Plan on the last day of the preceding Plan Year, then, commencing on the first day of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 6.3(g)(i)(C) or Section 6.3(g)(i)(D) applies to the Plan: (1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the adjusted funding target attainment percentage in effect on the last day of the preceding Plan Year; and (2) The first day of the current Plan Year is a section 436 measurement date.

(C)
Presumption of Underfunding Beginning First Day of Fourth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the fourth month of the Plan Year and the Plan’s adjusted funding target attainment percentage for the preceding Plan Year was either at least 60% but less than 70% or at least 80% but less than 90%, or is described in Treas. Regs. Section 1.436-1(h)(2)(ii), then, commencing on the first day of the fourth month of the current Plan Year and continuing until the Plan’s enrolled actuary issues a certification of the adjusted funding target attainment percentage for the Plan for the current Plan Year, or, if earlier, the date Section 6.3(g)(i)(D) applies to the Plan: (1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be the Plan’s adjusted funding target attainment percentage for the preceding Plan Year reduced by 10 percentage points; and (2) The first day of the fourth month of the current Plan Year is a section 436 measurement date.

(D)
Presumption of Underfunding On and After First Day of Tenth Month. If the Plan’s enrolled actuary has not issued a certification of the adjusted funding target attainment percentage for the Plan Year before the first day of the tenth month of the Plan Year (or if the Plan’s enrolled actuary has issued a range certification for the Plan Year pursuant to Treas. Regs. Section 1.436-1(h)(4)(ii) but has not issued a certification of the specific adjusted funding target attainment percentage for the Plan by the last day of the Plan Year), then, commencing on the first day of the tenth month of the current Plan Year and continuing through the end of the Plan Year: (1) The adjusted funding target attainment percentage of the Plan for the current Plan Year is presumed to be less than 60 percent; and (2) The first day of the tenth month of the current Plan Year is a section 436 measurement date.

(ii)	Plan Termination, Certain Frozen Plans, and Other Special Rules.

(A)
Plan Termination. The limitations on prohibited payments in Section 6.3(a)(i), Section 6.3(b)(i), and Section 6.3(c) do not apply to prohibited payments that are made to carry out the termination of the Plan in accordance with applicable law. Any other limitations under this section of the Plan do not cease to apply as a result of termination of the Plan.

(B)
Exception to Limitations on Prohibited Payments Under Certain Frozen Plans. The limitations on prohibited payments set forth in Sections 6.3(a)(i), 6.3(b)(i), and 6.3(c) do not apply for a Plan Year if the terms of the Plan, as in effect for the period beginning on September 1, 2005, and continuing through the end of the Plan Year, provide for no benefit accruals with respect to any participants. This Section 6.3(g)(ii)(B) shall cease to apply as of the date any benefits accrue under the Plan or the date on which a Plan amendment that increases benefits takes effect.

(iii)	Special Rules Under PRA 2010.

(A)
Payments Under Social Security Leveling Options. For purposes of determining whether the limitations under Section 6.3(a)(i) or 6.3(b)(i) apply to payments under a social security leveling option, within the meaning of Code Section 436(j)(3)(C), the adjusted funding target attainment percentage for a plan year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) and any Treasury Regulations or other published guidance thereunder issued by the Internal Revenue Service.

(B)
Limitation on Benefit Accruals. For purposes of determining whether the accrual limitation under Section 2(c) applies to the Plan, the adjusted funding target attainment percentage for a Plan Year shall be determined in accordance with the “Special Rule for Certain Years” under Code Section 436(j)(3) (except as provided under section 203(b) of the Preservation of Access to Care for Medicare Beneficiaries and Pension Relief Act of 2010, if applicable).

(iv)	Interpretation of Provisions. The limitations imposed by this section of the Plan shall be interpreted and administered in accordance with Code Section 436 and Treas. Regs. Section 1.436-1.

(h)
Definitions. The definitions in the following Treasury Regulations apply for purposes of Sections 6.3(a) through 6.7(g): Section 1.436-1(j)(1) defining adjusted funding target attainment percentage; Section 1.436-1(j)(2) defining annuity starting date; Section 1.436-1(j)(6) defining prohibited payment; Section 1.436-1(j)(8) defining section 436 measurement date; and Section 1.436-1(j)(9) defining an unpredictable contingent event and an unpredictable contingent event benefit.

6.4	Top Heavy Rules.

(a)
Determination. The Plan Administrator, as of each December 31 (the “determination date”), will determine whether the Plan is “top heavy”. If the sum of the present value of the Accrued Benefits of “key employees” (as defined in Code Section 416(i)(1)) exceeds 60% of the sum of the present value of the Accrued Benefits of all Employees under this Plan as of such determination date (all as determined in accordance with the rules of Code Section 416), this Plan will be “top heavy” for the Plan Year that begins on the immediately following January 1. The present value of the Accrued Benefit of an Employee shall be determined using the actuarial assumptions specified in Section 1.4(c) and shall equal, as of any determination date, the sum of:

(i)
the present value of such Employee’s cumulative Accrued Benefit under this Plan (determined, for this purpose, as of the most recent valuation date used for computing plan cost under Code Section 412 which falls within the 12-month period ending on such determination date) plus any distributions made during the lookback period (as defined below) ending on such determination date; and

(ii)	the present value of such Employee’s accrued benefit, if any (determined as of the valuation date which coincides with or precedes the determination date for such plan) under:

(A)
each other qualified plan (as described in Code Section 401(a)) maintained by a member of the Controlled Group (i) in which a “key employee” is a participant, or (ii) which enables the Plan to meet the requirements of Code Section 401(a)(4) or Code Section 410, and

(B)
each other qualified plan maintained by a member of the Controlled Group (other than a plan described in clause (A)) that may be aggregated with this Plan and the plans described in clause (A), provided such aggregated group (including a plan described in this clause (B)) continues to meet the requirements of Code Section 401(a)(4) and Code Section 410, plus any distributions made from such plans during the lookback period ending on such determination date. The accrued benefit of an Employee shall be disregarded for purposes of making the determination called for under this Section 6.4 if such Employee has not performed any services for any Employer at any time during the 1-year period ending on the date as of which such determination is made.
The “lookback period” for this purpose means the one year period ending on the determination date. Distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i) made during the lookback period also are taken into account. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period”.

(b)
Special Top Heavy Plan Rules. If the Plan Administrator determines that this Plan is “top heavy” for any Plan Year, the special rules set forth in this Section 6.4(b) shall apply for such Plan Year notwithstanding any other rules to the contrary set forth elsewhere in this Plan.

(i)
Minimum Benefits. The Accrued Benefit of each Participant who is not a “key employee” and who completes at least 1,000 Hours of Service during such Plan Year shall not, in the aggregate, be less than the product of (A) 2% of the Participant’s average compensation (as defined under Code Section 415) for the five consecutive years beginning after December 31, 1984 during which the Participant had the highest aggregate compensation from a Controlled Group Member (excluding compensation for years after the last year for which the Plan is “top heavy”), and (B) the Participant’s total years of service, not to exceed ten, completed after December 31, 1984 (excluding years in which the Plan is not “top heavy”). Accruals required under this Section 6.4(b)(i) by reason of this Plan being “top heavy” shall be offset by the Actuarial Equivalent value of the contributions and forfeitures, if any, allocated on behalf of the Participant under any defined contribution plan (which is taken into account under this Section 6.4) solely by reason of such plan being “top heavy.” No accruals shall be permitted under this Section 6.4(b)(i) for any Plan Year in which the contributions and forfeitures allocated on behalf of the Participant under any such defined contribution plan equal at least 5% of the Participant’s compensation.
For purposes of satisfying the minimum benefit requirement of Code Section 416(c)(1) and this Plan, in determining years of service with a Controlled Group Member, any service with a Controlled Group Member shall be disregarded to the extent that such service occurs during a Plan Year when this Plan benefits (within the meaning of Code Section 410(b)) no key employee or former key employee.

(ii)	Vesting. A Participant’s nonforfeitable interest in his or her Accrued Benefit under this Plan shall be determined under the following schedule:

Completed Years        Nonforfeitable
of Service        Interest

Less than 2        0
2        20%
3        40%
4        60%
5 or more        100%

However, the vesting schedule set forth in this Section 6.4(b)(ii) shall not apply to any Participant who does not have an Hour of Service after the date as of which this Plan becomes “top heavy.” In the event that this Plan later ceases to be “top heavy,” the vesting rules in Section 6.4 shall once again apply; provided, however, that

(A)
the nonforfeitable portion of a Participant’s Accrued Benefit shall not thereafter be less than the nonforfeitable portion of the Participant’s Accrued Benefit before the Plan ceased to be “top heavy,” and

(B)
the nonforfeitable portion of the Accrued Benefit of any Participant who has completed at least three years of Vesting Service with a Controlled Group Member on the date the Plan ceases to be “top heavy” shall continue to be determined under the vesting schedule set forth in this Section 6.4(b)(ii) if such vesting schedule is more favorable to the Participant.

ARTICLE 7
CONTRIBUTIONS

7.1
Employer Contributions. The Company and/or the Employers will make contributions in the amounts determined by the Company to be necessary to provide benefits under the Plan, based on the recommendations of the Plan’s actuary. Company and/or Employer contributions will be irrevocable and will be used only for the benefit of Participants and Beneficiaries, except as provided in Sections 7.3 and 8.2. The Company reserves the right to establish and to change from time to time the method for funding benefits, either through the use of one or more trust agreements or one or more group annuity contracts or other forms of insurance contracts or agreements with one or more insurance companies.

7.2	Participant Contributions. Participants will neither be required nor permitted to make contributions to the Plan.

7.3	Return of Contributions to the Employers. Contributions will be returned to the Company or affected Employer(s) under the following circumstances:

(a)	Mistake of Fact. Any contribution made by mistake of fact will be returned to the Company or affected Employer(s) within one year after the contribution is made.

(b)	Nondeductible. All contributions are conditioned upon their deductibility under Code Section 404 and will be returned to the Company or affected Employer(s) within one year after any disallowance.

7.4
Actuarial Gains. Actuarial gains arising from any cause whatsoever will not be applied to increase the benefits any Participant would otherwise receive at any time before termination of the Plan, but will be applied to reduce Company and/or Employer contributions for the current or subsequent Plan Years.

ARTICLE 8
AMENDMENT, TERMINATION, MERGER

8.1	Amendment.

(a)	Procedure. The Company reserves the right to amend the Plan from time to time, as it determines appropriate.

(b)	Prohibited Amendments. No amendment will have the effect of any of the following:

(i)
Exclusive Benefit. No amendment will permit any part of the Trust Fund to be used for purposes other than the exclusive benefit of Participants or the payment of Plan and Trust Fund expenses as provided for in Section 9.8.

(ii)	Nonreversion. No amendment will revest in the Company or any Employer any portion of the Trust Fund, except such amount as may remain after termination of the Plan and satisfaction of all liabilities.

(iii)	Accrued Benefit. No amendment will eliminate or reduce any Participant’s Accrued Benefit determined as of the effective date of the amendment, except as permitted under the Code.

(iv)
Forms of Payment. No amendment will eliminate any optional form of benefit described in Section 4.1, with respect to benefits accrued before the amendment, except as permitted under Code Section 411(d)(6) and applicable regulations.

(v)
Retirement Subsidy. No amendment will eliminate or reduce any retirement subsidy or retirement-type subsidy with respect to benefits accrued before the amendment, for Participants who either before or after the amendment meet the requirements for the subsidy, except as permitted under the Code and applicable regulations.

(c)
Limited to Active Participants. Except as specifically stated in the amendment, no amendment that improves benefits will apply to any Employee whose Termination Date occurred before the effective date of the amendment or who otherwise does not receive credit for an Hour of Service on or after the effective date of such amendment.

(d)
Administrative Changes Without Plan Amendment. The Company reserves authority to make administrative changes to this Plan document that do not alter either the minimum qualification requirements or the Plan’s funding and expense provisions, without formal amendment to the Plan. The Company will affect such changes by substituting pages in the Plan document with corrected pages. Administrative changes include, but are not limited to, corrections of typographical errors and similar errors, conforming provisions for administrative procedures to actual practice and changes in practice, and deleting or correcting language that fails to accurately reflect the intended provision of the Plan.

8.2	Termination of the Plan.

(a)
Right to Terminate. The Company expects this Plan to be continued indefinitely but necessarily reserves the right to terminate the Plan, or any portion of the Plan, and all contributions attributed to the terminated portion, at any time. Each Employer reserves the right to terminate its participation in the Plan at any time by appropriate action of its board of directors.

(b)
Full Vesting. In the event of termination or partial termination, the Accrued Benefit of each affected Participant, to the extent funded, will become fully Vested as of the termination date. For purposes of accelerated vesting, affected Participants will include only those who are in active Employment as of the Plan termination date. All non-Vested Participants who incurred a Termination Date before the Plan termination date will be considered to have received constructive cash outs of their entire Accrued Benefits under Section 4.1(c)(ii).

(c)
Provision for Benefits upon Plan Termination. In the event of termination, the Plan Administrator may in its discretion (1) continue the Trust for so long as it considers advisable and so long as permitted by law, either through the existing trust agreement(s), or through successor funding media, or (2) terminate the Trust, pay all expenses, and direct the payment of the benefits as allocated under Section 8.2(d), either in the form of lump-sum distributions, annuity contracts, transfer to another qualified plan, or any other form selected by the Plan Administrator, to the extent not prohibited by law.

(d)
Allocation of Assets. Upon termination, the Plan Administrator will allocate the assets that remain after payment of all Plan expenses, to pay benefits due to Participants and Beneficiaries under applicable provisions of the Plan, as specified in ERISA Section 4044.

(e)	Surplus Reversion. Any assets that remain after all benefits under the Plan have been allocated will be returned to the Company and/or the affected Employer(s).

(f)	Interest and Mortality Assumptions. Upon termination of the Plan:

(i)
If the Interest Credit rate that is then in effect under Section 3.9(c) is a variable rate, the rate of interest that will be used to determine the Accrued Benefit under Section 3.1(c) shall be equal to the average of the Interest Credit rates that were used for that purpose during the five-year period ending on the Plan termination date; and

(ii)
The interest rate and mortality table that are used to determine the amount of any Accrued Benefit under Section 3.1(c) that is payable in the form of an annuity at the Participant’s Normal Retirement Date shall be the rate and table specified under the Plan for such purpose as of the Plan termination date, except that if such interest rate is a variable rate, the interest rate shall be equal to the average of the interest rates that were used for that purpose during the five-year period ending on the Plan termination date.

8.3
Merger. In the event of any merger or consolidation of the Plan with any other plan, or the transfer of assets or liabilities by the Plan to another plan, each Participant will be entitled to receive a benefit immediately after the merger, consolidation, or transfer if the Plan then terminated, that is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then terminated.

ARTICLE 9
ADMINISTRATION

9.1	Voya Financial Plan Administrative Committee and Voya Financial Plan Investment Committee.

(a)
Appointment of Committee Members. The Chief Executive Officer of Voya Financial, Inc. (“CEO”) shall appoint at least three persons to serve on each of the PAC and the PIC. The CEO may but is not required to appoint one individual who will serve on both of the PAC and the PIC concurrently. In the event that a member of the PAC or PIC dies, resigns or is removed (automatically or by the CEO) the CEO shall appoint a successor member if necessary to ensure that at least three persons are serving as members of such Committee.

(b)
Rules Regarding Membership. Committee members may, but need not be, a director, officer, or Employee. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan, and any fiduciary may serve as such in addition to being an officer, employee, agent, or other representative of a “party in interest” as defined by Section 3(14) of ERISA. Any member of one or more of the Committees may resign by delivering his or her written resignation to the CEO prior to the effective date of such resignation. In addition, if a member of one or more of the Committees is an Employee or director at the time of his or her appointment, he or she will automatically cease to be a member upon termination of his or her employment or directorship. The CEO may remove any member of a Committee without cause by written action prior to the effective date of such removal. Each of the Committees shall continue to have the full power to act through their remaining members during any period that one or more Committee memberships are vacant.

9.2	Duties and Powers of the PAC.

(a)
Plan Administrator and Named Fiduciary. The PAC is a “named fiduciary” of the Plan, as defined in Section 402(a)(2) of ERISA, with respect to the overall operation and administration of the Plan, and is the administrator of the Plan within the meaning of Section 3(16)(A) of ERISA. In addition to the duties and powers described elsewhere hereunder, the PAC shall have the discretion and authority to control and manage the operation and administration of the Plan.

(b)
Administrative Duties and Powers. The PAC shall have all of the duties and powers necessary or desirable to carry out the operation and administration of the Plan (except for the specific duties and powers assigned to the PIC), including, but not limited to, the following:

(i)	to communicate the terms of the Plan to Participants and Beneficiaries;

(ii)
to prescribe procedures and related forms (which may be electronic in nature) to be followed by Participants and Beneficiaries, including forms and procedures for making elections and contributions under the Plan;

(iii)	to receive from Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

(iv)	to keep records related to the Plan, including any other information required by ERISA or the Code;

(v)
to appoint, discharge, and periodically review the performance of third party administrators, recordkeepers, insurers, service providers, other agents, consultants and accountants in the administration of the Plan;

(vi)	to determine whether any domestic relations order received by the Plan is a qualified domestic relations order as provided in Code Section 414(p);

(vii)	to prepare and file any reports or returns with respect to the Plan required by ERISA, the Code, or any other law;

(viii)	to correct errors and make equitable adjustments for mistakes made in the administration of the Plan;

(ix)	to issue rules, policies, and procedures necessary for the proper conduct and administration of the Plan and to change, alter, or amend such rules, policies, and procedures;

(x)	to determine all questions arising in the administration of the Plan, to the extent the determination is not the responsibility of a third party administrator, insurer, the PIC, or some other entity;

(xi)	to propose and accept settlements of claims involving the Plan;

(xii)	to direct a Trustee to pay benefits and Plan expenses properly chargeable to the Plan;

(xiii)	to act as agent or designate an agent for the service of legal process;

(xiv)	to appoint and remove a Trustee or Trustees with respect to a portion of or all of the assets of the Trust, with the exception of Trustees described in Section 9.3(b)(iv);

(xv)	to authorize the Plan to enter into a trust agreement with a Trustee(s), with the exception of Trustees described in Section 9.3(b)(iv), and approve any amendments to the trust agreement; and

(xvi)	such other duties or powers provided in the Plan or necessary to operate and administer the Plan.

(c)
Discretionary Authority to Interpret the Plan. The PAC shall have complete discretion and sole authority to interpret and construe the provisions of the Plan, make findings of fact, correct errors, and supply omissions, except in circumstances where discretion is exercised by the PIC as permitted pursuant to Section 9.3. All decisions and interpretations of the PAC made pursuant to the Plan shall be final, conclusive and binding on all persons and may not be overturned unless found by a court to be arbitrary and capricious. The PAC shall have all of the powers necessary or desirable to carry out these responsibilities, including, but not limited to, the following:

(i)	to prescribe rules, procedures and related forms (which may be electronic in nature) to be followed by Participants and Beneficiaries filing claims for benefits under the Plan;

(ii)	to receive from Participants and Beneficiaries such information as shall be necessary for the proper determination of benefits payable under the Plan;

(iii)	to keep records related to claims for benefits filed and paid under the Plan;

(iv)	to determine and enforce any limits on benefit elections hereunder;

(v)
to correct errors and make equitable adjustments for mistakes made in the payment or nonpayment of benefits under the Plan, specifically, and without limitation, to recover erroneous overpayments made by the Plan to a Participant, dependent or beneficiary, in whatever manner the PAC deems appropriate, including suspensions or recoupment of, or offsets against, future payments, including benefit payments or wages, due that Participant, dependent or Beneficiary;

(vi)	to determine questions relating to coverage and participation under the Plan and the rights of Participants or Beneficiaries;

(vii)	to propose and accept settlements and offsets of claims, overpayments and other disputes involving claims for benefits under the Plan;

(viii)
to compute the amount and kind of benefits payable to Participants and Beneficiaries, to the extent such determination is not the responsibility of a third party administrator, insurer, or some other entity; and

(ix)	to direct the Trustee(s) to pay benefits and any Plan expenses properly chargeable to the Plan that are related to claims for benefits.

(d)	Participants or Beneficiaries entitled to benefits shall furnish forms, including but not limited to annuity applications, and any information or evidence, as requested by the PAC for the proper administration of the Plan. Failure on the part of any Participant or Beneficiary to comply with such request within a reasonable period of time shall be sufficient grounds for delay in the payment of benefits until the information or evidence requested is received.

9.3	Duties and Powers of the PIC.

(a)
Named Fiduciary. The PIC is a “named fiduciary” of the Plan, as defined in Section 402(a)(2) of ERISA, with respect to the Plan’s investment matters. The PIC shall have complete and sole discretion to interpret and construe the provisions of the Plan insofar as they relate to the Plan’s investments.

(b)	Duties and Powers. The PIC shall have the following specific duties and powers related to the management and control of the Plan’s assets:

(i)	to establish and periodically review the Plan’s overall investment policy, including asset allocation, investment policy statement or investment guidelines, if any;

(ii)	to direct the Trustee(s) with respect to the investment and management of the Plan’s assets, including any voting rights for any securities held by the Trustee;

(iii)	to direct the Trustee(s) to pay investment-related expenses properly chargeable to the Plan, including expenses of Trustees described in Section 9.3(b)(iv);

(iv)
to authorize the Plan to enter into a trust agreement with a Trustee(s), and approve any amendments to the trust agreement in connection with a specific investment, such as in connection with a group trust, or a common or collective trust arrangement;

(v)
to authorize the Plan to enter into insurance contracts and arrangements, including contracts for participation in single-client or pooled separate accounts to facilitate the investment of plan assets;

(vi)
to appoint, periodically review the performance of, and remove one or more investment manager(s), as defined in Section 3(38) of ERISA, to manage any portion of the Trust or an insurance company single-client or pooled separate account, including the exercise of any voting rights of any securities managed by the investment manager;

(vii)	to communicate regarding the liquidity needs of the Plan so that investment discretion can be exercised to effect specific objectives; and

(viii)
to hire, discharge and periodically review the performance of investment consultants, investment advisers, and any other service provider in connection with the Plan’s investments deemed appropriate in the discretion of the PIC.

9.4	Functioning of the Committees.

(a)
Meetings. Each Committee shall meet on a periodic, as-needed basis and each Committee shall enact such rules and regulations as it may deem necessary and proper to carry out its responsibilities. Meetings may be held in person, telephonically, or by other electronic means as appropriate. Each Committee shall periodically report to the CEO concerning the discharge of its responsibilities.

(b)
Chairperson, Secretary and Legal Counsel. Each Committee may select one of its members as the Chairperson. In the event that a Committee fails to appoint a Chairperson, the CEO may appoint a Chairperson for that Committee. The Chairperson, if appointed, shall be responsible for conducting meetings. The Chairperson may appoint a Secretary, who may but need not be a Committee member, who shall keep regular records of all meetings and decisions and shall keep books of account, records and other data necessary for the proper administration of the Committee. Legal Counsel to the Committees shall be provided by one or more Voya Financial, Inc. Law Department Attorneys as assigned from time to time by the Chief Legal Officer of Voya Financial, Inc. and/or by such outside counsel as assigned in-house counsel may engage.

(c)
Action of the Committees. Each Committee may take any action that it is required or authorized to take under the Plan by vote of a majority of members present at any meeting at which a quorum exists. A quorum exists if a majority of the members of a Committee are present. One member may vote on behalf of another absent member to the extent authorized in writing by the absent member. Alternatively, in the absence of a meeting, the Committees may take action by written approval of a majority of the members.

(d)
Deadlocks. In the event of a deadlock, a Committee shall determine the method for resolving such deadlock. If there are two or more members, no member shall act upon any question pertaining solely to himself, and the other member or members shall make any determination required by the Plan in respect thereof.

(e)
Execution of Documents. Each Committee may authorize any one or more of its members or any other person as an authorized signatory to execute documents on its behalf. To the extent necessary, a Committee may notify the Trustee(s) or other service providers in writing of any such authorization and the name or names of the member or members or other person(s) so designated.

9.5	Allocation and Delegation of Duties. Each of the Committees shall have the authority to:

(a)
Allocate, from time-to-time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to one or more of its members, including a subcommittee, as may be deemed advisable, and in the same manner to revoke such allocation of responsibilities. In the exercise of such allocated responsibilities, any action of the member or subcommittee to whom responsibilities are allocated shall have the same force and effect for all purposes hereunder as if such action had been taken by the allocating Committee. The allocating Committee shall not be liable for any acts or omissions of such member or subcommittee. The member or subcommittee to whom responsibilities have been allocated shall periodically report to the allocating Committee concerning the discharge of the allocated responsibilities.

(b)
Delegate, from time-to-time, by a written instrument filed in its records, all or any part of its responsibilities under the Plan to such person or persons as the Committee may deem advisable (and may authorize such person(s) to delegate such responsibilities to such other person or persons as the Committee shall authorize) and in the same manner to revoke any such delegation of responsibilities. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the delegating Committee. The delegating Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the delegating Committee concerning the discharge of the delegated responsibilities.

9.6
Deemed Delegation of Duties and Powers. The PAC shall be deemed to have delegated its responsibilities for plan administration and/or determining benefits and eligibility for benefits to a third party administrator, insurer or other fiduciary where such person has been appointed by the PAC to make such determinations. In such case, such other person shall have the duties and powers as the PAC as set forth above, including the complete discretion to interpret and construe the provisions of the Plan relevant to its delegated authority. The Benefits Department of the Company has the authority to act on behalf of the PAC with respect to non-discretionary day-to-day administrative matters.

9.7
Payment of Expenses. Those members of the Committees who are full-time paid Employees of an Employer shall serve without compensation. The expenses of the Committees, including reasonable compensation as may be agreed upon in writing between an Employer and the Committees for members who are not full-time Employees of an Employer, shall be deemed administrative expenses payable in accordance with Section 9.8.

9.8	Plan Expenses. All fees and expenses incurred in connection with the operation and administration of the Plan, including but not limited to Committee, legal, accounting,

actuarial, investment, Trustee, management, and administrative fees and expenses, will be paid out of the Trust or any other Plan asset to the extent that it is legally permissible for these fees and expenses to be so paid, unless the expenses are paid by an Employer. To the extent permitted by law, an Employer may also advance amounts properly payable by the Plan or Trust and then obtain reimbursement from the Plan or Trust for these advances.

9.9
Information to be supplied by a Participating Employer. Each Employer shall provide the PAC and PIC with such information as the PAC or PIC shall from time-to-time need or reasonably request in the discharge of its duties, including but not limited to complete information regarding the Compensation and Employment of each Participant. The Committees may rely conclusively on the information provided. The Committees may rely conclusively upon all tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, controller, counsel or other person who is employed or engaged for any purpose in connection with the administration of the Plan.

9.10
Actuarial Determinations. The PAC shall appoint an enrolled actuary to make annual actuarial valuations of the Plan’s experience and liabilities, to prepare actuarial statements, and to recommend the amounts of contributions to be made by the Company and/or the Employers. The PAC will inform the Company of the amount of contributions determined to be necessary to provide benefits, based on the recommendations of the enrolled actuary. The Company shall be solely responsible for determining the amount of any contributions to be made to the Plan. The Company and each Employer shall be responsible for making contributions to the Plan in the amounts determined by the Company based on the recommendations of the enrolled actuary.

9.11
Funding Policy. The PAC shall maintain records showing the fiscal operation of the Plan, and shall keep in convenient form the data required for actuarial valuations. The Company, and not the PAC, shall maintain and execute a funding policy.

9.12
Electronic Communications. The Committees may carry out their duties and maintain Plan records through electronic means. To the extent electronic means are used for Participant elections, an electronic signature shall constitute a wet signature.

9.13
Indemnification. Each member (or former member) of a Committee, and any other person who is an Employee, officer or director of a participating Employer (or a former Employee, officer or director of a participating Employer) shall be indemnified and held harmless by each participating Employer against and with respect to all damages, losses, obligations, liabilities, liens, deficiencies, costs and expenses, including without limitation, reasonable attorney’s fees and other costs incident to any suit, action, investigation, claim or proceedings to which he or she may be a party by reason of his or her performance of any functions and duties under the Plan, except in relation to matters as to which he or she committed an act of gross negligence or willful misconduct in the performance of his or her duties. The foregoing right to indemnification shall be in addition to such other rights as a Committee member (or former member) or other person may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder shall be in addition to and not in lieu of any rights to indemnification to which the Committee member (or former member) or other person may be entitled pursuant to the limited liability company agreement, limited partnership agreement, by-laws or similar constitutional document of any participating Employer.

9.14	Trustees. A Trustee appointed pursuant to Article 9 will have such duties as are set forth in the trust agreement entered with the Trustee. Such trust agreement is an integral part of the Plan.

9.15	Claims Procedure.

(a)
Application for Benefits. Each Participant or Beneficiary must submit a written application for payment with such documentation as the Plan Administrator considers necessary to process the claim. This form may be completed and submitted electronically.

(b)
Decision on Claim. Within 90 days after receipt of a claim, the Plan Administrator will issue a decision. If the claim is denied in whole or in part, the notice of the decision will set forth (1) specific reasons for the denial and references to Plan provisions upon which the denial is based; (2) a description of any additional information necessary to process the claim, including an explanation of why such information is necessary; and (3) an explanation of the Plan’s claim review procedure, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA. If special circumstances require an extension of time, the Plan Administrator will furnish the claimant notice of the extension, and an explanation of why it is necessary, before the end of the initial 90 day period. If an extension of time is required, such extension will not exceed 90 days from the end of the initial 90-day period.

(c)
Appeal. The claimant (which may be the Participant, his or her Beneficiary or a representative of the Participant or Beneficiary) may appeal an adverse decision by requesting in writing, within 60 days after he or she receives the decision, that the PAC review the decision. He or she may submit, in writing, comments, documents, records and other information relating to the claim that he or she wants the PAC to consider. The claimant may inspect all documents that are reasonably pertinent to his or her case free of charge, upon reasonable notice to the PAC, but may not inspect confidential information concerning any other person or an Employer. The PAC will provide for a review that takes into account all comments, documents, records, or other information submitted by the claimant, without regard to whether such information was submitted or considered in the initial decision. The PAC will proceed promptly to resolve all issues and issue a written decision, with a statement of reasons and references to supporting provisions of the Plan, within 60 days. If special circumstances require an extension of time, the PAC will render a decision as soon as possible, but not later than 120 days after receipt of the appeal. If an extension is required, the PAC will issue notice of its need for an extension with an explanation of the circumstances requiring the extension, before the extension period begins. If an extension is required due to the claimant’s failure to submit information necessary to decide the claim, the period for making the determination on appeal will be tolled from the date of the notification of the extension until the date on which the claimant responds to the request for additional information.

(d)
Decision on Appeal. The PAC will issue a written decision on appeal. If the claim is denied in whole or in part, the notice of the decision on appeal will set forth (1) specific reasons for the denial and references to Plan provisions upon which the denial is based; (2) a statement that the claimant is entitled to receive, upon request and free of charge, copies of all documents, records, or other information relevant to the claimant’s claim; (3) an explanation of voluntary appeal procedures offered, if any, including a description of the claimant’s right to obtain information about such procedures; and (4) a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA.

(e)
Exhaust Claims Procedures. No Participant, Beneficiary, or other claimant may bring a lawsuit to recover benefits under the Plan until the Participant, Beneficiary, or other claimant has timely exercised all appeal rights available under the Plan’s claims procedures and the appeal(s) seeking benefits have been denied by the PAC.

(f)
Time Limit for Lawsuits. Any lawsuit seeking benefits must be brought within the shorter of (i) one year from the date of the final appeal denial or (ii) three years from the date of the services giving rise to the claim. All claims other than claims for benefits (such as, but not limited to: claims for penalties, equitable relief, interference with protected rights, or production of documents; claims against nonfiduciaries) must be brought within one year of the act or omission giving rise to the claim.

ARTICLE 10
MEDICAL BENEFITS ACCOUNT

10.1
Establishment of Medical Benefits Account. The Trustee shall, at the direction of the Company, establish a Medical Benefits Account for the purpose of providing for the payment of benefits to Medical Benefits Account Beneficiaries. The Company shall, in its sole discretion, determine if and when such Medical Benefits Account shall be established and the funding thereof. The medical benefits that will be available and the provisions for determining the amount that will be paid from the Medical Benefits Account are as set forth in the Company’s Medical Plan. Notwithstanding the foregoing, the Company may modify, amend or terminate the Company’s Medical Plan at any time and for any reason or no reason, subject to the applicable provisions of ERISA.

(a)
Subject to the limitations of this Article, the Medical Benefits Account Beneficiaries shall be specified in the Company’s Medical Plan. No benefits may be paid under the Company’s Medical Plan from the Medical Benefits Account to any active Employee (or his or her Spouse or dependents) of the Employer. Benefits may be paid under the Company’s Medical Plan from the Medical Benefits Account only to Medical Benefits Account Beneficiaries.

(b)
Benefits paid from the Medical Benefits Account, when added to any life insurance protection provided by the Plan, if any, shall be subordinate to retirement benefits, such that the aggregate actual contributions for medical benefits, when added to the actual contributions for life insurance protection provided by the Plan, do not exceed 25% of the total actual contributions to the Plan (other than contributions to fund past service credits) after the date that the Medical Benefits Account is established.

(c)
The Trustee shall separately account for contributions to the Medical Benefits Account on behalf of each Key Employee. All benefits paid from the Medical Benefits Account to each such Key Employee (and such Key Employee’s Spouse or dependents) shall be paid solely from the separate account established for such Key Employee. The Trustee shall credit each such separate account with a pro rata share of the gains and losses of the Medical Benefits Account, taking into account all contributions to and distributions from such separate account.

(d)
The Company shall, at the time the Company makes a contribution to the Plan, designate the portion of such contribution, if any, allocable to funding the Medical Benefits Account. Such contributions shall be reasonable and ascertainable. Nothing herein shall require the Company to allocate any portion of a contribution to the Medical Benefits Account and if no such designation is made, no portion of the Company’s contribution shall be deemed to be to the Medical Benefits Account.

(e)
No amount of corpus or income may be paid from the Medical Benefits Account for any nonmedical purpose unless all liabilities to Medical Benefits Account Beneficiaries have been fully satisfied. However, payment of necessary or appropriate administrative expenses applicable to the Plan or the Medical Benefits Account may be paid therefrom.

(f)	Upon satisfaction of all Medical Benefits Account liabilities, any remaining assets credited to the Medical Benefits Account shall be paid to the Company.

(g)	Any forfeitures of amounts credited to the Medical Benefits Account shall be applied as soon as possible to reduce future Company contributions to the Medical Benefits Account.

(h)	The assets allocated to the Medical Benefits Account shall be invested as part of the general Trust Fund.

10.2	No Qualified Transfers. No transfer of “excess pension assets” (as that term is defined in Code Section 420(e)) shall be made to the Medical Benefits Account.

10.3	Definitions. For purposes of this Article 10, the following terms shall have the following meanings:

(a)
“Company’s Medical Plan” means the plan or program that sets forth the benefits provided by the Company to retirees (their Spouses and dependents, if provided therein) for sickness, accident, hospitalization, or medical expenses, as in effect from time to time, that shall be funded in whole or in part by the Medical Benefits Account.

(b)
“Key Employee” means any Employee, who at any time during the Plan Year or any preceding Plan Year during which contributions were made on behalf of such Employee, is or was a Key Employee as otherwise defined by the Plan.

(c)
“Medical Benefits Account” means the separate account established under this Article that provides for the payment of benefits for sickness, accident, hospitalization, and medical expenses of Medical Benefits Account Beneficiaries and that is intended to satisfy the requirements of Code Section 401(h).

(d)
“Medical Benefits Account Beneficiaries” means a Participant, and his or her Spouse or eligible dependents, who has separated from service with his or her Employer due to normal retirement or, if applicable, early retirement, provided such retiree is eligible to receive retiree medical benefits pursuant to the Company’s Medical Plan.

ARTICLE 11
MISCELLANEOUS

11.1
Headings; References. The headings and subheadings in this Plan have been inserted for convenient reference, and to the extent any heading or subheading conflicts with the text, the text will govern. Capitalized terms used in the Plan shall have their meaning defined in the Plan unless the context clearly indicates to the contrary.

11.2	Construction. The Plan will be construed in accordance with the laws of the State of Georgia, excluding choice of law provisions, except to the extent such laws are preempted by ERISA and the Code.

11.3
Qualification for Continued Tax-Exempt Status. Notwithstanding any other provision of the Plan, the amendment and restatement of the Plan is adopted on the condition that it will be approved by the Internal Revenue Service as meeting the requirements of the Code and ERISA for continued tax-exempt status, and in the event continued qualification is denied and cannot be obtained by revisions satisfactory to the Company, this amendment and restatement will be null and void. Should that occur, the Plan as previously in effect shall apply.

11.4
Nonalienation. No benefits payable under the Plan will be subject to the claim or legal process of any creditor of any Participant or Beneficiary, and no Participant or Beneficiary will alienate, transfer, anticipate, or assign any benefits under the Plan, except that distributions will be made pursuant to (a) qualified domestic relations orders issued in accordance with Code Section 414(p), (b) judgments resulting from federal tax assessments, (c) agreements between a Participant or Beneficiary and an Employer under Treas. Reg. Section 1.401(a)(l3)(e) for the use of all or part of his or her benefits under the Plan to repay his or her indebtedness to the Employer, which amount of benefits will be paid in a lump sum as soon as practicable after the agreement is executed and will be subject to the withholding requirements set forth in Section 11.7, and (d) as otherwise required or permitted by applicable law.

11.5
No Employment Rights. Participation in the Plan will not give any Employee the right to be retained in the employ of any Employer, or upon termination any right or interest in the Plan except as provided in the Plan.

11.6	No Enlargement of Rights. No person will have any right to or interest in any portion of the Plan, except as specifically provided in the Plan.

11.7	Withholding for Taxes. Payments under the Plan will be subject to withholding for income and payroll taxes as required by law.

This amendment and restatement is executed on behalf of Voya Services Company by the Authorized Officers whose signatures appear below on this 19 day of October, 2018.

By: /s/ Kimberly D. Shattuck
Kimberly D. Shattuck
Authorized Officer

By: /s/ Howard F. Greene
Howard F. Greene
Authorized Officer

APPENDIX 1.4(a)
GRANDFATHERED ACTUARIAL ASSUMPTIONS
I. Grandfathered Benefits
A. Prior Plan Grandfathering
The following assumptions will be used to determine the value of a Prior Plan Benefit payable in an optional form if they produce a benefit larger than the assumptions in Section 1.4(a) of the main text of the Plan.
1. AFS Plan
For purposes of converting the single life annuity to an optional form of payment, Actuarial Equivalence shall be determined using the Applicable Mortality Table and an interest rate of 7.0%.
2. EIC, LOG and SLD Plan
For purposes of determining the amount of the benefit payable in the optional forms described in Appendix 4.1(b) under the EIC Plan, the SLD Plan, and the LOG Plan (Non-Field Force), the tables below (II.1-II.5(f)) shall be used to determine the benefit payable under the Plan.
B. Grandfathering of December 31, 2011 Accrued Amounts
In the case of a Participant who has an Accrued Benefit under the Plan as of December 31, 2011, the retirement benefit payable to such Participant in any annuity payment form will not be less than the retirement benefit that would have been payable to such Participant in such annuity payment form based solely upon his or her Accrued Benefit as of December 31, 2011, converted from a single life annuity, where applicable, into an optional annuity payment form using the 1994 Group Annuity Mortality Static Table for Males for both Participant and Beneficiary and an interest rate of 5.5%.

Factors for Forms of Payment

II.1 Factors for Joint and Survivor Annuity.

X equals the Participant’s age and Y equals the Beneficiary’s age.

	If X equals or exceeds Y	If X is less than Y, and X equals or is less than 62	If X is less than Y, and X exceeds 62
50% Survivor Option	.92 - (X-Y)(.004) + .004 (62-X)	.92 - (X-Y)(.004) + .002 (62-X)	.92 - (X-Y)(.004) + .001 (62-X)
66 2/3% Survivor Option	.90 - (X-Y)(.005) + .004 (62-X)	.90 - (X-Y)(.005) + .002 (62-X)	.90 - (X-Y)(.005) + .001 (62-X)
100% Survivor Option	.86 - (X-Y)(.006) + .004 (62-X)	.86 - (X-Y)(.006) + .002 (62-X)	.86 - (X-Y)(.006) + .001 (62-X)

II.2 Factors for Ten Years Certain and Life Annuity.

Age	Factor	Age	Factor	Age	Factor
55	0.969	64	0.919	73	0.802
56	0.966	65	0.909	74	0.785
57	0.962	66	0.899	75	0.766
58	0.958	67	0.887	76	0.745
59	0.953	68	0.875	77	0.724
60	0.948	69	0.862	78	0.701
61	0.942	70	0.848	79	0.679
62	0.935	71	0.833	80	0.656
63	0.927	72	0.818

II.3 Factors for Twenty Years Certain and Life Annuity.

Age	Factor	Age	Factor	Age	Factor
55	0.939	62	0.873	69	0.769
56	0.932	63	0.861	70	0.751
57	0.924	64	0.847	71	0.733
58	0.925	65	0.833	72	0.713
59	0.906	66	0.818	73	0.692
60	0.896	67	0.803	74	0.671
61	0.885	68	0.787	75	0.649

II.4(a) Factors for Social Security Level Income Option - Single Life Annuity.

Age	Factor	Age	Factor	Age	Factor
55	0.388	59	0.555	63	0.815
56	0.423	60	0.609	64	0.902
57	0.463	61	0.670	65	1.000
58	0.506	62	0.738

II.4(b)	Factors for Social Security Level Income Option - Single Life Annuity (No Benefit Payable After Age 65).

Ratio	55	56	57	58	59	60	61	62	63	64
Factor	1.634	1.734	1.861	2.025	2.246	2.557	3.028	3.817	5.401	10.167

II.5(a)     Factors for Social Security Level Income Option - 100% Joint and Survivor Annuity.
PARTICIPANT AGE

		55	56	57	58	59	60	61	62	63	64
	25	0.491	0.528	0.567	0.609	0.654	0.702	0.754	0.809	0.869	0.932
	26	0.490	0.527	0.566	0.608	0.653	0.702	0.754	0.809	0.868	0.932
	27	0.489	0.526	0.565	0.607	0.653	0.701	0.753	0.809	0.868	0.932
	28	0.488	0.525	0.564	0.607	0.652	0.700	0.752	0.808	0.868	0.932
	29	0.487	0.524	0.563	0.606	0.651	0.700	0.752	0.808	0.867	0.931
	30	0.486	0.523	0.562	0.605	0.650	0.699	0.751	0.807	0.867	0.931
	31	0.484	0.521	0.561	0.604	0.649	0.698	0.750	0.807	0.867	0.931
	32	0.483	0.520	0.560	0.603	0.648	0.697	0.750	0.806	0.866	0.931
	33	0.482	0.519	0.559	0.601	0.647	0.696	0.749	0.805	0.866	0.931
	34	0.480	0.517	0.557	0.600	0.646	0.695	0.748	0.805	0.865	0.930
	35	0.478	0.516	0.556	0.599	0.645	0.694	0.747	0.804	0.865	0.930
	36	0.477	0.514	0.554	0.597	0.644	0.693	0.746	0.803	0.864	0.930
	37	0.475	0.513	0.553	0.596	0.642	0.692	0.745	0.803	0.864	0.930
	38	0.473	0.511	0.551	0.595	0.641	0.691	0.744	0.802	0.863	0.929
	39	0.471	0.509	0.550	0.593	0.640	0.690	0.743	0.801	0.863	0.929
	40	0.470	0.507	0.548	0.591	0.638	0.688	0.742	0.800	0.862	0.929
	41	0.468	0.505	0.546	0.590	0.637	0.687	0.741	0.799	0.861	0.928
	42	0.466	0.503	0.544	0.588	0.635	0.686	0.740	0.798	0.861	0.928
	43	0.463	0.501	0.542	0.586	0.633	0.684	0.739	0.797	0.860	0.928
B	44	0.461	0.499	0.540	0.584	0.631	0.682	0.737	0.796	0.859	0.927
E	45	0.459	0.497	0.538	0.582	0.630	0.681	0.736	0.795	0.859	0.927
N	46	0.457	0.495	0.536	0.580	0.628	0.679	0.734	0.794	0.858	0.926
E	47	0.454	0.492	0.534	0.578	0.626	0.677	0.733	0.793	0.857	0.926
F	48	0.452	0.490	0.531	0.576	0.624	0.676	0.731	0.791	0.856	0.925
I	49	0.449	0.488	0.529	0.574	0.622	0.674	0.730	0.790	0.855	0.925
C	50	0.447	0.485	0.526	0.571	0.620	0.672	0.728	0.789	0.854	0.924
I	51	0.444	0.482	0.524	0.569	0.617	0.670	0.726	0.787	0.853	0.924
A	52	0.442	0.480	0.521	0.566	0.615	0.668	0.725	0.786	0.852	0.923
R	53	0.439	0.477	0.519	0.564	0.613	0.666	0.723	0.784	0.851	0.923
Y	54	0.436	0.475	0.516	0.562	0.610	0.663	0.721	0.783	0.850	0.922
	55	0.434	0.472	0.514	0.559	0.608	0.661	0.719	0.781	0.849	0.921
	56	0.431	0.469	0.511	0.557	0.606	0.659	0.717	0.780	0.847	0.921
A	57	0.428	0.467	0.509	0.554	0.603	0.657	0.715	0.778	0.846	0.920
G	58	0.426	0.464	0.506	0.551	0.601	0.655	0.713	0.776	0.845	0.920
E	59	0.423	0.462	0.503	0.549	0.598	0.652	0.711	0.775	0.844	0.919
	60	0.421	0.459	0.501	0.546	0.596	0.650	0.709	0.773	0.843	0.918
	61	0.418	0.457	0.498	0.544	0.594	0.648	0.707	0.771	0.841	0.917
	62	0.416	0.454	0.496	0.541	0.591	0.646	0.705	0.770	0.840	0.917
	63	0.414	0.452	0.493	0.539	0.589	0.644	0.703	0.768	0.839	0.916
	64	0.411	0.449	0.491	0.537	0.587	0.641	0.701	0.766	0.838	0.915
	65	0.409	0.447	0.489	0.534	0.584	0.639	0.699	0.765	0.837	0.915

	55	56	57	58	59	60	61	62	63	64
66	0.407	0.445	0.487	0.532	0.582	0.637	0.697	0.763	0.835	0.914
67	0.405	0.443	0.484	0.530	0.580	0.635	0.695	0.762	0.834	0.913
68	0.403	0.441	0.482	0.528	0.578	0.633	0.694	0.760	0.833	0.913
69	0.401	0.439	0.480	0.526	0.576	0.631	0.692	0.759	0.832	0.912
70	0.400	0.437	0.478	0.524	0.574	0.629	0.690	0.757	0.831	0.911
71	0.398	0.435	0.477	0.522	0.572	0.627	0.688	0.756	0.829	0.911
72	0.397	0.434	0.475	0.520	0.570	0.626	0.687	0.754	0.828	0.910
73	0.395	0.432	0.473	0.518	0.569	0.624	0.685	0.753	0.827	0.910
74	0.394	0.431	0.472	0.517	0.567	0.622	0.684	0.751	0.826	0.909
75	0.393	0.430	0.470	0.515	0.565	0.621	0.682	0.750	0.825	0.908
76	0.392	0.428	0.469	0.514	0.564	0.619	0.681	0.749	0.824	0.908
77	0.391	0.427	0.468	0.513	0.563	0.618	0.680	0.748	0.823	0.907
78	0.390	0.426	0.467	0.512	0.561	0.617	0.678	0.747	0.823	0.907
79	0.389	0.425	0.466	0.510	0.560	0.616	0.677	0.746	0.822	0.906
80	0.389	0.425	0.465	0.509	0.559	0.615	0.676	0.745	0.821	0.906
81	0.388	0.424	0.464	0.509	0.558	0.614	0.675	0.744	0.820	0.905
82	0.388	0.424	0.463	0.508	0.557	0.613	0.674	0.743	0.820	0.905
83	0.387	0.423	0.463	0.507	0.557	0.612	0.673	0.742	0.819	0.905
84	0.387	0.423	0.462	0.507	0.556	0.611	0.673	0.742	0.819	0.904
85	0.387	0.422	0.462	0.506	0.555	0.611	0.672	0.741	0.818	0.904

II.5(b) Social Security Level Income Option - 100% Joint and Survivor (No Benefit After Age 65).

PARTICIPANT AGE

		55	56	57	58	59	60	61	62	63	64
	25	1.965	2.117	2.309	2.558	2.891	3.360	4.066	5.246	7.612	14.723
	26	1.961	2.113	2.305	2.553	2.885	3.353	4.057	5.235	7.596	14.692
	27	1.957	2.109	2.300	2.547	2.879	3.346	4.048	5.224	7.579	14.659
	28	1.953	2.104	2.295	2.542	2.872	3.338	4.039	5.211	7.562	14.624
	29	1.948	2.099	2.290	2.536	2.866	3.330	4.029	5.198	7.543	14.587
	30	1.944	2.094	2.284	2.529	2.858	3.321	4.019	5.185	7.523	14.548
	31	1.939	2.089	2.278	2.523	2.851	3.312	4.008	5.170	7.502	14.506
	32	1.934	2.084	2.272	2.516	2.843	3.303	3.996	5.155	7.479	14.463
	33	1.929	2.078	2.265	2.508	2.834	3.293	3.984	5.139	7.456	14.417
	34	1.923	2.072	2.259	2.501	2.826	3.283	3.971	5.122	7.431	14.368
	35	1.917	2.065	2.252	2.493	2.816	3.272	3.958	5.105	7.405	14.317
	36	1.911	2.059	2.244	2.484	2.807	3.260	3.943	5.086	7.377	14.263
	37	1.905	2.052	2.236	2.476	2.796	3.248	3.928	5.066	7.348	14.206
	38	1.899	2.045	2.228	2.466	2.786	3.235	3.913	5.046	7.318	14.146
	39	1.892	2.037	2.220	2.457	2.775	3.222	3.897	5.025	7.286	14.084
	40	1.885	2.030	2.211	2.447	2.763	3.209	3.880	5.002	7.253	14.019
	41	1.878	2.022	2.203	2.437	2.752	3.195	3.862	4.979	7.219	13.951
	42	1.871	2.014	2.193	2.426	2.739	3.180	3.844	4.955	7.183	13.880
	43	1.863	2.005	2.184	2.416	2.727	3.165	3.825	4.930	7.146	13.806
B	44	1.856	1.997	2.174	2.404	2.714	3.149	3.806	4.904	7.107	13.730
E	45	1.848	1.988	2.164	2.393	2.700	3.133	3.785	4.877	7.067	13.650
N	46	1.840	1.979	2.154	2.381	2.686	3.116	3.765	4.850	7.026	13.568
E	47	1.832	1.970	2.144	2.369	2.672	3.099	3.743	4.821	6.983	13.484
F	48	1.824	1.961	2.133	2.357	2.658	3.082	3.722	4.792	6.940	13.396
I	49	1.816	1.951	2.122	2.345	2.643	3.064	3.699	4.762	6.895	13.307
C	50	1.807	1.942	2.112	2.332	2.628	3.046	3.677	4.732	6.849	13.215
I	51	1.799	1.932	2.101	2.319	2.613	3.028	3.653	4.701	6.802	13.121
A	52	1.791	1.923	2.090	2.307	2.598	3.009	3.630	4.669	6.754	13.025
R	53	1.782	1.913	2.079	2.294	2.583	2.991	3.606	4.637	6.706	12.928
Y	54	1.774	1.904	2.068	2.281	2.567	2.972	3.582	4.604	6.657	12.829
	55	1.766	1.894	2.057	2.268	2.552	2.953	3.558	4.572	6.607	12.729
	56	1.758	1.885	2.046	2.255	2.536	2.934	3.534	4.539	6.557	12.628
A	57	1.750	1.876	2.035	2.242	2.521	2.915	3.509	4.506	6.507	12.526
G	58	1.742	1.866	2.024	2.229	2.506	2.896	3.485	4.473	6.457	12.424
E	59	1.734	1.858	2.014	2.217	2.491	2.877	3.461	4.440	6.406	12.322
	60	1.727	1.849	2.003	2.205	2.476	2.859	3.437	4.407	6.356	12.220
	61	1.719	1.840	1.993	2.193	2.461	2.840	3.414	4.375	6.307	12.119
	62	1.712	1.832	1.984	2.181	2.447	2.823	3.391	4.343	6.258	12.019
	63	1.706	1.824	1.974	2.169	2.433	2.805	3.368	4.312	6.210	11.920
	64	1.699	1.816	1.965	2.158	2.419	2.788	3.346	4.282	6.162	11.823

	55	56	57	58	59	60	61	62	63	64
65	1.693	1.809	1.956	2.148	2.406	2.772	3.324	4.252	6.116	11.728
66	1.687	1.802	1.947	2.137	2.393	2.756	3.304	4.223	6.071	11.635
67	1.681	1.795	1.939	2.127	2.381	2.740	3.283	4.195	6.027	11.545
68	1.676	1.788	1.931	2.118	2.369	2.725	3.264	4.168	5.985	11.456
69	1.671	1.782	1.924	2.109	2.358	2.711	3.245	4.141	5.944	11.371
70	1.666	1.777	1.917	2.100	2.347	2.697	3.227	4.116	5.904	11.288
71	1.661	1.771	1.910	2.092	2.337	2.684	3.209	4.091	5.865	11.207
72	1.657	1.766	1.904	2.084	2.327	2.671	3.192	4.067	5.828	11.129
73	1.653	1.761	1.898	2.077	2.318	2.659	3.176	4.045	5.792	11.055
74	1.650	1.757	1.893	2.070	2.309	2.648	3.161	4.023	5.758	10.983
75	1.647	1.753	1.888	2.063	2.301	2.637	3.147	4.003	5.725	10.914
76	1.644	1.749	1.883	2.057	2.293	2.627	3.133	3.983	5.694	10.849
77	1.641	1.746	1.879	2.052	2.286	2.618	3.120	3.965	5.665	10.787
78	1.639	1.743	1.875	2.047	2.280	2.609	3.109	3.948	5.637	10.729
79	1.637	1.740	1.872	2.043	2.274	2.601	3.098	3.932	5.612	10.675
80	1.636	1.738	1.869	2.039	2.269	2.594	3.088	3.918	5.588	10.625
81	1.634	1.736	1.866	2.035	2.264	2.588	3.079	3.904	5.567	10.578
82	1.633	1.735	1.864	2.032	2.259	2.582	3.070	3.892	5.547	10.535
83	1.632	1.733	1.862	2.029	2.256	2.576	3.063	3.881	5.528	10.495
84	1.631	1.732	1.860	2.027	2.252	2.572	3.056	3.870	5.511	10.458
85	1.631	1.731	1.859	2.025	2.249	2.567	3.050	3.861	5.495	10.424

II.5(c)    Social Security Level Income Option – 66 ⅔% Joint and Survivor Annuity.

PARTICIPANT AGE

		55	56	57	58	59	60	61	62	63	64
	25	0.461	0.498	0.538	0.580	0.627	0.677	0.731	0.791	0.855	0.924
	26	0.461	0.497	0.537	0.580	0.626	0.677	0.731	0.790	0.854	0.924
	27	0.460	0.497	0.536	0.579	0.626	0.676	0.731	0.790	0.854	0.924
	28	0.459	0.496	0.535	0.578	0.625	0.675	0.730	0.790	0.854	0.924
	29	0.458	0.495	0.535	0.578	0.624	0.675	0.730	0.789	0.854	0.924
	30	0.457	0.494	0.534	0.577	0.624	0.674	0.729	0.789	0.853	0.924
	31	0.456	0.493	0.533	0.576	0.623	0.674	0.729	0.788	0.853	0.923
	32	0.455	0.492	0.532	0.575	0.622	0.673	0.728	0.788	0.853	0.923
	33	0.454	0.491	0.531	0.574	0.621	0.672	0.727	0.787	0.852	0.923
	34	0.453	0.490	0.530	0.574	0.621	0.672	0.727	0.787	0.852	0.923
	35	0.452	0.489	0.529	0.573	0.620	0.671	0.726	0.786	0.852	0.923
	36	0.451	0.488	0.528	0.572	0.619	0.670	0.725	0.786	0.851	0.922
	37	0.449	0.487	0.527	0.570	0.618	0.669	0.725	0.785	0.851	0.922
	38	0.448	0.485	0.526	0.569	0.617	0.668	0.724	0.784	0.850	0.922
	39	0.447	0.484	0.524	0.568	0.616	0.667	0.723	0.784	0.850	0.922
	40	0.445	0.483	0.523	0.567	0.614	0.666	0.722	0.783	0.849	0.922
	41	0.444	0.481	0.522	0.566	0.613	0.665	0.721	0.782	0.849	0.921
	42	0.442	0.480	0.520	0.564	0.612	0.664	0.720	0.782	0.848	0.921
B	43	0.441	0.478	0.519	0.563	0.611	0.663	0.719	0.781	0.848	0.921
E	44	0.439	0.477	0.517	0.561	0609	0.662	0.718	0.780	0.847	0.920
N	45	0.438	0.475	0.516	0.560	0.608	0.660	0.717	0.779	0.847	0.920
E	46	0.436	0,473	0.514	0.558	0.607	0.659	0.716	0.778	0.846	0.920
F	47	0.434	0.472	0.512	0.557	0.605	0.658	0.715	0.777	0845	0.919
I	48	0.432	0.470	0.511	0.555	0.604	0.656	0.714	0.776	0.844	0.919
C	49	0.431	0.468	0.509	0.554	0.602	0.655	0.713	0.775	0.844	0.918
I	50	0.429	0.466	0.507	0.552	0.600	0.653	0.711	0.774	0.843	0.918
A	51	0.427	0.464	0.505	0.550	0.599	0.652	0.710	0.773	0.842	0.918
R	52	0.425	0.463	0.504	0.548	0.597	0.650	0.709	0.772	0.841	0.917
Y	53	0.423	0.461	0.502	0.547	0.595	0.649	0.707	0.771	0.841	0.917
	54	0.421	0.459	0.500	0.545	0.594	0647	0.706	0.770	0.840	0.916
	55	0.420	0.457	0.498	0.543	0.592	0.646	0.704	0.769	0.839	0.916
A	56	0.418	0.455	0.496	0.541	0.590	0.644	0.703	0.767	0.838	0.915
G	57	0.416	0.453	0.494	0.539	0.589	0.643	0.702	0.766	0.837	0.915
E	58	0.414	0.451	0.493	0.538	0.587	0.641	0.700	0.765	0.836	0.914
	59	0.412	0.450	0.491	0.536	0.585	0.639	0.699	0.764	0.835	0.914
	60	0.410	0.448	0.489	0.534	0.583	0.638	0.697	0.763	0.834	0.913
	61	0.409	0.446	0.487	0.532	0.582	0.636	0.696	0.761	0.834	0.913
	62	0.407	0.444	0.485	0.530	0.580	0.634	0.694	0.760	0.833	0.912
	63	0.406	0.443	0.484	0.529	0.578	0.633	0.693	0.759	0.832	0.912
	64	0.404	0.441	0.482	0.527	0.577	0.631	0.691	0.758	0.831	0.911
	65	0.402	0.440	0.480	0.525	0.575	0.630	0.690	0.757	0.830	0.911

	55	56	57	58	59	60	61	62	63	64
66	0.401	0.438	0.479	0.524	0.574	0.628	0.689	0.755	0.829	0.910
67	0.400	0.437	0,477	0.522	0.572	0.627	0.687	0.754	0.828	0.910
68	0.398	0.435	0.476	0.521	0.571	0.625	0.686	0.753	0.827	0.909
69	0.397	0.434	0.475	0.520	0.569	0.624	0.685	0.752	0.827	0.909
70	0.396	0.433	0.473	0.518	0.568	0.623	0.684	0.751	0.826	0.908
71	0.395	0.431	0.472	0.517	0.567	0.622	0.682	0.750	0.825	0.908
72	0.394	0.430	0,471	0.516	0.565	0.620	0.681	0.749	0.824	0.907
73	0.393	0.429	0.470	0.514	0.564	0.619	0.680	0.748	0.823	0.907
74	0.392	0.428	0.469	0.513	0.563	0.618	0.679	0.747	0.823	0.907
75	0.391	0.427	0.468	0.512	0.562	0.617	0.678	0.746	0.822	0.906
76	0.390	0.427	0.467	0.511	0.561	0.616	0.677	0.745	0.821	0.906
77	0.390	0.426	0.466	0.511	0.560	0.615	0.676	0.745	0.821	0.905
78	0.389	0.425	0.465	0.510	0.559	0.614	0.676	0.744	0.820	0.905
79	0.389	0.425	0.465	0.509	0.558	0.613	0.675	0.743	0.820	0.905
80	0.388	0.424	0.464	0.508	0.558	0.613	0.674	0.743	0.819	0.905
81	0.388	0.424	0.464	0.508	0.557	0.612	0.673	0.742	0.819	0.904
82	0.388	0.423	0.463	0.507	0.557	0.611	0.673	0.741	0.818	0.904
83	0.388	0.423	0.463	0.507	0.556	0.611	0.672	0.741	0.818	0.904
84	0.387	0.423	0.462	0.506	0.556	0.610	0.672	0.740	0.817	0.903
85	0.387	0.423	0.462	0.506	0.555	0610	0.671	0.740	0.817	0.903

II.5(d)	Social Security Level Income Option – 66 ⅔% Joint and Survivor (No Benefit After Age 65).

PARTICIPANT AGE

		55	56	57	58	59	60	61	62	63	64
		55	56	57	58	59	60	61	62	63	64
	25	1.856	1.992	2.162	2.383	2.679	3.096	3.724	4.774	6.881	13.210
	26	1.854	1.989	2.159	2.380	2.675	3.092	3.718	4.767	6.870	13.189
	27	1.851	1.986	2.156	2.376	2.671	3.087	3.713	4.759	6.858	13.167
	28	1.848	1.983	2.153	2.372	2.667	3.081	3.706	4.751	6.846	13.144
	29	1.845	1.980	2.149	2.368	2.662	3.076	3.700	4.742	6.834	13.119
	30	1.842	1.976	2.145	2.364	2.657	3.070	3.693	4.733	6.820	13.093
	31	1.839	1.973	2.141	2.360	2.652	3.064	3.685	4.724	6.806	13.065
	32	1.836	1.969	2.137	2.355	2.647	3.058	3.677	4.714	6.791	13.036
	33	1.832	1.965	2.133	2.350	2.641	3.051	3.669	4.703	6.776	13.006
	34	1.829	1.961	2.128	2.345	2.635	3.044	3.661	4.692	6.759	12.973
	35	1.825	1.957	2.124	2.339	2.629	3.037	3.652	4.680	6.742	12.939
	36	1.821	1.952	2.119	2.334	2.623	3.029	3.642	4.667	6.723	12.903
	37	1.816	1.948	2.113	2.328	2.616	3.021	3.632	4.654	6.704	12.865
	38	1.812	1.943	2.108	2.322	2.609	3.013	3.622	4.640	6.684	12.825
	39	1.808	1.938	2.102	2.315	2.601	3.004	3.611	4.626	6.662	12.783
	40	1.803	1.933	2.097	2.309	2.594	2.995	3.599	4.611	6.640	12.740
	41	1.798	1.928	2.091	2.302	2.586	2.985	3.588	4.595	6.517	12.694
	42	1.793	1.922	2.084	2.295	2.577	2.975	3.575	4.579	6.593	12.647
B	43	1.788	1.916	2.078	2.288	2.569	2.965	3.563	4.563	6.568	12.598
E	44	1.783	1.911	2.072	2.280	2.560	2.955	3.550	4.545	6.542	12.547
N	45	1.778	1.905	2.065	2.272	2.551	2.944	3.536	4.527	6.516	12.494
E	46	1.773	1.899	2.058	2.264	2.542	2.933	3.522	4.509	6.488	12.439
F	47	1.767	1.893	2.051	2.256	2.532	2.921	3.508	4.490	6.460	12.382
I	48	1.762	1.886	2.044	2.248	2.523	2.910	3.493	4.470	6.430	12.324
C	49	1.756	1.880	2.037	2.240	2.513	2.898	3.478	4.450	5.400	12.264
I	50	1.751	1.874	2.029	2.231	2.503	2.886	3.463	4.430	6.370	12.203
A	51	1.745	1.867	2.022	2.223	2.493	2.873	3.447	4.409	6.338	12.140
R	52	1.739	1.861	2.015	2.214	2.483	2.861	3.432	4.388	6.306	12.076
Y	53	1.734	1.855	2.007	2.206	2.472	2.848	3.416	4.366	6.274	12.011
	54	1.728	1.848	2.000	2.197	2.462	2.836	3.400	4.344	6.241	11.945
	55	1.723	1.842	1.992	2.188	2.451	2.823	3.383	4.323	6.208	11.878
	56	1.717	1.835	1.985	2.179	2.441	2.810	3.367	4.301	6.174	11.811
A	57	1.712	1.829	1.978	2.171	2.431	2.797	3.351	4.278	6.141	11.743
G	58	1.707	1.823	1.971	2.162	2.420	2.785	3.335	4.256	6.107	11.674
E	59	1.701	1.817	1.964	2.154	2.410	2.772	3.319	4.234	6.073	11.606
	60	1.696	1.811	1.957	2.146	2.400	2.760	3.303	4.212	6.040	11.538
	61	1.691	1.805	1.950	2.138	2.390	2.747	3.287	4.191	6.007	11.471
	62	1.687	1.800	1.943	2.130	2.381	2.735	3.271	4.170	5.974	11.404
	63	1.682	1.795	1.937	2.122	2.371	2.724	3.256	4.149	5.942	11.338

	55	56	57	58	59	60	61	62	63	64
	55	56	57	58	59	60	61	62	63	64
64	1.678	1.789	1.931	2.115	2.362	2.712	3.241	4.128	5.910	11.273
65	1.673	1.784	1.925	2.107	2.353	2.701	3.227	4.108	5.879	11.210
66	1.669	1.780	1.919	2.100	2.345	2.690	3.213	4.089	5.849	11.148
67	1.666	1.775	1.913	2.094	2.337	2.680	3.199	4.070	5.820	11.087
68	1.662	1.771	1.908	2.087	2.329	2.670	3.186	4.052	5.792	11.028
69	1.659	1.767	1.903	2.081	2.321	2.660	3.173	4.034	5.764	10.971
70	1.655	1.763	1.898	2.075	2.314	2.651	3.161	4.017	5.737	10.916
71	1.652	1.759	1.894	2.070	2.307	2.642	3.149	4.000	5.711	10.862
72	1.650	1.755	1.890	2.065	2.300	2.634	3.138	3.985	5.686	10.810
73	1.647	1.752	1.886	2.060	2.294	2.626	3.127	3.969	5.662	10.760
74	1.645	1.749	1.882	2.055	2.288	2.618	3.117	3.955	5.639	10.712
75	1.643	1.747	1.879	2.051	2.283	2.611	3.107	3.941	5.618	10.666
76	1.641	1.744	1.876	2.047	2.278	2.604	3.098	3.928	5.597	10.623
77	1.639	1.742	1.873	2.043	2.273	2.598	3.090	3.916	5.577	10.581
78	1.637	1.740	1.870	2.040	2.269	2.592	3.082	3.904	5.559	10.543
79	1.636	1.738	1.868	2.037	2.265	2.587	3.075	3.894	5.542	10.506
80	1.635	1.737	1.866	2.034	2.261	2.582	3.068	3.884	5.526	10.473
81	1.634	1.736	1.864	2.032	2.258	2.578	3.062	3.875	5.512	10.442
82	1.633	1.734	1.863	2.030	2.255	2.574	3.056	3.867	5.498	10.413
83	1.633	1.734	1.861	2.028	2.252	2.570	3.051	3.859	5.486	10.386
84	1.632	1.733	1.860	2.026	2.250	2.567	3.047	3.853	5.474	10.362
85	1.632	1.732	1.859	2.025	2.248	2.564	3.043	3.846	5.464	10.339

II.5(e) Social Security Level Income Option –50% Joint and Survivor Annuity.

PARTICIPANT AGE

		55	56	57	58	59	60	61	62	63	64
	25	0.445	0.481	0.521	0.564	0.611	0.662	0.718	0.780	0.846	0.920
	26	0.444	0.481	0.521	0.564	0.611	0.662	0.718	0.779	0.846	0 920
	27	0.444	0.480	0.520	0.563	0.610	0.662	0.718	0.779	0.846	0.919
	28	0.443	0.480	0.519	0.563	0.610	0.661	0.717	0.779	0.846	0.919
	29	0.442	0.479	0.519	0.562	0.609	0.661	0.717	0.778	0.846	0.919
	30	0.442	0.478	0.518	0.561	0.609	0.660	0.717	0.778	0 845	0.919
	31	0.441	0.478	0.517	0 561	0.608	0.660	0.716	0.778	0.845	0.919
	32	0.440	0.477	0.517	0.560	0.608	0.659	0.716	0.777	0.845	0.919
	33	0.439	0.476	0.516	0.559	0.607	0.659	0.715	0.777	0.845	0.919
	34	0.438	0.475	0.515	0.559	0.606	0.658	0.715	0.777	0.844	0.919
	35	0.437	0.474	0.514	0.558	0.605	0.657	0.714	0.776	0.844	0.918
	36	0.436	0.473	0.513	0.557	0.605	0.657	0.713	0.776	0.844	0.918
	37	0.435	0.472	0.512	0.556	0.604	0.656	0.713	0.775	0.843	0.918
	38	0.434	0.471	0.511	0.555	0.603	0.655	0.712	0.775	0.843	0.918
	39	0.433	0.470	0.510	0.554	0.602	0.654	0.712	0.774	0.842	0.918
	40	0.432	0.469	0.509	0.553	0.601	0.654	0.711	0.773	0.842	0.917
	41	0.431	0.468	0.508	0.552	0.600	0.653	0.710	0.773	0.842	0.917
	42	0.430	0.467	0.507	0.551	0.599	0.652	0.709	0.772	0.841	0.917
	43	0.429	0.466	0.506	0.550	0.598	0.651	0.708	0.772	0.841	0.917
B	44	0.427	0.464	0.505	0.549	0.597	0.650	0.708	0.771	0.840	0.916
E	45	0.426	0.463	0.504	0.548	0.596	0.649	0.707	0.770	0.840	0.916
N	46	0.425	0.462	0.502	0.547	0.595	0.648	0.706	0.769	0.839	0.916
E	47	0.423	0.460	0.501	0.545	0.594	0.647	0.705	0.769	0.839	0.915
F	48	0.422	0.459	0.500	0.544	0.593	0.646	0.704	0.768	0.838	0.915
I	49	0.421	0.458	0.498	0.543	0.591	0.645	0.703	0.767	0.837	0.915
C	50	0.419	0.456	0.497	0.541	0.590	0.643	0.702	0.766	0.837	0.914
I	51	0.418	0.455	0.496	0.540	0.589	0.642	0.701	0.765	0.836	0.914
A	52	0.416	0.453	0.494	0.539	0.587	0.641	0.700	0.764	0.836	0.914
R	53	0.415	0.452	0.493	0.537	0.586	0.640	0.699	0.764	0.835	0.913
Y	54	0.413	0.451	0.491	0.536	0.585	0.639	0.698	0.763	0.834	0.913
	55	0.412	0.449	0.490	0.534	0.583	0.637	0.697	0.762	0.834	0.913
	56	0.411	0.448	0.488	0.533	0.582	0.636	0.695	0.761	0.833	0.912
A	57	0.409	0.446	0.487	0.532	0.581	0.635	0.694	0.760	0.832	0.912
G	58	0.408	0.445	0.425	0.530	0.579	0.633	0.693	0.759	0.831	0.911
E	59	0.406	0.443	0.484	0.529	0.578	0.632	0.692	0.758	0.831	0.911
	60	0.405	0.442	0.483	0.527	0.577	0.631	0.691	0.757	0.830	0.911
	61	0.404	0.441	0.481	0.526	0.575	0.630	0.690	0.756	0.829	0.910
	62	0.403	0.439	0.480	0.525	0.574	0.628	0.689	0.755	0.829	0.910
	63	0.401	0.438	0.479	0.523	0.573	0.627	0.687	0.754	0.828	0.909
	64	0.400	0.437	0.477	0.522	0.571	0.626	0.686	0.753	0.827	0.909
	65	0.399	0.436	0.476	0.521	0.670	0.625	0.685	0.752	0.826	0.909

	55	56	57	58	59	60	61	62	63	64
66	0.398	0.434	0.475	0.520	0.569	0.624	0.684	0.751	0.826	0.908
67	0.397	0.433	0.474	0.518	0.568	0.623	0.683	0.750	0.825	0.908
68	0.396	0.432	0.473	0.517	0.567	0.622	0.682	0.750	0.824	0.908
69	0.395	0.431	0.472	0.516	0.566	0.620	0.681	0.749	0.824	0.907
70	0.394	0.430	0.471	0.515	0.565	0.619	0.680	0.748	0.823	0.907
71	0.393	0.429	0.470	0.514	0.564	0.619	0.679	0.747	0.823	0.906
72	0.392	0.429	0.469	0.513	0.563	0.618	0.679	0.746	0.822	0.906
73	0.392	0.428	0.468	0.512	0.562	0.617	0.678	0.746	0.821	0.906
74	0.391	0.427	0.467	0.512	0.561	0.616	0.677	0.745	0.821	0.905
75	0.390	0.426	0.466	0.511	0.560	0.615	0.676	0.744	0.820	0.905
76	0.390	0.426	0.466	0.510	0.559	0 614	0.675	0.744	0.820	0.905
77	0.389	0.425	0.465	0.509	0.559	0.614	0.675	0.743	0.819	0.905
78	0.389	0.425	0.465	0.509	0.558	0.613	0.674	0.742	0.819	0.904
79	0.389	0.424	0.464	0.508	0 558	0.612	0.674	0.742	0.818	0.904
80	0.388	0.424	0.464	0.508	0.557	0.612	0.673	0.741	0.818	0.904
81	0.388	0.424	0.463	0.507	0.557	0.611	0.673	0.741	0.818	0.904
82	0.388	0.423	0.463	0.507	0.556	0.611	0.672	0.741	0.817	0.903
83	0.388	0.423	0.463	0.507	0.556	0 610	0.672	0.740	0.817	0.903
84	0 387	0.423	0.462	0.506	0.555	0.610	0.671	0.740	0.817	0.903
85	0.387	0.423	0.462	0.506	0.555	0.610	0.671	0.740	0.816	0.903

II.5(f)     Social Security Level Income Option - 50% Joint and Survivor (No Benefit After Age 65).

PARTICIPANT AGE

		55	56	57	58	59	60	61	62	63	64
	25	1.802	1.928	2.088	2.295	2.572	2.963	3.552	4.537	6.513	12.452
	26	1.800	1.926	2.086	2.292	2.569	2.959	3.547	4.531	6.505	12.436
	27	1.798	1.924	2.083	2.289	2.566	2.956	3.543	4.525	6.496	12.419
	28	1.796	1.922	2.081	2.287	2.563	2.952	3.538	4.519	6.487	12.402
	29	1.793	1.919	2.078	2.283	2.559	2.948	3.533	4.513	6.477	12.383
	30	1.791	1.917	2.075	2.280	2.556	2.943	3.528	4.506	6.467	12.364
	31	1.789	1.914	2.072	2.277	2.552	2.939	3.522	4.499	6.457	12.343
	32	1.786	1.911	2.069	2.273	2.548	2.934	3.517	4.491	6.446	12.321
	33	1.783	1.908	2.066	2.270	2.544	2.929	3.510	4.483	6.434	12.298
	34	1.781	1.905	2.062	2.266	2.539	2.924	3.504	4.474	6.421	12.274
	35	1.778	1.902	2.059	2.262	2.534	2.918	3.497	4.466	6.408	12.248
	36	1.775	1.899	2.055	2.258	2.529	2.913	3.490	4.456	6.394	12.221
	37	1.771	1.895	2.051	2.253	2.524	2.906	3.482	4.446	6.380	12.192
	38	1.768	1.891	2.047	2.248	2.519	2.900	3.475	4.436	6.365	12.162
	39	1.765	1.888	2.043	2.244	2.513	2.893	3.466	4.425	6.349	12.131
	40	1.761	1.884	2.038	2.239	2.508	2.887	3.458	4.414	6.332	12.098
	41	1.758	1.880	2.034	2.234	2.502	2.879	3.449	4.402	6.315	12.064
	42	1.754	1.876	2.029	2.228	2.495	2.1!72	3.440	4.390	6.297	12.029
	43	1.750	1.871	2.024	2.223	2.489	2.864	3.430	4.377	6.278	11.992
	44	1.746	1.867	2.019	2.217	2.482	2.856	3.420	4.364	6.259	11.953
B	45	1.742	1.863	2.014	2.211	2.176	2.848	3.410	4.351	6.239	11.914
E	46	1.738	1.858	2.009	2.205	2.469	2.840	3.400	4.337	6.218	11.873
N	47	1.734	1.854	2.004	2.199	2.462	2.831	3.389	4.323	6.196	11.830
E	48	1.730	1.849	1.999	2.193	2.454	2.823	3.378	4.308	6.174	11.786
F	49	1.726	1.844	1.993	2.187	2.447	2.814	3.367	4.293	6.152	11.741
I	50	1.722	1.839	1.988	2.180	2.439	2.804	3.355	4.278	6.129	11.695
C	51	1.718	1.835	1.982	2.174	2.432	2.795	3.344	4.262	6.105	11.648
I	52	1.713	1.830	1.977	2.167	2.424	2.786	3.332	4.246	6.081	11.600
A	53	1.709	1.825	1.971	2.161	2.416	2.776	3.320	4.230	6.057	11.551
R	54	1.705	1.820	1.966	2.154	2.408	2.767	3.308	4.214	6.032	11.502
Y	55	1.701	1.815	1.960	2.148	2.401	2.757	3.295	4.197	6.007	11.452
	56	1.697	1.810	1.954	2.141	2.393	2.748	3.283	4.180	5.982	11.401
	57	1.693	1.806	1.949	2.135	2.385	2.738	3.271	4.164	5.957	11.350
A	58	1.689	1.801	1.943	2.128	2.377	2.728	3.259	4.147	5.931	11.299
G	59	1.685	1.797	1.938	2.122	2.370	2.719	3.247	4.131	5.906	11.247
E	60	1.681	1.792	1.933	2.116	2.362	2.710	3.235	4.114	5.881	11.196
	61	1.677	1.788	1.928	2.110	2.355	2.700	3.223	4.098	5.856	11.146
	62	1.674	1.784	1.923	2.104	2.347	2.691	3.211	4.082	5.832	11.096
	63	1.670	1.780	1.918	2.098	2.340	2.683	3.200	4.066	5.807	11.046
	64	1.667	1.776	1.913	2.092	2.334	2.674	3.188	4.051	5.784	10.997

	55	56	57	58	59	60	61	62	63	64
65	1.664	1.772	1.909	2.087	2.327	2.666	3.178	4.036	5.760	10.950
66	1.661	1.768	1.905	2.082	2.320	2.658	3.167	4.021	5.738	10.903
67	1.658	1.765	1.900	2.077	2.314	2.650	3.157	4.007	5.716	10.858
68	1.655	1.762	1.896	2.072	2.308	2.642	3.147	3.993	5.694	10.814
69	1.653	1.759	1.893	2.067	2.303	2.635	3.137	3.980	5.674	10.771
70	1.650	1.756	1.889	2.063	2.297	2.628	3.128	3.967	5.653	10.729
71	1.648	1.753	1.886	2.059	2.292	2.621	3.119	3.955	5.634	10.689
72	1.646	1.750	1.883	2.055	2.287	2.615	3.111	3.943	5.615	10.650
73	1.644	1.748	1.880	2.051	2.282	2.609	3.103	3.931	5.597	10.612
74	1.642	1.746	1.877	2.048	2.278	2.603	3.095	3.921	5.580	10.576
75	1.640	1.744	1.874	2 044	2.274	2.598	3.088	3.910	5.564	10.542
76	1.639	1.742	1.872	2.041	2.270	2.593	3.081	3.900	5.548	10.509
77	1.638	1.740	1.870	2.039	2.266	2.588	3.075	3.891	5.533	10.478
78	1.637	1.739	1.868	2 036	2.263	2.584	3.069	3.883	5.520	10.449
79	1.636	1.737	1.866	2.034	2.260	2.580	3.063	3.875	5.507	10.422
80	1.635	1.736	1.865	2.032	2.257	2.576	3.058	3.867	5.495	10.397
81	1.634	1.735	1.863	2.030	2.255	2.573	3.054	3.861	5.484	10.373
82	1.633	1.734	1.862	2.029	2.253	2.570	3.049	3.855	5.474	10.352
83	1.633	1.734	1.861	2.027	2.251	2.567	3.046	3.849	5.465	10.332
84	1.633	1.733	1.860	2.026	2.249	2.565	3.042	3.844	5.456	10.313
85	1.632	1.733	1.860	2.025	2.248	2.562	3.039	3.839	5.448	10.296

III. Lexington Plan

Contingent annuitant factors shall be as determined by the following formulas for affected Participants retiring at age 65.

100% Continuation	75% plus 1% for each year the contingent annuitant is older than the Lexington Participant or minus 1% for each year the contingent annuitant is younger than the Lexington Participant.

75% Continuation	80% plus 3/4% for each year the contingent annuitant is older than the Lexington Participant or minus 3/4% for each year the contingent annuitant is younger than the Lexington Participant.

50% Continuation	86% plus 1/2% for each year the contingent annuitant is older than the Lexington Participant or minus 1/2% for each year the contingent annuitant is younger than the Lexington Participant.

The initial factor shall be increased by .6% for each full year the Lexington Participant is under age 65 and decreased by .6% for each full year the Lexington Participant is over age 65. Age shall be determined as the age on the individual’s nearest birthday.

Table Illustrating the Factors at Various Ages

Participant’s Age	Contingent Annuitant’s Age	100% Continuance	75% Continuance	50% Continuance
65	70.800		.838	.885
65	65.750		.800	.860
65	60.700		.763	.835
65	55.650		.725	.810
62	64.788		.833	.888
62	60.748		.803	.868
60	62.800		.845	.900
55	53.790		.845	.910

_________________

Ten Year Guaranteed Period Factors
Age    Factor
65    .910
64    .917
63    .924
62    .931
61    .938
60    .945
59    .952
58    .959
57    .966
56    .973
55    .980

IV. ReliaStar Plan

Actuarial Equivalence shall be determined through the consistent application of the UP 1984
Mortality Table with a two-year set back or any successor table thereto. The interest rate assumption for a Plan Year shall be the interest rate assumptions which are used by the Pension Benefit Guaranty Corporation immediate annuity factors or deferred annuity factors (whichever is applicable) as in effect on the first day of said Plan Year.

V. Security-Connecticut Plan

For purposes of converting the single life annuity to an optional form of payment, Actuarial Equivalence shall be determined using an interest rate of 7.5% and the 1971 Group Annuity Table for males with no age adjustment for the Participant but with six-year set back for the Spouse, Domestic Partner or Beneficiary.

VI. USLICO Plan

For purposes of converting the single life annuity to an optional form of payment, Actuarial Equivalence shall be determined using an interest rate of 7%, and the 1971 Group Annuity Table for males.

VII. Special Rules For Level Income Option Or Social Security Bridge

For purposes of converting a single life annuity to a level income or Social Security bridge optional form of benefit, the term “Actuarial Equivalent” means a benefit that is equal to the greater of (A) the benefit determined using the assumptions described in this Appendix for the applicable Prior Plan, or (B) the benefit determined using the Applicable Interest Rate and the Applicable Mortality Table for the Plan Year that includes the Benefit Commencement Date.

APPENDIX 2.4
LIST OF PARTICIPATING EMPLOYERS
AS OF JANUARY 1, 2018

Pursuant to resolutions of the Board adopted in December 2003, this Appendix may be changed from time to time by action of the PAC without the need for a Plan amendment.

PARTICIPATING EMPLOYERS

Voya Retirement Insurance and Annuity Company
Voya Institutional Plan Services, LLC
Voya Insurance and Annuity Company
Voya Investment Management LLC
Voya Services Company
ReliaStar Life Insurance Company
Voya Institutional Trust Company
ReliaStar Life Insurance Company of New York
Security Life of Denver Insurance Company
Voya Financial Advisors, Inc.

APPENDIX 3.1(a)
PRIOR PLAN NORMAL RETIREMENT DATE

I.    Application. This Appendix describes the Normal Retirement Date that will apply in lieu of the Normal Retirement Date in Section 3.1(a) of the main text of the Plan to the extent more favorable to the Participant.

II. USLICO Plan. For a Participant whose Prior Plan was the USLICO Plan, the Normal Retirement Date is the first day of the month in which the Participant reaches Normal Retirement Age.

APPENDIX 3.1(b)(ii)
PRIOR PLAN BENEFIT

I. Application. This Appendix describes the Prior Plan Benefit.

II.     AFS Plan. The Prior Plan Benefit for each Participant whose Prior Plan is the AFS Plan is the monthly single life annuity Actuarial Equivalent of such Participant’s Account determined as of December 31, 2001, as adjusted for Interest Credits from December 31, 2001 to his or her Normal Retirement Date; provided, however, that the Interest Credits for any Plan Year for the “cash balance account” determined under Article 4 of the AFS Plan, without regard to Articles 5 and 6 of the AFS Plan, shall not be less than 5.00%.

III.     EIC Plan, LOG Plan or SLD Plan. The Prior Plan Benefit for each Participant whose Prior Plan is the LOG Plan, the SLD Plan, or the EIC Plan is the benefit accrued under such plan as of December 31, 2001 adjusted, if applicable, in accordance with this paragraph. For each Participant who was an Employee on December 31, 2001 and who remains continuously employed as an Employee after that date, the final average compensation portion of the benefit accrued as of December 31, 2001 will be multiplied by the ratio (not less than one) of the Participant’s Final Average Compensation as of his or her Termination Date (determined in accordance with Section 1.87) over his or her “final average compensation” under the applicable Prior Plan as of December 31, 2001. If a Participant described in the preceding sentence has a Termination Date after December 31, 2001 and thereafter resumes employment as an Employee, the indexing described in the preceding sentence shall not apply to any period of Employment following such Termination Date. The Account Balance portion of the Prior Plan Benefit will be adjusted for Interest Credits to his or her Normal Retirement Date. Notwithstanding the foregoing, for each Participant who earned years of benefit service under the EIC Plan, the LOG Plan, or the SLD Plan after December 31, 1999, his or her “pre-2000 accrued benefit” (as defined in the applicable Prior Plan) will be multiplied by the ratio of the Participant’s Final Average Compensation as of his or her Termination Date over his or her Final Average Compensation as of December 31, 1999, which ratio will not be less than one; provided, however, that if such a Participant has a Termination Date after December 31, 1999 and thereafter resumes employment as an Employee, the indexing described in this sentence shall not apply to any period of Employment following such Termination Date.

IV. Financial Services Plan. The Prior Plan Benefit for each Participant who (i) was an employee of ING Financial Services LLC and a participant in the ING US Financial Services Corporation Retirement Plan (“Financial Services Plan”) on December 31, 2003, (ii) who became an employee of ING Investment Management, LLC on January 1, 2004, and (iii) remains continuously employed as an Employee after that date, is equal to the benefit accrued for such Participant under the Financial Services Plan as of December 31, 2003 (the “Financial Services Plan Benefit”) adjusted in accordance with this paragraph as of such Participant’s Termination Date and reduced by the Financial Services Plan Benefit. For a Participant who remains continuously employed as an Employee after December 31, 2003, the Financial Services Plan Benefit will be multiplied by the ratio (not less than one) of the Participant’s Final Average Compensation as of his or her Termination Date over the Participant’s Final Average

Compensation as of December 31, 2003. Both the numerator and the denominator of the ratio will apply the definition of Compensation and Final Average Compensation from this Plan. For clarification, the adjustment described in the preceding sentence is the only Prior Plan Benefit payable under this Plan and the Financial Services Plan Benefit is payable only from the Financial Services Plan. If a Participant described in the first sentence of this section has a Termination Date after December 31, 2003 and thereafter resumes employment as an Employee, the indexing described in the second and third sentences of this section shall not apply to any period of Employment following such Termination Date.

V. Lexington Plan. The Prior Plan Benefit for each Participant whose Prior Plan is the Lexington Plan is the frozen benefit accrued by that Participant under the Lexington Plan prior to December 31, 2001.

VI. ReliaStar Plan. The Prior Plan Benefit for each Participant whose Prior Plan is the ReliaStar Plan is the frozen benefit accrued by that Participant under the ReliaStar Plan prior to December 31, 2001.

A ReliaStar Participant who formerly participated in the USLICO Plan is eligible for a Social Security bridge benefit if benefits under the pre-1991 USLICO Plan formula for service and compensation through December 31, 1995 is better than the Participant’s benefits under the USLICO Plan 1991 formula.

The bridge benefit is equal to the amount of the Social Security reduction that normally applies to benefits under the pre-1991 formula. The Social Security reduction will begin (and the bridge benefit will end) when the Participant reaches age 62.

A ReliaStar Participant who formerly participated in the Security-Connecticut Plan and who terminates employment after age 55 but before age 62 and who immediately commences benefits is eligible for a Social Security bridge benefit on benefits earned under the Security-Connecticut Plan as of December 31, 1997. The bridge benefit is payable until the beginning of the month in which the Participant dies or reaches age 62, whichever occurs first.

VII.     Hypothetical Prior Plan Benefit for Eligible Employees Hired Between January 1, 2000 and December 31, 2001. Each Eligible Employee who (1) was hired as an employee of an employer participating in a Prior Plan on or after January 1, 2000 and before January 1, 2002, and (2) would have become a participant in a Prior Plan in 2002, shall be deemed to have a Prior Plan Benefit equal to the benefit, if any, he or she would have earned under such Prior Plan for his or her period of employment in 2000 and 2001.

VIII. Portion of Accrued Benefit Derived from Prior Plan Account Balance.

(A)	General. A nominal Account and Account Balance will be maintained for each Participant who had a “cash balance account” under a Prior Plan and will have the following allocations made to such Account.

(B)
Interest Credits. For Plan Years beginning prior to January 1, 2012, an Interest Credit will be allocated to each active and inactive Participant’s Account as of the last day of each Plan Year, calculated by multiplying his or her Account Balance as of the first day of that Plan Year by the Interest Credit Percentage for that Plan Year. For the Participant whose Benefit Commencement Date occurs other than on the last day of a Plan Year, the Plan will allocate an Interest Credit for such Plan Year based on the Interest Credit Percentage in effect for the Plan Year, multiplied by the ratio of whole months expired in the year before the Benefit Commencement Date, over 12. Starting January 1, 2012, Interest Credits will be allocated to each active and inactive Participant’s Account on a monthly basis in accordance with Section 3.9(c).

(C)
Termination of Allocations. No Participant will receive an allocation of employer credits to a Prior Plan Account after December 31, 2001. Each Vested terminated Participant will receive allocations of Interest Credits until his or her Benefit Commencement Date in accordance with Section 3.9(c). The non-Vested Participant will continue to receive allocations of Interest Credits until he or she incurs a Termination Date, at which time the Account will be forfeited. The forfeited Account shall be restored (with Interest Credits) if the Participant is reemployed with a Controlled Group Member before a Five-Year Break, or after December 31, 2011. No Participant will receive any allocation of Interest Credits after his or her Benefit Commencement Date.

(D)
Accrued Benefit Attributable to Account Balance. A Participant’s Cash Balance Pension Formula Accrued Benefit, including the portion thereof attributable to a Prior Plan Account Balance, shall be determined in accordance with Section 3.1(c).

APPENDIX 3.1(e)
AFS MINIMUM BENEFIT

I. Application. This Appendix applies to each AFS Transition Participant and each Aeltus Participant.

II. Aeltus. Each Aeltus Participant who is an AFS Specified Transition Participant will be eligible for an AFS Minimum Benefit but that benefit will be the same AFS Minimum Benefit payable to an AFS Non-Specified Participant. The remainder of the AFS Minimum Benefit shall be paid from the Financial Services Plan.

III. AFS Transition Benefit. The AFS Transition Benefit means (A) minus (B), where:

A = The Present Value of the Gross Benefit; and

B = The Present Value of the Offset.

The AFS Transition Benefit can never be less than 50% of the Present Value of the Gross Benefit. In the case that the AFS Transition Benefit is less than 50% of the Present Value of the Gross Benefit, 50% of the Present Value of the Gross Benefit will be substituted for the AFS Transition Benefit.

IV. Credited Service. Credited Service is the sum of (A) and (B), where:

A = The period or periods of the AFS Transition Participant’s employment considered in the determination of benefit accrual under the AFS Plan through December 31, 2001, as determined under the AFS Plan Document; and

B = For an AFS Specified Transition Participant (other than an Aeltus Participant), his or her Benefit Service earned in the 2002 through 2006 Plan Years while the AFS Transition Participant is considered an AFS Transition Participant. For an AFS Non-Specified Transition Participant or Aeltus Participant, no Benefit Service after December 31, 2001 will be recognized.

V. Determination Age. The AFS Transition Participant’s Determination Age is the AFS Transition Participant’s age at his or her Determination Date in whole years and completed months.

VI. Determination Date. The Determination Date is either the AFS Transition Participant’s Termination Date or Benefit Commencement Date, depending on the context.

VII. Gross Benefit.

A.    The Gross Benefit means the product of (1), (2), and (3), where:

1 =
1.5% of the AFS Transition Participant’s Final Average Compensation calculated as of the earlier of December 31, 2006 or the AFS Transition Participant’s Termination Date ending his or her status as an AFS Transition Participant;

2 =	The AFS Transition Participant’s Credited Service (limited to a maximum of 35 years); and

3 =	100% minus the Early Retirement Reduction Factor from Table 2 at the commencement age from Table 1.

B.	The commencement age assumed for the Gross Benefit is determined based on the Participant’s Determination Age and Vesting Service from Table 1 below.

TABLE 1

Determination Age	Vesting Service at Termination	Gross Benefit Commencement Age
Less than Age 50	Less than 15 years	Age 65
Less than Age 50	At least 15 years	Age 50
At least Age 50 and Less than Age 65	Less than 15 years	Age 65
At least Age 50 and less than Age 65	At least 15 years	Determination Age
At least Age 65	Any	Determination Age

Table 2
Early Retirement Reduction Factor

Commencement Age*	Percent Reduction
50	44.0%
51	40.0%
52	36.0%
53	32.0%
54	28.0%
55	24.0%
56	20.0%
57	16.0%
58	12.0%
59	8.0%
60	4.0%
61	2.0%
62	0.0%
63	0.0%
64	0.0%
65	0.0%

*In determining the Participant’s commencement age, completed years and months are used. Interpolation may be required.

VIII. Offset.

A. The Offset means the product of (1) and (2), where:

1 =	1.5% of the Participant’s PIA calculated as of the earlier of December 31, 2006 or the AFS Transition Participant’s Termination Date ending his status as an AFS Transition Participant; and

2 =	The Participant’s Credited Service (limited to a maximum of 33.3333 years).

B. The commencement age assumed for calculating the PIA as well as the Present Value of the Offset is determined based on the AFS Transition Participant’s Determination Age and Vesting Service. This determination is summarized in the following table:
TABLE 3

Determination Age	Vesting Service at Termination Date	Offset Commencement Age
Less than Age 62	Less than 15 years	Age 65
Less than Age 62	At least 15 years	Age 62
At least Age 62 and less than Age 65	Less than 15 years	Age 65
At least Age 62 and less than Age 65	At least 15 years	Determination Age
At least Age 65	Any	Determination Age

IX. PIA. PIA means the Primary Insurance Amount which is or may be payable to the Participant at the commencement age determined in Table 3 under the provisions of the Federal Social Security Act (as it is in effect on the Determination Date), based on the assumption that the Participant’s earnings before his or her employment with AFS and his or her earnings after the earlier of December 31, 2006 or the AFS Transition Participant’s Termination Date ending his or her status as an AFS Transition Participant are zero.

X. Present Value or Present Value of Gross Benefit or Present Value of Offset. Present Value is determined as of the applicable Determination Age using the following actuarial assumptions:

A.	The Applicable Interest Rate and Applicable Mortality Table for the Plan Year that includes the Determination Date.

B.	The cost-of-living adjustment rate (COLA Rate) as of the Determination Date, which is determined by the following steps:

1.	Determine the cost-of-living adjustment rate (defined in Appendix 3.7) for the Plan Year in which the Determination Date occurs. It should be rounded to the nearest tenth of 1% and capped at 3%.

2.	Repeat (1) for each of the four Plan Years immediately preceding the Determination Date.

3.	Compute the average of the five cost-of-living adjustment rates. It should be rounded to the nearest hundredth of 1%. The result is the COLA Rate.

XI. Transition Cash Balance Account (TCBA). The TCBA is a historical account established as of December 31, 2001 that receives Interest Credits.

XII. AFS Minimum Benefit.

A.
Calculate Lump-Sum Amount at Termination Date. At the AFS Transition Participant’s Termination Date, the greatest of (1), (2) and (3), below (called the “AFS Present-Value Measuring Amount”), shall be used as the measuring amount to first be expressed as a single life annuity at the Participant’s Normal Retirement Date (or Determination Date if after the Normal Retirement Date) pursuant to B, below, and then compared against the amount determined under Section 3.1(e)(i)(A):

1 =	The AFS Transition Participant’s Prior Plan Account Balance with Interest Credits through Termination Date;

2 =	The AFS Transition Participant’s TCBA with Interest Credits through Termination Date; and

3 =	The AFS Transition Participant’s AFS Transition Benefit at Termination Date.

B.
Compare as a Single Life Annuity Benefit at Normal Retirement Date (or After). To express the AFS Present-Value Measuring Amount under (A) as a single life annuity benefit (called an “AFS Minimum Benefit Comparison Annuity”) at the Participant’s Normal Retirement Date for a Participant who has not yet reached his or her Normal Retirement Date, the AFS Present-Value Measuring Amount under (A) will be projected to the Participant’s Normal Retirement Date with assumed future interest at the Interest Credit Percentage in effect as of the Determination Date, and such balance will be converted into a single life annuity starting at the Participant’s Normal Retirement Date using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of the Determination Date. To express the AFS Present-Value Measuring Amount determined under (A) as an AFS Minimum Benefit Comparison Annuity as of a Determination Date that is at or after a Participant’s Normal Retirement Date for a Participant who has reached his or her Normal Retirement Date, the AFS Present-Value Measuring Amount determined under (A) will be converted into a single life annuity starting at as of such Determination Date using the Applicable Interest Rate and Applicable Mortality Table in effect under the Plan as of the Determination Date.

C.
At Benefit Commencement Date. If the AFS Minimum Benefit Comparison Annuity derived under (B) above exceeds the amount determined under Section 3.1(e)(i), then, in lieu of a retirement benefit attributable to the Final Average Pay Pension Formula described in Section 3.1(b) and that portion of his or her Cash

Balance Pension Formula Accrued Benefit described in Section 3.1(c) attributable to his or her Prior Plan Account Balance, the AFS Transition Participant shall be entitled to a retirement benefit based on his or her AFS Minimum Benefit which is the greater of (1) or (2) as of the Benefit Commencement Date, where:

1 =
The Participant’s AFS Present-Value Measuring Amount as of his or her Termination Date under (A), credited with interest through his or her Benefit Commencement Date at an annual rate equal to the Interest Credit Percentage; or

2 =	The Participant’s AFS Transition Benefit at his or her Benefit Commencement Date.

(For clarity, the Participant also may be entitled to a retirement benefit based on his or her Cash Balance Pension Formula Accrued Benefit described in Section 3.1(c), calculated by disregarding the portion thereof attributable to his or her Prior Plan Account Balance.)

APPENDIX 3.3(a)
PRIOR PLAN EARLIEST RETIREMENT DATES

The Earliest Retirement Date described below will apply in lieu of the Earliest Retirement Date in Section 1.35 and Section 3.3(a) of the main text of the Plan to the extent more favorable to the Participant for his or her Prior Plan Benefit or AFS Minimum Benefit:

I.
AFS Plan. The Earliest Retirement Date for an AFS Transition Participant for his or her Prior Plan Benefit or AFS Minimum Benefit is the first day of the month coincident with or next following the date the Employee reaches age 50 with 15 years of Vesting Service.

II.
LOG Plan – Former Southland Life Participants. The Earliest Retirement Date for a LOG Participant who was a participant in the Southland Plan for the portion of his or her Prior Plan Benefit attributable to the Southland Plan is the first day of the month following age 55.

III.
ReliaStar Plan. The Earliest Retirement Date for a Participant for the portion of his or her Prior Plan Benefit attributable to the ReliaStar Plan is (a) the first day of the month coincident with or next following attainment of age 55 with at least ten years of Vesting Service, or (b) for a Participant hired prior to December 31, 1993, the first day of the month coincident with or next following (i) age 60 with no service requirement, or (ii) age 55 with ten years of Vesting Service.

For a Participant who also participated in the USLICO Plan, the Earliest Retirement Date for the portion of his or her Prior Plan Benefit attributable to the USLICO Plan is the first day of the month following the attainment of age 55.

IV.
Lexington Plan. The Earliest Retirement Date for a Participant who also participated in the Lexington Plan for the portion of his or her Prior Plan Benefit attributable to the Lexington Plan is the first of the month coincident with or next following attainment of at least age 55.

APPENDIX 3.3(b)(ii)
EARLY COMMENCEMENT REDUCTION FACTORS
FOR PRIOR PLAN BENEFITS OTHER THAN THE AFS MINIMUM BENEFIT

I.	Application. This Appendix provides early commencement reduction factors applicable to Prior Plan Benefits other than the AFS Minimum Benefit. See Appendix 3.1(e) for the AFS Minimum Benefit.

II.
EIC Plan. The following table applies to EIC Participants who terminated employment prior to January 1, 2000. Benefits accrued on or after January 1, 2000 will be reduced using the reduction factors in the main text of the Plan. Benefits will be reduced based on the date of termination and the benefit service earned at termination under the EIC Plan:

Age	Reduction if less than 25 years of benefit service and Retired prior to 1994	Reduction if less than 25 years of benefit service and Retired after 1993	Reduction if more than 25 years of benefit service
55	66.666667%	50.0%	35.0%
56	60.0%	45.0%	30.0%
57	53.333333%	40.0%	25.0%
58	46.666667%	35.0%	20.0%
59	40.0%	30.0%	15.0%
60	33.333333%	25.0%	10.0%
61	26.666667%	20.0%	5.0%
62	20.0%	15.0%	0.0%
63	13.333333%	10.0%	0.0%
64	6.666667%	5.0%	0.0%
65	0.0%	0.0%	0.0%

For Vested EIC Participants who terminated employment prior to July 1, 1988, the 25 years of benefit service requirement found in the above table is replaced with 20 years of vesting service, each as determined under the EIC Plan.

III.
Lexington Plan. A Lexington Participant eligible to begin receiving a benefit before Normal Retirement Date will have his or her benefit attributable to the Lexington Plan reduced by the following factors based on his or her age at Benefit Commencement Date. Interpolation will be used for partial months.

Age	Reduction Percentage
55	0.500
56	0.467
57	0.434
58	0.400
59	0.367
60	0.333
61	0.267
62	0.200
63	0.134
64	0.067
65	0.000

IV.
LOG Plan. Participants in the LOG Plan who terminated prior to January 1, 2000 and who were not eligible for the LOG Field Force Plan, or for Participants in the LOG Field Force Plan who terminated prior to January 1, 1997 were entitled to the following early commencement reductions:

A.	Pre-1994. The benefit accrued prior to 1994 is reduced by 0.416667 percent (5/12%) per month, for each month that precedes age 65.

B.
Post-1993. Benefits accrued after 1993 and before 2000 are reduced as follows: If the benefit commences on or after age 62, it is unreduced. If the benefit commences prior to age 62, it will be reduced by 0.558333 percent per month for each month preceding age 62 up to a maximum of 24 months. The benefit will be further reduced by 0.416667 percent per month for each month that the Benefit Commencement Date precedes age 60, up to a maximum of 60 months.

C.
The Netherlands Insurance Company Plan. Participants in the LOG Plan who also participated in the TNIC Plan will have their benefits reduced as follows: If the benefit commences on or after age 62, it is unreduced. If the benefit commences prior to age 62, it will be reduced by 0.558333 percent per month for each month preceding age 62 up to a maximum of 24 months. The benefit will be further reduced by 0.416667 percent per month for each month that the Benefit Commencement Date precedes age 60, up to a maximum of 60 months.

D.
Southland Life Plan. A Participant who also participated in the Southland Plan whose Benefit Commencement Date is before age 62 will have his or her Prior Plan Benefit attributable to the Southland Plan reduced by 5% per year for years between age 55 and 62. If the Participant’s Benefit Commencement Date is on or after age 62, the benefit is unreduced.

V.
SLD Plan. Participants in the SLD Plan who terminated prior to January 1, 2000 were entitled to early retirement benefits under a Pre-1989 and Post-1988 formula. The reduction schedules for these benefits are as follows:

A.
Post-1988. Participants commencing early retirement benefits on or after age 62 are entitled to an unreduced retirement benefit for the portion of their benefit attributable to the SLD Plan earned after 1988. If the Benefit attributable to the SLD Plan commences prior to age 62, it will be reduced by 0.558333 percent per month for each month preceding age 62 to a maximum of 24 months. The benefit will be further reduced by 0.416667 percent per month for each month that the Participant’s Benefit Commencement Date precedes age 60, up to a maximum of 60 months.

B.	Pre-1989. The portion of the SLD Plan Benefit earned before 1989 is reduced for early commencement by .5% per month (6% per year) from 61 - 65 and .3% per month (3.6% per year) from 55-60.

VI.
ReliaStar Plan. The portion of the benefit attributable to the ReliaStar Plan will be reduced by the following percentages for Early Retirement based on age and Vesting Service at Benefit Commencement Date. Interpolation will be used for partial years.

Age at BCD	Years of Vesting Service at BCD
	10	11	12	13	14	15+
55	21%	21%	21%	21%	21%	21%
56	18%	18%	18%	18%	18%	18%
57	15%	15%	15%	15%	15%	15%
58	15%	12%	12%	12%	12%	12%
59	15%	12%	9%	9%	9%	9%
60	15%	12%	9%	6%	6%	6%
61	12%	12%	9%	6%	3%	3%
62	9%	9%	9%	6%	3%	0%
63	6%	6%	6%	6%	3%	0%
64	3%	3%	3%	3%	3%	0%
65	0%	0%	0%	0%	0%	0%

A Participant who is eligible for a Vested Termination Benefit, but not an Early Retirement Benefit, and who chooses to begin receiving his or her benefit attributable to the ReliaStar Plan before his or her Normal Retirement Date will have his or her benefit attributable to the ReliaStar Plan reduced by the following percentages based on his or her age at the Benefit Commencement Date:

Age at Benefit Commencement Date	Reduction Percentage
55	55%
56	52%
57	48%
58	44%
59	39%
60	35%
61	30%
62	23%
63	16%
64	9%
65	0%

A.
Security-Connecticut Plan. A Participant who also participated in the Security- Connecticut Plan and who is eligible to begin receiving a benefit before Normal Retirement Date will have his or her benefit attributable to the Security- Connecticut Plan reduced by the following percentages based on age and years of Vesting Service at the Benefit Commencement Date. Interpolation will be used for partial years.

Age at Benefit Commencement Date	Years of Vesting Service at Benefit Commencement Date
	Less than 20	20-24	25+
55	65%	50%	37%
56	60%	46%	31%
57	55%	42%	25%
58	50%	38%	20%
59	45%	34%	15%
60	40%	30%	10%
61	33%	26%	5%
62	25%	21%	0%
63	17%	15%	0%
64	9%	8%	0%
65	0%	0%	0%

B.
USLICO Plan. A Participant who also participated in the USLICO Plan and who is eligible to begin receiving a benefit before Normal Retirement Date will have his or her benefit attributable to the USLICO Plan reduced by the following percentages based on the period during which the benefit was accrued. The Pre- 1991 Factors will be applied to the portion of the benefit accrued under the USLICO Plan before 1991 and the Post-1990 Factors will be applied to the portion of the benefit accrued under the USLICO Plan after 1990. Interpolation will be used for partial years.

Age	Accrued Benefit Period
	Pre-1991 Factors	Post-1990 Factors
55	30%	50%
56	27%	43%
57	24%	36%
58	21%	29%
59	18%	22%
60	15%	15%
61	12%	7.5%
62	9%	0%
63	6%	0%
64	3%	0%
65	0%	0%

APPENDIX 3.4(a)
PRIOR PLAN VESTING SCHEDULES

I.
Application. This Appendix describes any special vesting rules applicable to Participants who also participated in a Prior Plan. A Participant who terminated employment under a Prior Plan will be Vested in accordance with the schedule described in the Prior Plan at the time of his or her termination of employment except as provided below.

II.
ING Financial Services Corporation Plan. Each Participant who was an employee of ING Financial Services LLC and who was a participant in the ING US Financial Services Corporation Retirement Plan on December 31, 2003 and who became an employee of ING Investment Management LLC on January 1, 2004 shall be fully vested.

APPENDIX 3.7
COST-OF-LIVING ADJUSTMENTS

I. Application. This Appendix 3.7 describes the cost-of-living adjustments for certain benefits as described in this Appendix. Nothing in this Appendix is intended to provide a cost-of-living adjustment that would not have been provided under the applicable Prior Plan.

II. Definitions.

A. Adjusted Benefit. The Adjusted Benefit equals the benefit payable to the Participant or Beneficiary that reflects cost-of-living adjustments. The Adjusted Benefit may not be less than the Initial Benefit.

B. Adjustment Rate. An amount equal to the percent change in the Consumer Price Index, which is calculated using an applicable table and applicable month.

C. Initial Benefit. The Initial Benefit is the benefit payable in the optional form of annuity elected by the Participant or Beneficiary that is payable on the Benefit Commencement Date.

III. AFS Transition Participants.

A. Applicable Benefit.

1.
The Participant is entitled to receive cost-of-living adjustments on the portion of his or her benefit attributable to his or her AFS Minimum Benefit to the extent provided under the AFS Plan as in effect immediately before the Merger.

2.	The Participant must elect to receive his or her entire AFS Minimum Benefit (including the benefit attributable to his or her Account Balance) as an annuity with cost-of-living adjustments.

B. Methodology.

1.	The applicable table is the Bureau of Labor Statistics Consumer Price Index, U.S. City Average for Urban Wage Earners and Clerical Workers, published by the United States Department of Labor.

2.	The applicable month is the September which immediately precedes the Plan Year.

3.	The Adjustment Rate is calculated by dividing the value of the Consumer Price Index under the applicable table in the applicable month for the current Plan Year by the value of the Consumer Price Index under the same table 12 months earlier.

4.	The Adjustment Rate shall be rounded to the nearest tenth of one percent.

5.	The Adjustment Rate shall not exceed 3.0%.

C. First cost-of-living adjustment.

1.	Timing. The first cost-of-living adjustment will occur on January 1 following the Benefit Commencement Date.

2.	Amount. The Adjusted Benefit is equal to the product of (a) and (b) below, where:

a) =	The Initial Benefit; and

b) =	One plus the Adjustment Rate.

D. Subsequent cost-of-living adjustments.

1.	Each January 1, the Adjusted Benefit will be adjusted as described in (C)(2) above, except that the Adjusted Benefit will replace the Initial Benefit in (C)(2)(a).

2.
If a cost-of-living adjustment would decrease the Adjusted Benefit below the Initial Benefit, the full value of what otherwise would have been a negative adjustment will be taken into account in determining any subsequent increases.

E. Treatment of bridge benefit. If the Participant selected an optional form with a Social Security bridge benefit:

1.	While the bridge benefit is payable,

a)	The Participant’s Initial Benefit is equal to his or her total benefit, which includes any bridge benefit.

b)	The Participant’s Adjusted Benefit is calculated using the Initial Benefit described in (a) above.

2.    Once the bridge benefit is no longer payable,

a)	The Participant’s Initial Benefit does not include any bridge benefit for purposes of determining whether the Adjusted Benefit is less than the Initial Benefit.

b)	The Participant’s Adjusted Benefit for the first cost of living adjustment after the bridge benefit is no longer payable is reduced by the amount of any bridge benefit included in the Initial Benefit.

IV. EIC Plan Participants.

A. Applicable Benefit.

1.
The Participant is entitled to receive cost-of-living adjustments on the portion of his or her Benefit attributable to his or her Indexed Pre-2000 Accrued Benefit as indexed to December 31, 2001 to the extent provided under the EIC Plan as in effect prior to January 1, 2002.

2.	No adjustment is made to the portion of the Accrued Benefit that is attributable to any employee contributions made to the Plan before 1991.

3.	The Participant must elect to receive his or her entire Accrued Benefit (other than the benefit attributable to his or her Account Balance) as an annuity.

B. Methodology.

1.	The applicable table is the Bureau of Labor Statistics Consumer Price Index, U.S. City Average for All Urban Consumers, published by the United States Department of Labor.

2.	The applicable month is the August which immediately precedes the Plan Year.

3.
The Adjustment Rate is calculated by dividing the value of the Consumer Price Index under the applicable table in the applicable month for the current Plan Year by the value of the Consumer Price Index under the same table 12 months earlier.

4.	The Adjustment Rate shall be rounded to the nearest tenth of 1%.

5.	The Adjustment Rate shall not exceed 3.0%.

C. First cost-of-living adjustment.

1.	Timing. The first cost-of-living adjustment will occur on January 1 following the Benefit Commencement Date.

2.	Amount. The Adjusted Benefit is equal to the product of (a) and (b) below, where:

a) =	The Initial Benefit; and

b) =	One plus the value of (i) multiplied by (ii) divided by (iii) below, where:

(i) =	The Adjustment Rate calculated in (B) above;

(ii)	The number of months for which the Participant received payment in the previous Plan Year; and

(iii) =	12.

D. Subsequent cost-of-living adjustments.

1.	Each January 1, the Adjusted Benefit will be adjusted as described in (C)(2) above, except that the Adjusted Benefit will replace the Initial Benefit in (C)(2)(a).

2.
If a cost-of-living adjustment would decrease the Adjusted Benefit below the Initial Benefit, the full value of what otherwise would have been a negative adjustment will be taken into account in determining any subsequent increases.

E. Treatment of Bridge Benefit. If the Participant selected an optional form of benefit with a Social Security bridge benefit:

1.	While the bridge benefit is payable,

a)	The Participant’s Initial Benefit is equal to his or her total benefit, which includes any bridge benefit; and

b)	The Participant’s Adjusted Benefit is calculated using the Initial Benefit described in (a) above.

2.	Once the bridge benefit is no longer payable,

a)	The Participant’s Initial Benefit does not include any bridge benefit for purposes of determining whether the Adjusted Benefit is less than the Initial Benefit; and

b)
The Participant’s Adjusted Benefit for the first cost-of-living adjustment after the bridge benefit is no longer payable is equal to his or her Adjusted Benefit minus the amount of the bridge benefit and any cost-of-living adjustments that have been made to the bridge benefit.

V. USLICO Plan Participants.

A. Applicable Benefit.

1.
The Participant is entitled to receive cost-of-living adjustments on the portion of his or her benefit attributable to his or her frozen benefit attributable to USLICO service prior to 1996 to the extent provided under the USLICO Plan as in effect immediately before the Merger.

2.	The Participant must elect to receive his or her entire benefit attributable to USLICO as an annuity.

B. Calculation.

1.
The applicable table is the Bureau of Labor Statistics Consumer Price Index, for Urban Wage Earners and Clerical Workers for the U.S. as a whole (1967 base = 100), published by the United States Department of Labor.

2.	The applicable month is the October which immediately precedes the Plan Year.

3.
The Adjustment Rate is calculated by dividing the value of the Consumer Price Index under the applicable table in the applicable month for the current Plan Year by the value of the Consumer Price Index under the same table in the applicable month one year prior to the Plan Year in which the first adjustment occurred.

4.	The Adjustment Rate shall not be rounded.

5.	The Adjustment Rate shall not exceed 3.0% compounded annually for the same period of time reflected in the determination of the Adjustment Rate.

C. First cost-of-living adjustment.

1.	Timing. The first cost-of-living adjustment will occur on January 1 following one completed Plan Year after the Benefit Commencement Date.

2.	Amount. The Adjusted Benefit is equal to the product of (a) and (b) below, where:

a) =	The Initial Benefit; and

b) =	One plus the Adjustment Rate calculated in (B) above.

D. Subsequent cost-of-living adjustments.

1.	Each January 1, the Adjusted Benefit will be determined as described in (C)(2) above.

2.
If a cost-of-living adjustment would decrease the Adjusted Benefit below the Initial Benefit, the full value of what otherwise would have been a negative adjustment will be taken into account in determining any subsequent increases.

E. Treatment of Bridge Benefit. If the Participant selected an optional form with a Social Security bridge benefit:

1.	While the bridge benefit is payable,

a)	The Participant’s Initial Benefit is equal to his or her total Benefit, which includes any bridge benefit; and

b)	The Participant’s Adjusted Benefit is calculated using the Initial Benefit described in (a) above.

2.    Once the bridge benefit is no longer payable,

a)	The Participant’s Initial Benefit does not include any bridge benefit for the purposes of determining whether the Adjusted Benefit is less than the Initial Benefit; and

b)
The Participant’s Adjusted Benefit for the first cost-of-living adjustment after the bridge benefit is no longer payable is reduced by the amount of any bridge benefit and any cost-of-living adjustments that have been made to the bridge benefit.

VI. Beneficiary Entitlement. If the Participant elects an optional form of annuity that includes a survivorship option, then the Beneficiary will be entitled to the cost-of-living adjustments described in this Appendix.

VII. Reference Information. The following table summarizes the applicable table from the Bureau of Labor Statistics, month, and maximum for each of the Prior Plans with cost-of- living adjustments.

Prior Plan	Table Number	Month	Maximum
AFS Plan	CWUR0000SA0	September of the immediately preceding Plan Year	3% applied annually
EIC Plan	CUUR0000AA0	August of the immediately preceding Plan Year	3% applied annually
USLICO Plan	CWUR0000AA0	October of the immediately preceding Plan Year	3% compounded annually from January 1 preceding the first adjustment date

VIII. Change in Reference Information for Determining Cost-of-Living Adjustments. Notwithstanding any contrary provision in the EIC Plan, the AFS Plan, or the USLICO Plan, the cost-of-living adjustment for any Plan Year beginning after the date this paragraph is approved by the Internal Revenue Service (as evidenced by a favorable determination letter) will be based on the Bureau of Labor Statistics Consumer Price Index, U.S. City Average for All Urban Consumers, published by the United States Department of Labor, in August of the Plan Year immediately preceding the Plan Year for which such adjustment is to take effect and the methodology described in this paragraph shall apply only to cost-of-living adjustments due for Plan Years beginning after receipt of such Internal Revenue Service approval.

APPENDIX 4.1(a)
NORMAL FORM FOR PRIOR PLAN BENEFIT

I. Application

This Appendix describes any special normal forms of benefit applicable to benefits attributable to a Prior Plan.

II. Normal Form for Prior Plan Benefit under Southland Plan

This Section II applies to Participants who participated in the Southland Plan for periods before January 1, 1990.

A Participant who participated in the Southland Plan prior to 1990 and who is married on his or her Benefit Commencement Date shall be entitled to the greater of (i) his or her Prior Plan benefit attributable to the benefit earned under the Southland Plan as of December 31, 1989 with pay indexing through December 31, 1999 paid in an unreduced 50% joint and survivor annuity, or (ii) his or her entire Accrued Benefit payable in the reduced 50% joint and survivor annuity.

III. Normal Form for Prior Plan Benefit under ReliaStar Plan

This Section III is applicable to Participants who participated in the ReliaStar Plan for periods before January 1, 2002. The normal form of benefit for the Prior Plan Benefit attributable to the ReliaStar Plan is a single life annuity payable to the Participant monthly for his or her life and if the Participant dies after the Benefit Commencement Date and before the due date of the 60th monthly payment, there shall be paid to his or her Beneficiary in a single lump sum the Actuarial Equivalent of the remaining unpaid installments that would have been paid to the Participant had he or she lived until the due date of the 60th monthly payment. If the Participant is married, the Participant’s Spouse consents to payment in the normal form, and the Beneficiary is the Participant’s Spouse, the remaining monthly installments may be paid, at the request of such Spouse, to the Spouse for the remainder of the 60-month period, and in the event the Spouse dies before the end of the 60-month period, to the contingent Beneficiary or successor Beneficiary, if any, otherwise to the deceased Spouse’s estate.

APPENDIX 4.1(b)
PRIOR PLAN BENEFIT AND AFS MINIMUM BENEFIT OPTIONAL FORMS

I.
Application. In addition to the Optional Forms of payment listed in Section 4.1(b) of the main Plan document, a Participant may elect to receive his or her Prior Plan Benefit or AFS Minimum Benefit in an Optional Form as described in this Appendix.

II.
Definitions. Capitalized terms in this Appendix shall have the meaning set forth below. If a capitalized term is not determined herein, it shall have the meaning set forth in Article I of the main Plan document.

A.    COLA Adjustment means an adjustment described in Appendix 3.7.

B.
Social Security Bridge Benefit means for any period, an adjusted monthly benefit (relative to the benefit that otherwise would be payable at the Participant’s Normal Retirement Date) producing, so far as practicable, a level combined monthly benefit from this Plan and the Participant’s Social Security benefit (both before and after such Social Security benefit is payable). The Social Security Bridge Benefit is estimated.

III.	AFS Plan - All AFS Participants. An AFS Participant may elect to receive his or her Prior Plan Account Balance in one of the following forms:

A.
Lump-Sum Option. An AFS Participant may elect to receive 50% of the value of his or her Prior Plan Account Balance as a lump sum and the remainder as an annuity. If the Prior Plan Account Balance is $25,000 or less, the AFS Participant may receive the full Prior Plan Account Balance as a lump sum.

If an AFS Participant is eligible to, and elects to, receive the entire Prior Plan Account Balance in a lump sum, and if the value of the AFS Participant’s Net ING Benefit is $5,000 or less, then the AFS Participant may also elect to take the value of the Net ING Benefit as a lump sum or may receive an Immediate Annuity.

B.
Full Cash Refund Annuity. A full cash refund annuity provides the AFS Participant with a reduced monthly benefit amount payable to the AFS Participant for his or her lifetime. When the AFS Participant dies, his or her Beneficiary will receive a lump sum equal to the excess, if any, of the portion of the Account Balance paid as an annuity at the Benefit Commencement Date over the sum of the monthly payments made to the AFS Participant before his or her death.

For an AFS Transition Participant, the term “AFS Minimum Benefit” is substituted for “Account Balance”.

IV.
AFS Plan - AFS Transition Participants. In addition to the Optional Forms described in III, above, an AFS Transition Participant who is at least age 50 with 15 or more years of vesting service or at least age 65 at the time payments begin and who elects to receive his or her entire AFS Minimum Benefit as an annuity on or after age 50 may choose to have his or her AFS Minimum Benefit paid in the following Optional Forms:

A.
Single Life Annuity with Social Security Bridge Benefit. This option pays a monthly benefit to the AFS Transition Participant for life with a Social Security Bridge benefit until the AFS Transition Participant reaches age 62. All payments end at the AFS Participant’s death.

This option is subject to a COLA Adjustment.

B.
10, 15, and 20 Year Term Certain and Life Annuity. This option pays a reduced monthly benefit (compared to the single life annuity) to the AFS Transition Participant for life with payments guaranteed for a minimum number of 120, 180 or 240 months, depending on the specific option selected. If the AFS Transition Participant dies before the minimum number of payments is made, the AFS Transition Participant’s Beneficiary will receive the remaining guaranteed monthly payments. The Social Security Bridge Benefit is provided until age 62 and the option is subject to a COLA Adjustment.

This option is not available for Benefit Commencement Dates after 11:59 p.m. on May 1, 2008.

C.
25%, 50%, 80%, or 100% Joint and Survivor Annuity. This option pays a reduced monthly benefit (compared to the single life annuity) to the AFS Transition Participant for life with 25%, 50%, 80%, or 100%, depending on the specific option elected, of the reduced monthly amount paid to the surviving Spouse or Domestic Partner of the AFS Transition Participant following the AFS Transition Participant’s death. All benefits end when the survivor dies. The Social Security Bridge Benefit is provided to the AFS Transition Participant until age 62 and the benefit is subject to COLA Adjustment.

The 25% and 80% Joint and Survivor Annuity are not available for Benefit Commencement Dates after 11:59 p.m. on May 1, 2008.

D.
80%/50% Joint and Last Survivor Annuity. This option pays a reduced monthly benefit (compared to the single life annuity) to the AFS Transition Participant for life and after the death of the AFS Transition Participant or his or her Spouse or Domestic Partner, whichever occurs first, 80% will be paid to the survivor if the survivor is the AFS Transition Participant and 50% will be paid to the survivor if the survivor is the AFS Transition Participant’s Spouse or Domestic Partner. All benefits end when the survivor dies. The Social Security Bridge

Benefit is provided to the AFS Transition Participant until age 62 and the option is subject to a COLA Adjustment.

This option is not available for Benefit Commencement Dates after 11:59 p.m. on May 1, 2008.

E.
50% or 75% Joint and Last Survivor Annuity. This option pays a reduced monthly benefit (compared to the single life annuity) to the AFS Transition Participant for as long as both the AFS Transition Participant and his or her Spouse or Domestic Partner are alive. After the death of the AFS Transition Participant or his or her Spouse or Domestic Partner, whichever occurs first, 50% or 75%, depending on the specific option elected, of the reduced benefit amount will be paid to the survivor. Benefits end when the survivor dies. The Social Security Bridge Benefit is provided to the AFS Transition Participant until age 62 and the option is subject to a COLA Adjustment.

This option is not available for Benefit Commencement Dates after 11:59 p.m. on May 1, 2008.

V.
EIC, LOG and SLD Plans. A Participant whose Prior Plan is the EIC, LOG, or SLD Plan may elect to receive his or her Prior Plan Benefit attributable to the EIC, LOG, or SLD Plan under the following Optional Forms:

A.
20 Year Term Certain and Life Annuity. This option pays a reduced monthly benefit (compared to the Single Life Annuity) to the Participant for life with payments guaranteed for a minimum of 240 months. If the Participant dies before all payments are made, the Participant’s Beneficiary will receive the remaining guaranteed monthly payments.

B.
Social Security Level Income Option. This option pays a monthly benefit to the Participant for life with a Social Security Bridge Benefit until the Participant reaches 65. All payments end with the death of the Participant.

This option may be combined with a single life annuity or with a 100% or 50% Joint and Survivor Option for the surviving Spouse or Domestic Partner of the Participant.

This option is not available for Benefit Commencement Dates after 11:59 p.m. on May 1, 2008 except with respect to the 100% Joint and Survivor option.

C.
COLA Options. A Participant whose Prior Plan was the EIC Plan will receive the portion of his or her Prior Plan Benefit attributable to his or her “pre-2000 accrued benefit” (as defined in the EIC Plan) as indexed in accordance with the main Plan document through December 31, 2001 in any of the Optional Forms available at the time of his or her Benefit Commencement Date for Participants in

the EIC Plan together with a COLA Adjustment. The remaining Prior Plan Benefit not available with a COLA Adjustment may be paid in any of the optional forms described for Participants in the EIC Plan.

VI.	Lexington Plan. A Participant whose Prior Plan is the Lexington Plan may elect to receive the Prior Plan Benefit attributable to the Lexington Plan in the following optional forms:

A single life annuity, which, if the Participant has been married for at least one year before his or her Benefit Commencement Date, dies within two years of the Benefit Commencement Date, and was married to the same spouse at the Participant’s death, the surviving Spouse will receive a benefit as though the Participant had elected the 50% Joint and Survivor Annuity for the Prior Plan Benefit attributable to the Lexington Plan adjusted to reflect the payments received by the Participant before death.

VII.
TNIC Plan. If the Participant formerly participated in the TNIC Plan, the Participant may receive the portion of his or her Prior Plan Benefit attributable to the TNIC Plan in the following optional form:

Lump Sum. If the lump sum value of the portion of the Prior Plan Benefit attributable to the TNIC Plan is more than $5,000 but not more than $25,000 as of the Participant’s Benefit Commencement Date, the Participant may elect to have the benefit paid in a lump sum or in an Immediate Annuity as of the first day of any month after his or her Termination Date.

VIII.
ReliaStar Plan. A Participant whose Prior Plan is the ReliaStar Plan may elect to receive the portion of his or her Prior Plan Benefit attributable to the ReliaStar Plan in one of the following optional forms:

A.
15- and 20-Year Term Certain and Life Annuity. This option pays a reduced monthly benefit (compared to the single life annuity) to the Participant for life with payments guaranteed for a minimum of 180 or 240 months, depending on the option selected. If the Participant dies before all guaranteed payments are made, his or her Beneficiary will receive the remaining monthly payments.

The 15-Year Certain and Life Annuity is not available for Benefit Commencement Dates after 11:59 p.m. on May 1, 2008.

B.
Joint and Two-Thirds Last Survivor Annuity. This option provides a reduced monthly benefit (compared to the single life annuity) to the Participant and his or her Spouse or Domestic Partner for as long as both are alive. Upon the death of the first to die, the monthly benefit reduces to 2/3 of the amount payable while both were alive. This reduced monthly benefit continues for the survivor’s lifetime.

With respect to a Participant whose Prior Plan is the ReliaStar Plan, the Spouse of such a deceased Participant may elect an immediate lump sum payment of his or her Qualified Preretirement Survivor Annuity in accordance with the provisions in Sec. 7.1(c)(2) of that Prior Plan, regardless of the Participant’s age at time of his or her death.

IX.	Northern Plan. A Participant who participated in the Northern Plan may elect to receive the Prior Plan Benefit attributable to the Northern Plan in the following optional forms:

A.
Joint and Two-Thirds Last Survivor Annuity. This option provides a reduced monthly benefit (compared to the single life annuity) to the Participant and his or her Spouse or Domestic Partner for as long as both are alive. Upon the death of the first to die, the monthly benefit reduces to 2/3 of the amount payable while both were alive. This reduced monthly Benefit continues for the survivor’s lifetime.

B.
Lump Sum. If the lump-sum value of the portion of the Prior Plan Benefit attributable to the Northern Plan is more than $5,000 but not more than $15,000 as of the Participant’s Benefit Commencement Date, the Participant may elect to have the Benefit paid in a lump sum or in an Immediate Annuity as of the first day of any month after his or her Termination Date.

C.
5 or 10 Year Certain Annuity Feature. A five or ten-year term certain feature may be added to the 50% or 100% Joint and Survivor Annuity option or the Joint and Two-Thirds Last Survivor Annuity option. If the Participant and Spouse or Domestic Partner die before the end of the five or ten-year period, payments will continue to the Beneficiary through the end of that guaranteed period.

This option is not available for Benefit Commencement Dates after 11:59 p.m. on May 1, 2008.

X.
Security-Connecticut Plan. A Participant who participated in the Security-Connecticut Plan may elect to receive his or her Prior Plan Benefit attributable to the Security- Connecticut Plan in the following optional form:

Variable Annuity Option. 50% of the lump-sum value of the Prior Plan Benefit attributable to the Security-Connecticut Plan may be applied to purchase a variable annuity contract from a life insurance company licensed to do business in the State of Connecticut (as selected by the PAC) with payments in the form of a single life annuity, joint and 50% or 100% survivor annuity with the Participant’s Spouse or ten- year term certain and life annuity. The remaining Prior Plan Benefit attributable to the Security-Connecticut Plan may be paid in any of the optional forms described for Participants in the ReliaStar Plan.

XI.	USLICO Plan. A Participant whose Prior Plan was the ReliaStar Plan and who participated in the USLICO Plan may elect to receive the portion of his or her Prior Plan benefit attributable to the USLICO Plan in any of the Optional Forms available with respect to benefits attributable to the ReliaStar Plan available at the time of his or her Benefit Commencement Date with a Social Security Bridge Benefit to age 62 and a COLA Adjustment.

APPENDIX 4.5
MINIMUM REQUIRED DISTRIBUTIONS

Section 1. Application and General Rules

1.1     Precedence and Effective Date. Subject to Section 4.1, the requirements of this Appendix shall apply to any distribution of a Participant’s interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Appendix apply to calendar years beginning after December 31, 2002.

1.2     Requirements of Regulations Incorporated. All distributions required under this Appendix shall be determined and made in accordance with Code Section 401(a)(9), including the incidental death benefit requirement in Code Section 401(a)(9)(G), and the regulations thereunder.

1.3     Limits on Distribution Periods. As of the first Distribution Calendar Year, Distributions to a Participant if not made in a single sum may only be made over one of the following periods:

(a)	the life of the Participant,

(b)	the joint lives of the Participant and a Designated Beneficiary, or

(c)    a period certain not extending beyond the joint life and last survivor expectancy of the Participant and a Designated Beneficiary.

1.4 Defined Terms. Capitalized terms not defined herein will have the same meaning assigned to those terms in the main text of the Plan.

Section 2. Time and Manner of Distribution.

2.1     Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, no later than the Participant’s Required Beginning Date.

2.2     Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Plan will cash out any survivor benefit that has a present value not greater than $5,000 (or such other dollar amount as may be specified in Code Section 411(a)(11)(A)), or will cash out any survivor benefit payable under Section 5.2 to a non-Spouse Beneficiary, who is not a natural person as soon as practicable after the Participant’s date of death. From time to time, the Plan Administrator may recalculate the present values of the benefits not in pay status, based on the Applicable Interest Rate and the Applicable Mortality Table then in effect, and make lump-sum payments of those that are not over $5,000. In any event, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(a)     If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70½, if later.

(b)     If the Participant’s surviving Spouse is not the Participant’s sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(c)     If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(d)     If the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse are required to begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving Spouse were the Participant.

For purposes of this Section 2.2 and Section 5, unless Section 2.2(d) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 2.2(a). If distributions under an annuity meeting the requirements of this Appendix commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 2.2(a)) the date distributions are considered to begin is the date distributions actually commence.

2.3     Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3, 4 and 5 of this Appendix. If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9). Any part of the Participant’s interest which is in the form of an individual account described in Code Section 414(k) will be distributed in a manner satisfying the requirements of Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9) that apply to individual accounts.

Section 3. Determination of Amount to be Distributed Each Year.

3.1     General Annuity Requirements. If the Participant’s interest is to be paid in the form of annuity distributions under the Plan, payments under the annuity shall satisfy the following requirements:

(a)     the annuity distributions will be paid in periodic payments made at uniform intervals not longer than one year;

(b)     the distribution period will be over a life (or lives) or over a period certain not longer than the period described in Section 4 or 5 of this Appendix 4.5;

(c)     once payments have begun over a period, the period will be changed only in accordance with Section 6 of this Appendix 4.5; and

(d)     payments will either be nonincreasing or increase only as follows:

(1)     by an annual percentage increase that does not exceed the percentage increase in an Eligible Cost-Of-Living Index for a 12-month period ending in the year during which the increase occurs or a prior year;

(2)     by a percentage increase that occurs at specified times and does not exceed the cumulative total of annual percentage increases in an Eligible Cost-of- Living Index since the Benefit Commencement Date, or if later, the date of the most recent percentage increase;

(3)     by a constant percentage of less than 5% per year, applied not less frequently than annually;

(4)     as a result of dividend or other payments that result from Actuarial Gains, provided:

(i)     Actuarial Gain is measured not less frequently than annually,

(ii)     the resulting dividend or other payments are either paid no later than the year following the year for which the actuarial experience is measured or paid in the same form as the payment of the annuity over the remaining period of the annuity (beginning no later than the year following the year for which the actuarial experience is measured),

(iii)     the Actuarial Gain taken into account is limited to Actuarial Gain from investment experience,

(iv)     the assumed interest rate used to calculate such Actuarial Gains is not less than 3%, and

(v)     the annuity payments are not increased by a constant percentage as described in (3) of this Section 3.1(d);

(5)     to the extent of the reduction in the amount of the Participant’s payments to provide for a survivor benefit, but only if there is no longer a survivor benefit because the Beneficiary whose life was being used to determine the distribution period described in Section 4 of this Appendix 4.5 dies or is no longer the Participant’s Beneficiary pursuant to a qualified domestic relations order within the meaning of Code Section 414(p);

(6)     to provide a final payment upon the Participant’s death not greater than the excess of the actuarial present value of the Participant’s Accrued Benefit (within the meaning of Code Section 411(a)(7), calculated as of the Benefit Commencement Date using the Applicable Interest Rate and the Applicable Mortality Table (or, if greater, the total amount of employee contributions, if any) over the total of payments before the Participant’s death;

(7)     to allow a Beneficiary to convert the survivor portion of a joint and survivor annuity into a lump sum distribution upon the Participant’s death; or

(8)     to pay increased benefits that result from a Plan amendment.

3.2     Amount Required to Be Distributed by Required Beginning Date and Later Payment Intervals. The amount that must be distributed on or before the Participant’s Required Beginning Date (or, if the Participant dies before distributions begin, the date distributions are required to begin under Section 2.2(a) or (b) of this Appendix 4.5) is the payment that is required for one payment interval. The second payment need not be made until the end of the next payment interval even if that payment interval ends in the next calendar year. All of the Participant’s benefit accruals as of the last day of the first Distribution Calendar Year will be included in the calculation of the amount of the annuity payments for payment intervals ending on or after the Participant’s Required Beginning Date.

3.3     Additional Accruals After First Distribution Calendar Year. Any additional benefits accruing to the Participant in a calendar year after the first Distribution Calendar Year will be distributed beginning with the first payment interval ending in the calendar year immediately following the calendar year in which such benefit accrues.

Section 4.     Requirements for Annuity Distributions that Commence During Participant’s Lifetime.

4.1     Joint Life Annuities Where the Beneficiary Is Not the Participant’s Spouse. If the Participant’s interest is being distributed in the form of a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary, annuity payments to be made on or after the Participant’s Required Beginning Date to the Designated Beneficiary after the Participant’s death must not at any time exceed the applicable percentage of the annuity payment for such period that would have been payable to the Participant, using the table set forth in Treas. Reg. Section 1.401(a)(9)-6, Q&A 2(c)(2), in the manner described in Q&A 2(c)(1), to determine the applicable percentage. If the form of distribution combines a joint and survivor annuity for the joint lives of the Participant and a non-Spouse Beneficiary and a period certain annuity, the requirement in the preceding sentence will apply to annuity payments to be made to the Designated Beneficiary after the expiration of the period certain.

4.2     Period Certain Annuities. Unless the Participant’s Spouse is the sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain for an annuity distribution commencing during the Participant’s lifetime may not exceed the applicable distribution period for the Participant under the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, Q&A-2, for the calendar year that contains the Benefit Commencement Date. If the Benefit Commencement Date precedes the year in which the Participant reaches age 70, the applicable distribution period for the Participant is the distribution period for age 70 under the Uniform Lifetime Table set forth in Treas. Reg. Section 1.401(a)(9)-9, Q&A-2, plus the excess of 70 over the age of the Participant as of the Participant’s birthday in the year that contains the Benefit Commencement Date. If the Participant’s Spouse is the Participant’s sole Designated Beneficiary and the form of distribution is a period certain and no life annuity, the period certain may not exceed the longer of the Participant’s applicable distribution period, as determined under this Section 4.2, or the joint life and last survivor expectancy of the Participant and the Participant’s Spouse as determined under the Joint and Last Survivor Table set forth in Treas. Reg. Section 1.401(a)(9)-9, Q&A-3, using the Participant’s and Spouse’s attained ages as of the Participant’s and Spouse’s birthdays in the calendar year that contains the Benefit Commencement Date.

Section 5. Requirements For Minimum Distributions After the Participant’s Death.

5.1     Death After Distributions Begin. If the Participant dies after distribution of his or her interest begins in the form of an annuity meeting the requirements of this Appendix 4.5, the remaining portion of the Participant’s interest will continue to be distributed over the remaining period over which distributions commenced.

5.2 Death Before Distributions Begin.

(a)     Participant Survived by Designated Beneficiary. If the Participant dies before the date distribution of his or her interest begins and there is a Designated Beneficiary, the Participant’s entire interest will be distributed, beginning no later than the time described in Section 2.2(a) or (b) of this Appendix 4.5, over the life of the Designated Beneficiary or over a period certain not exceeding:

(i)     unless the Benefit Commencement Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary will be determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year immediately following the calendar year of the Participant’s death; or

(ii)     if the Benefit Commencement Date is before the first Distribution Calendar Year, the Life Expectancy of the Designated Beneficiary will be determined using the Beneficiary’s age as of the Beneficiary’s birthday in the calendar year that contains the Benefit Commencement Date.

(b)     No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(c)     Death of Surviving Spouse Before Distributions to Surviving Spouse Begin. If the Participant dies before the date distribution of his or her interest begins, the Participant’s surviving Spouse is the Participant’s sole Designated Beneficiary, and the surviving Spouse dies before distributions to the surviving Spouse begin, this Section 5 will apply as if the surviving Spouse were the Participant, except that the time by which Distributions must begin will be determined without regard to Section 2.2(a) of this Appendix 4.5.

Section 6. Changes to Annuity Payment Period.

6.1     Permitted Changes. An annuity payment period may be changed only in association with an annuity payment increase described in Section 3.1(d) of this Appendix 4.5 or in accordance with Section 6.2 of this Appendix 4.5.

6.2     Reannuitization. An annuity payment period may be changed and the annuity payments modified in accordance with that change if the conditions in Section 6.3 of this Appendix 4.5 are satisfied and:

(a)     the modification occurs when the Participant retires or in connection with a Plan termination;

(b)     the payment period prior to modification is a period certain without life contingencies; or

(c)    the annuity payments after modification are paid under a qualified joint and survivor annuity over the joint lives of the Participant and a Designated Beneficiary, the Participant’s Spouse is the sole Designated Beneficiary, and the modification occurs in connection with the Participant becoming married to such Spouse.

6.3 Conditions. The conditions in this Section 6.3 are satisfied if:

(a)     the future payments after the modification satisfy the requirements of Code Section 401(a)(9), Treas. Reg. Section 1.401(a)(9), and this Appendix 4.5 (determined by treating the date of the change as a new Benefit Commencement Date and the actuarial present value of the remaining payments prior to modification as the entire interest of the Participant);

(b)     for purposes of Code Section 415 and Code Section 417, the modification is treated as a new Benefit Commencement Date;

(c)     after taking into account the modification, the annuity (including all past and future payments) satisfies the requirements of Code Section 415 (determined at the original Benefit Commencement Date, using the interest rates and mortality tables applicable to such date); and

(d)     the end point of the period certain, if any, for any modified payment period is not later than the end point available to the employee at the original Benefit Commencement Date under Code Section 401(a)(9) and this Appendix 4.5.

Section 7. Payments to a Surviving Child.

7.1     Special Rule. For purposes of this Appendix 4.5, payments made to a Participant’s surviving child until the child reaches the age of majority (or dies, if earlier) shall be treated as if such payments were made to the surviving Spouse to the extent the payments become payable to the surviving Spouse upon cessation of the payments to the child.

7.2     Age of Majority. For purposes of this Section 7.2, a child shall be treated as having not reached the age of majority if the child has not completed a specified course of education and is under the age of 26. In addition, a child who is disabled within the meaning of Code Section 72(m)(7) when the child reaches the age of majority shall be treated as having not reached the age of majority so long as the child continues to be disabled.

Section 8. Definitions.

8.1     Actuarial Gain. The difference between an amount determined using the actuarial assumptions (i.e., investment return, mortality, expense, and other similar assumptions) used to calculate the initial payments before adjustment for any increases and the amount determined under the actual experience with respect to those factors. Actuarial Gain also includes differences between the amount determined using actuarial assumptions when an annuity was purchased or commenced and such amount determined using actuarial assumptions used in calculating payments at the time the Actuarial Gain is determined.

8.2     Designated Beneficiary. The individual who is designated by the Participant (or the Participant’s surviving Spouse) as the Beneficiary of the Participant’s interest under the Plan and who is the Designated Beneficiary under Code Section 401(a)(9) and Treas. Reg. Section 1.401(a)(9)-4.

8.3     Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to Section 2.2.

8.4     Eligible Cost-of-living Index. An index described in paragraphs (b)(2), (b)(3) or (b)(4) of Treas. Reg. Section 1.401(a)(9)-6, Q&A-14.

8.5     Life Expectancy. Life Expectancy as computed by use of the Single Life Table in Treas. Reg. Section 1.401(a)(9)-9, Q&A-1.

8.6     Required Beginning Date. The Required Beginning Date of a Participant is April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70½ or the calendar year in which the Participant retires, except that benefit distributions to a 5-Percent Owner must commence by April 1 of the calendar year following the calendar year in which the Participant attains age 70½.

8.7     5-Percent Owner. A Participant is treated as a 5-Percent Owner for purposes of this Appendix 4.5 if the Participant is a 5-Percent Owner as defined in Code Section 416 at any time during the Plan year ending with or within the calendar year in which such owner attains age 70½. Once distributions have begun to a 5-Percent Owner under this Appendix 4.5, they must continue to be distributed, even if the Participant ceases to be a 5-Percent Owner in a subsequent year.

Section 9. Transition.

9.1     Transition Rule. F-3 and F-3A of Section 1.401(a)(9)-1 of the 1987 proposed regulations, A-1 of Section 1.401(a)(9)-6 of the 2001 proposed regulations, Section 1.401(a)(9)-6T of the temporary regulations, or a reasonable and good faith interpretation of the requirements of Code Section 401(a)(9) (as elected by the Company) apply in lieu of the requirements of Sections 3, 4 and 6 of this Appendix 4.5 for purposes of determining minimum required distributions for calendar years 2003, 2004, and 2005.

APPENDIX A
2015 EARLY PAYMENT WINDOW
I. Application. This Appendix A applies to Window Eligible Individuals, who elect to receive a lump sum payment or commence a monthly payment in accordance with the terms of this Appendix A. The provisions of this Appendix A will apply notwithstanding anything in the Plan document to the contrary.
II. Window Eligible Individuals. Except as provided below, the window is open to each individual who satisfies the following:

A.	Deferred Participants. To be a Window Eligible Individual, a Participant must satisfy the following:

1.	Has a Termination Date on or before March 31, 2015,

2.	Is not an employee of any Controlled Group Member at any time after March 31, 2015,

3.	Has not received payment or commenced payment of the entirety of his or her Accrued Benefit under the Plan by March 1, 2015,

4.	Was under age 70 as of December 31, 2014,

5.	Is living on November 1, 2015, and

6.	Is not an excluded individual under Paragraph B below.

B.
Excluded Individuals. Anyone who does not satisfy the requirements of Paragraph A above will not be considered a Window Eligible Individual. In addition, notwithstanding the provisions of Paragraph A, the following individuals will not be Window Eligible Individuals:

1.
Any Participant whose Accrued Benefit is subject to assignment pursuant to a qualified domestic relations order, or whose distribution rights are limited, pursuant to the Plan’s domestic relations order qualification determination procedures, due to a pending review of a domestic relations order.

2.	Any alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

3.	Any individual whose benefit under the Plan is subject to a tax levy.

4.	For the avoidance of doubt, those individuals who are on long-term disability and meet the following criteria:

a.	Who was disabled after December 31, 2001 and before January 1, 2012,

b.	Who had at least five years of Vesting Service at disablement,

c.	Who was not considered a Fieldforce participant,

d.	Who remained disabled as of March 31, 2015, and

e.	Who, as of March 31, 2015, was eligible for continuing benefit accruals under the terms of the Plan.

5.	Any individual for whom there is not adequate data in the Plan records to determine benefit amounts or eligibility.

6.	Any individual who is classified in the Plan’s records in a category other than Participant (for avoidance of doubt, this includes Beneficiaries, Surviving Spouses, and Domestic Partners).

C.
Special Rule. Notwithstanding the provisions of this Section II to the contrary, a Deferred Participant will be a Window Eligible Individual if he or she satisfies the requirements of Paragraph A of Section II above, other than Subparagraph 3, and commenced his or her Plan benefits between March 1, 2015 and July 1, 2015.

III. Election Period. The election period for the Early Payment Window will begin on September 9, 2015 and end on October 21, 2015 (the “election period”). An election received after the election period will be deemed to have been made during the election period if all required information is received in good order and all signatures required for the election were signed during the election period and the election was (i) mailed within the election period but no later than October 21, 2015 and (ii) received by the Plan by November 2, 2015.
Elections are subject to the procedures established by the Company in accordance with Section VII. No election made during the election period may be revoked after the earlier of the date the lump sum is paid or a monthly benefit commences or the date of the Window Eligible Individual’s death.
IV. Payment Options.

A.	Deferred Participant. A Participant who is a Window Eligible Individual may elect one of the following options for payment of the full Accrued Benefit due to Participant under the Plan.

1.	A single lump-sum payment of the Participant’s full Accrued Benefit (including any Prior Plan Benefit);

2.	The Normal Form, as stated in Section 4.1(a), based on the Participant’s marital status; or

3.	If the Participant has a Spouse, the 75% Joint and Survivor Annuity, with the Participant’s Spouse as the joint annuitant.

B.
Deferred Participant - On or after Earliest Retirement Date - For Deferred Participants who have reached their Earliest Retirement Date as of November 1, 2015 for all components of their entire Accrued Benefit and who are Window Eligible Individuals, in addition to the payment options in Paragraph A above, all Optional Forms of payment available to the Deferred Participant in the Plan. All window annuities will be determined without a cost-of-living feature.

C.
Spousal Consent Requirements. A Participant’s payment election under this Section IV is subject to the Spousal consent requirements of Section 4.3. If the applicable Spousal consent is not received within the time period required, the Participant’s payment election under this Early Payment Window will not take effect.

V. Calculation of Benefits.

A.	Deferred Participant. Benefit amounts will be calculated as follows for Deferred Participants who are Window Eligible Individuals, in the following manner:

1.	Lump-Sum Payment.

a.
For any Participant who, based on his or her Service as of his or her Termination Date, would be eligible for subsidized early commencement reduction factors under the Plan if the Participant waited to commence his or her Plan benefit (or if the Participant is currently eligible for subsidized early commencement reduction factors), the single lump-sum payment will be the greater of:

1.
The present value, based on the Actuarial Equivalence determined under Section 1.4(a), of the Participant’s Accrued Benefit payable at the Participant’s Earliest Retirement Date but not earlier than November 1, 2015 (considering the subsidized early commencement reduction factors applicable to the Participant), and

2.	The present value, based on the Actuarial Equivalence as determined under Section 1.4(a), of the Participant’s Accrued Benefit payable at Normal Retirement Age.

b.	For all other Participants, the single lump-sum payment will be the present value, based on the Actuarial Equivalence as determined under Section 1.4(a), of the Participant’s Accrued Benefit payable at Normal Retirement Age.

2.
Annuity Forms. The annuity payment forms will be calculated as of November 1, 2015 based on converting the Participant’s single lump-sum payment, as determined above, to the appropriate immediate annuity, using the Actuarial Equivalence factors in Section 1.4(a).

B.	Cost of Living Adjustments. For any cost-of-living adjustments included in the calculation of a lump-sum payment, the cost-of-living adjustment will be valued as follows:

1.
AFS and EIC Participants. The cost-of-living adjustment will be valued based on the methodology stated in Paragraph B of Section X in Appendix 3.1(e) and the applicable Adjustment Rate for the Prior Plan in which the Participant participated.

2.	USLICO Participants. The cost-of-living adjustment rate will be determined by the following steps:

a.	Determine the accumulated cost-of-living Adjustment Rate as defined in Appendix 3.7 for the five-year period ending December 31, 2014.

b.	Determine the accumulated 3% annual maximum adjustment rate for the same five-year period.

c.	Select the smaller amount from Subparagraphs a. and b. above.

d.
Compute the geometric average of the accumulated Adjustment Rate from Subparagraph c. above to determine the annual rate, which will be rounded to the nearest hundredth of 1%. The result is the cost-of-living Adjustment Rate to be used in determining the future value of the USLICO benefits with a COLA feature.

C.
Adjustment for Payments Received. Any Window Eligible Individual described in Paragraph C of Section II will have his or her benefits calculated as provided above, as applicable. However, the lump-sum will be reduced to reflect the present value of the payments already received. The present value of the payments received will be the accumulated value of these payments with interest at the Plan’s crediting rate for the 2015 Plan Year from the payment date to November 1, 2015.

D.
Special Rules. For the avoidance of doubt, other than a Window Eligible Individual described in Paragraph C of Section II, this Appendix A will not apply to any benefits (or portion of a Participant’s Plan benefits) that are in pay status.

For any Window Eligible Individual over Normal Retirement Age as of November 1, 2015, the lump-sum is calculated based on the accumulated payments from the Participant’s Normal Retirement Date to October 1, 2015 with interest at the Plan’s crediting rate for the 2015 Plan Year, plus the present value of future payments starting on November 1, 2015.
VI. Impact of Subsequent Events. A Window Eligible Individual’s payment election under this Appendix A will be nullified and voided if any of the following occur:

A.	The Window Eligible Individual ceases to be a Window Eligible Individual on or before November 1, 2015.

B.	The Window Eligible Individual dies before November 1, 2015.

C.	The Window Eligible Individual is rehired by a Controlled Group Member before November 1, 2015.

D.	The Window Eligible Individual marries and the Window Eligible Individual does not complete an updated election within the election period, complete with the new Spouse’s consent if so required.
VII. Administrative Procedures. The Company will establish such procedures as it deems necessary to carry out this Appendix A, and such administrative procedures may include excluding individuals who would otherwise be Window Eligible Individuals to the extent including such individuals is not administratively feasible. Any such procedures will be applied in a consistent and nondiscriminatory manner.
VIII. Dual Status. An individual may be a Beneficiary of a deceased Participant and a Window Eligible Individual as a Deferred Participant. In that case, the provisions of this Appendix A will only apply to the individual’s benefit as a Deferred Participant.
IX. Benefit Adjustments. The benefits payable under this Appendix A will be adjusted to the extent required under Article VI.
X. Payment Date. Benefits elected under this Appendix A will be paid (or an annuity will commence) as of November 1, 2015, provided that actual payment may be delayed to the extent necessary to facilitate administration.